PROSPECTUS

                               EPIC RESORTS, LLC

   [LOGO]
                               EPIC CAPITAL CORP.

       OFFER TO EXCHANGE UP TO $130,000,000 13% SENIOR SECURED REDEEMABLE
         NOTES DUE 2005, SERIES B OF EPIC RESORTS, LLC AND EPIC CAPITAL
        CORP., WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR
         ANY AND ALL OF THEIR OUTSTANDING 13% SENIOR SECURED REDEEMABLE
                            NOTES DUE 2005, SERIES A


        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON DECEMBER 10, 1998, UNLESS EXTENDED.


                            ------------------------

    Epic Resorts, LLC, a Delaware limited liability company (the "Company" or "Epic"), and Epic Capital Corp., a Delaware corporation ("Capital Corp.," and together with the Company, the "Issuers") hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $130,000,000 principal amount of their 13% Senior Secured Redeemable Notes due 2005, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act") for any and all of its outstanding 13% Senior Secured Redeemable Notes due 2005, Series A (the "Original Notes" and collectively with the Exchange Notes, the "Notes"). The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Original Notes and will be issued under and entitled to the benefits of the July 8, 1998 Indenture (the "Indenture"), among the Issuers, the Subsidiary Guarantors listed on Table 1 to the Registration Statement Cover Page and United States Trust Company of New York as trustee (the "Trustee"). See "The Exchange Offer" and "Description of Notes." For the definitions of certain terms used herein, see "Glossary of Defined Terms."


    The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange. The Company will accept for exchange any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on December 10, 1998 unless extended (for a maximum of an additional 20 business days) by the Company in its sole discretion (the "Expiration Date"). Tenders of the Original Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions.

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                            ------------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
    COMMISSION APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


The date of this Prospectus is November 12, 1998.

(CONTINUED FROM COVER PAGE)

    The Original Notes were sold on July 8, 1998 (the "Issue Date") to NatWest Capital Markets Limited (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act as part of a sale of 130,000 units (the "Units"), consisting of the Original Notes and warrants (the "Warrants") to purchase, at the purchaser's election, one membership interest in the Company or one share of common stock (the "Common Stock") of Epic Warrant Co. ("Warrant Co."). These transactions are collectively hereinafter referred to as the "Initial Offering." In connection with the Initial Offering, the Company consummated the acquisitions of the Westpark Resort, the Scottsdale Links Resort, the Planter's Quarters Resort and the Palm Springs Marquis Villas and acquired the limited partnership interests in Daytona Beach Regency, Ltd. that were not previously owned by the Company or one of its subsidiaries (collectively, the "Acquisitions"). The Initial Purchaser subsequently placed the Units in transactions exempt from registration under the Securities Act. The Warrants immediately detached from the Original Notes on the Issue Date. Accordingly, the Original Notes and Warrants may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder solely in exchange for the Original Notes in order to satisfy the obligations of the Issuers under the Registration Rights Agreement (as defined) entered into the by the Issuers in connection with the Initial Offering. Neither the Company nor Capital Corp. has any obligation under the Registration Rights Agreement or any other agreement to exchange the Warrants or register the Warrants under the Securities Act. See "The Exchange Offer."

    Based upon no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such Exchange Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) any such holder that is an "affiliate" of an Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Issuers have not sought and do not intend to seek their own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Eligible holders of Original Notes wishing to accept the Exchange Offer must represent to the Issuers that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Original Notes not tendered and accepted in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and benefits, and will be subject to the limitations applicable thereto, under the Indenture and with respect to transfer under the Securities Act. The Issuers will pay all the expenses incurred by them incident to the Exchange Offer. See "The Exchange Offer."

    There has not previously been any public market for the Original Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Lack of a Public Market for the Notes." Moreover, to the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected.

    The Exchange Notes will be available initially only in book-entry form and the Issuers expect that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture. See "Description of Notes--Book-Entry, Delivery and Form."

    Interest on the Original Notes is payable, and interest on the Exchange Notes will be payable, semi-annually on June 15 and December 15 of each year, commencing December 15, 1998. The Notes will mature on June 15, 2005. Except as described below, the Issuers may not redeem the Notes prior to June 15, 2003. On or after such date, the Issuers may redeem the Notes, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to June 15, 2001, the Issuers may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 113% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided, that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. The Issuers will be obligated to make an offer to purchase $65 million (subject to adjustment as described under "Description of Notes") aggregate principal amount of the Notes not earlier than June 15, 2000 nor later than June 15, 2002 at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Upon the occurrence of a Change of Control (as defined), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

    The Original Notes are, and the Exchange Notes will be, senior obligations of the Issuers. The Original Notes rank, and the Exchange Notes will rank, PARI PASSU (equally) in right of payment with all existing and future Senior Indebtedness (as defined) of the Issuers. The Original Notes rank, and the Exchange Notes will rank, senior in right of payment to all existing and future Subordinated Obligations (as defined) of the Issuers. The Original Notes are, and the Exchange Notes will be, secured by (a) a first Mortgage (as defined) on all real property acquired by the Issuers after the Issue Date, which Mortgages shall convert into, and be replaced by, Mortgages on completed but unsold Vacation Ownership Interests as they are created on such real property, PROVIDED, that real property acquired or to be developed with funds from an A&D Facility (as defined) shall not be subject to a Mortgage until such A&D Facility has been repaid in full, (b) a security interest in the Escrow Account, and (c) a security interest in the Cash Collateral Account (as defined). The Original Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Subsidiary Guarantees"), jointly and severally, by all of the Company's subsidiaries in existence on July 8, 1998 and by each subsidiary of an Issuer acquired or created thereafter other than certain Receivables Subsidiaries (as defined) (collectively, the "Subsidiary Guarantors"). The Subsidiary Guarantees are, and will continue to be, senior obligations of the Subsidiary Guarantors and rank, and will continue to rank, PARI PASSU (equally) in right of payment with all other existing and future Senior Indebtedness of the respective Subsidiary Guarantors and senior in right of payment to all existing and future Subordinated Obligations of the respective Subsidiary Guarantors. The Subsidiary Guarantees may be released upon the occurrence of certain events. Except as provided below, the Subsidiary Guarantees are and will continue to be secured by a first Mortgage on (a) any completed but unsold Vacation Ownership Interests owned by a particular Subsidiary Guarantor, and (b) any real property owned by a particular Subsidiary Guarantor, which Mortgage will automatically convert into, and be replaced by, a Mortgage on Vacation Ownership Interests created thereon, PROVIDED, that real property acquired or to be developed with funds from an A&D Facility shall not be subject to a Mortgage until such A&D Facility has been repaid in full. In addition, the Subsidiary Guarantee of Epic Resorts - Palm Springs Marquis Villas, LLC is and will continue to be secured by a leasehold mortgage on the leasehold acquired by it in connection with the Acquisitions. As Vacation Ownership Interests are sold, the Mortgages thereon will be released. As of June 30, 1998, on a pro forma basis after giving effect to the Initial Offering and the application of the net proceeds from the sale of the Original Notes, the Issuers and the Subsidiary Guarantors would have had $21.3 million of Secured Indebtedness (as defined) outstanding, excluding the Notes which constitutes (along with the Notes) the only Senior Indebtedness of the Issuers and the Subsidiary Guarantors. See "Description of Notes--Ranking", "--Security", and "Description of Other Indebtedness."

    Epic Capital Corp. and Epic Warrant Co. are each newly-formed Delaware corporations wholly owned by the Company. Neither Epic Warrant Co. nor Epic Capital Corp. has any assets or conducts any operations.

                             AVAILABLE INFORMATION

    The Issuers and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which definition shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Issuers and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. Reference is made to the copy of contracts, agreements, or other documents filed as an exhibit to the Exchange Offer Registration Statement for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers and the Subsidiary Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including for each a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's independent auditors and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Issuers have agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, the information required by Rule 144A(d)(4) of the Securities Act.

                           FORWARD-LOOKING STATEMENTS

    Certain statements in this Prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" and elsewhere, constitute forward-looking statements. Such forward-looking statements (including, without limitation, information concerning planned development and the Acquisitions) are subject to a number of risks and uncertainties, many of which are beyond the Company's control, that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that the plans, estimates and expectations reflected in such statements will be achieved. Such risks, uncertainties and other important factors include, among others, the following factors (as well as the other factors referred to in "Risk Factors" and elsewhere herein): (a) changes in national, international or regional economic conditions that can affect the vacation ownership industry, which is highly sensitive to such changes, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates;
(b) risks associated with a large investment in vacation ownership inventory at any given time (including risks that inventories will decline in value due to changing market and economic conditions and that the development and carrying costs of inventories may exceed those anticipated); (c) risks associated with an inability to locate suitable vacation ownership inventory for acquisition; (d) risks associated with delays in bringing the Company's inventories to market due to, among other things, adverse weather conditions, changes in regulations governing the Company's operations or changes in the availability of development financing on terms acceptable to the Company; (e) the inability of the Company to find external sources of liquidity on favorable terms to support its operations, acquire, carry and develop its inventories and satisfy its debt and other obligations; (f) the inability of the Company to find sources of capital on favorable terms for the pledge of Vacation Ownership Interests Receivable (as defined); (g) costs to develop vacation ownership inventory for sale and/or selling, general and administrative expenses in excess of those anticipated; (h) an increase or decrease in the number of resort properties subject to percentage of completion accounting which requires deferral of profit recognition on such projects until development is substantially complete; (i) risks associated with management's ability to effectively manage the substantial increase in the number of vacation ownership resorts that the Company will operate after the Acquisitions; and (j) risks associated with the Company's ability to obtain the necessary regulatory approvals required to commence sales of Vacation Ownership Interests at the resorts to be acquired by the Company in connection with the Acquisitions. See "Risk Factors." All forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus.

                                 INDUSTRY DATA

    Market and industry data used throughout this Prospectus were obtained from internal company surveys, industry publications, unpublished industry data and estimates, discussions with industry sources and currently available information. The source for industry data is the American Resort Development Association ("ARDA"), a non-profit industry organization. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. The Company has not independently verified such market data. Similarly, internal surveys by the Company, while believed by the Company to be reliable, have not been verified by any independent sources. Data for 1997 with respect to the estimated number of tourists who visited the cities and surrounding areas in which the Company's resorts are located was provided by the respective local visitors and convention bureaus, and in the case of Lake Havasu City, the local chamber of commerce.

                           GLOSSARY OF DEFINED TERMS

    The following terms defined in this glossary are used throughout this Prospectus. Other capitalized terms used in this Prospectus but not otherwise defined shall have the meanings assigned to them in "Description of Notes--Certain Definitions."

ACQUISITIONS........................  The acquisition by the Company of the Palm Springs
                                      Marquis Villas, the Westpark Resort and the
                                      Scottsdale Links Resort on June 30, 1998 and the
                                      acquisition by the Company of the Planter's Quarters
                                      Resort and certain of the limited partnership
                                      interests in the Daytona Beach Regency, Ltd. on July
                                      8, 1998.
COMPANY OR EPIC.....................  Epic Resorts, LLC and its subsidiaries.
COMPLETED INVENTORY.................  The number of existing unsold Vacation Ownership
                                      Interests in properties owned by the Company plus the
                                      Vacation Ownership Interests that can be created in
                                      resort properties for which construction is complete.
DAYTONA BEACH REGENCY...............  The Company's vacation ownership resort located in
                                      Daytona Beach, Florida.
EBITDA..............................  Earnings before interest expense, capitalized interest included in cost of sales, income taxes,
                                      depreciation and amortization, and extraordinary
                                      item. EBITDA is presented because the Company
                                      believes that it is a widely accepted industry
                                      financial indicator of a company's ability to service
                                      and/or incur indebtedness. However, EBITDA should not
                                      be construed in isolation as a substitute for income
                                      from operations, net income or cash flows from
                                      operating activities or other income or cash flow
                                      statement data prepared in accordance with GAAP as a
                                      measure of profitability or liquidity in analyzing
                                      the Company's operating performance, financial
                                      position and cash flows. The EBITDA measure presented
                                      herein may not be comparable to EBITDA as presented
                                      by other companies.
LONDON BRIDGE RESORT................  The Company's vacation ownership resort located in
                                      Lake Havasu City, Arizona.
PALM SPRINGS MARQUIS VILLAS.........  The resort villas located in Palm Springs,
                                      California, which the Company acquired on June 30,
                                      1998, and which will be converted to a vacation
                                      ownership resort by the Company.
PLANNED INVENTORY...................  Vacation Ownership Interests not yet available for sale relating to planned and zoned resort properties
                                      that are not yet under construction.
PLANTER'S QUARTERS RESORT...........  The vacation ownership resort located in Hilton Head,
                                      South Carolina, which the Company acquired on July 8,
                                      1998.
PLEDGED VACATION OWNERSHIP            The Vacation Ownership Interests at the Westpark
  INTERESTS.........................  Resort, the Scottsdale Links Resort, the London
                                      Bridge Resort, the Daytona Beach Regency and any
                                      resorts subsequently acquired or developed by the
                                      Company or any of its subsidiaries.

SCOTTSDALE LINKS RESORT.............  The resort complex located in Scottsdale, Arizona, which the Company acquired on June 30, 1998, and
                                      which will be converted to a vacation ownership
                                      resort by the Company.
UNDER DEVELOPMENT INVENTORY.........  Vacation Ownership Interests available for sale relating to resorts currently under construction.
VACATION OWNERSHIP INTEREST.........  An interest typically entitling the purchaser to a fully-furnished vacation residence for a one-week
                                      period on an annual or biannual basis in perpetuity.
WESTPARK RESORT.....................  The resort complex located in Las Vegas, Nevada, which the Company acquired on June 30, 1998, and
                                      which will be converted to a vacation ownership
                                      resort by the Company.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION CONTAINED HEREIN REFERS TO THE COMPANY SUBSEQUENT TO THE ACQUISITIONS AND THE RESTRUCTURING. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                  THE COMPANY

    Epic Resorts, LLC is a nationwide developer and marketer of high quality vacation ownership resorts located in proven, major tourist destinations. Vacation Ownership Interests typically entitle the buyer to a fully furnished vacation residence for an annual or biannual period in perpetuity, as well as access to over 1,500 resorts worldwide through the Company's participation in vacation ownership interest exchange networks. The Company owns six resorts located in Las Vegas, Nevada; Scottsdale, Arizona; Palm Springs, California; Daytona Beach, Florida; Lake Havasu City, Arizona; and Hilton Head, South Carolina and has an option to acquire property suitable for a resort in Pismo Beach on the coast of California. In 1997, over 60 million tourists visited these locations. The Company strategically markets and sells its Vacation Ownership Interests through both on-site and off-site sales centers. In addition, the Company's Completed Inventory enables it to generate income through the rental of available suites at its resorts. The Company has historically provided financing to approximately 90% of the purchasers of its Vacation Ownership Interests, which, at an average yield of 15.0% for the six months ended June 30, 1998, generated significant interest income for the Company.

THE RESORTS

    The Company's six high quality resorts are located in the following warm weather, high volume, major tourist destinations:

                                       MILLIONS OF
LOCATION                            TOURISTS PER YEAR                SURROUNDING AMENITIES/ATTRACTIONS
---------------------------------  -------------------  ------------------------------------------------------------
Las Vegas, Nevada................            30.0       Located one and one-half miles west of the Las Vegas strip
Scottsdale, Arizona..............            12.0       Located on the famous Tournament of Players ("TPC") golf
                                                        course; over 100 other world-class golf courses
Palm Springs, California.........             4.5       Located on seven acres in downtown Palm Springs; over 70
                                                        world-class golf courses
Daytona Beach, Florida...........             8.0       18 miles of sandy beach; home of NASCAR and Grand Prix
                                                        racing; 52 miles from Disney World
Lake Havasu City, Arizona........             3.0       London Bridge and English Village tourist and shopping
                                                        attractions; boating and fishing on Lake Havasu and the
                                                        Colorado River; 150 miles from Las Vegas and 67 miles from
                                                        Laughlin, Nevada
Hilton Head, South Carolina......             2.5       12 miles of sandy beach; over 20 world-class golf courses

    As the table below demonstrates, the Company's Completed Inventory will increase from 822 to 25,854 Vacation Ownership Interests. Sales and marketing and general and administrative expenses are the only material cash costs required to convert such Completed Inventory to Vacation Ownership Interest sales and comprised 49.8% of such sales for the twelve months ended June 30, 1998.

                                                                                                             UNSOLD
                                                                                                       VACATION OWNERSHIP
                                                                        MONTH/YEAR                    INTERESTS AT RESORTS
                                                                           SALES                    ------------------------
                                                                       COMMENCED OR      AVERAGE                    UNDER
                                                                        EXPECTED TO       SALES                   DEVELOP-
RESORT                                         LOCATION                  COMMENCE       PRICE (A)    COMPLETED      MENT
---------------------------------  ---------------------------------  ---------------  -----------  -----------  -----------
London Bridge Resort               Lake Havasu City, AZ                       8/91      $  13,323          400          612
Daytona Beach Regency              Daytona Beach, FL                         11/96         11,349          422        2,295
Westpark Resort                    Las Vegas, NV                             11/98         11,400        7,752            0
Scottsdale Links Resort            Scottsdale, AZ                            11/98         15,500       11,628            0
Palm Springs                       Palm Springs, CA                          11/98         13,300        5,252            0
    Marquis Villas
Planter's                          Hilton Head, SC                           12/96         12,900          400            0
    Quarters Resort
                                                                                                    -----------       -----
TOTAL.............................................................................................      25,854        2,907
                                                                                                    -----------       -----
                                                                                                    -----------       -----


RESORT                               PLANNED
---------------------------------  -----------
London Bridge Resort                    9,843
Daytona Beach Regency                       0
Westpark Resort                             0
Scottsdale Links Resort                     0
Palm Springs                                0
    Marquis Villas
Planter's                               6,324
    Quarters Resort
                                   -----------
TOTAL............................      16,167
                                   -----------
                                   -----------

------------------------

(a) Average sales price is the average retail sales price for London Bridge Resort, Daytona Beach Regency and the Planter's Quarters Resort for the second quarter of 1998 and the expected average retail sales price for the remaining resorts over the sellout period of Vacation Ownership Interests at each such resort.

SALES AND MARKETING

    The Company focuses its sales and marketing activities on generating a predictable flow of both off-site and on-site prospective purchasers of Vacation Ownership Interests at minimal cost.

    OFF-SITE SALES CENTERS: The Company currently operates off-site sales centers in Fresno, California and Philadelphia, Pennsylvania. The Company also plans to add an additional off-site sales center in 1998 and four additional centers by the end of 1999. The Company currently intends to locate its planned off-site sales centers in major metropolitan areas, which can be conveniently toured during evenings and weekends. These centers, which are leased by the Company, are generally more cost effective because they reduce the need for on-site tours of the Company's resorts and are easily accessible to the Company's target customers. The Company's Fresno off-site sales center generated $4.5 million of revenue and had an operating margin of 47.6% for the twelve months ended June 30, 1998.

    ON-SITE SALES CENTERS: The Company utilizes a variety of marketing techniques to generate on-site tours, including mini-vacations resulting from telemarketing and targeted mailings, retail center kiosks, in-house marketing to renters, marketing to current owners of Vacation Ownership Interests and referrals. The Company's Completed Inventory also provides both additional revenue as well as sales and marketing cost advantages, through (i) rental income, (ii) access to a steady source of high quality, low cost, on-site sales tours from rental customers, and (iii) lower mini-vacation marketing costs. The Company believes that its ability to effectively implement, manage and refine its marketing activities has resulted in the generation of a predictable and increasing supply of sales prospects.

    The Company typically establishes the sales prices for its Vacation Ownership Interests on a resort-by-resort basis after reviewing local market conditions. When the Company enters into a new market, it typically prices Vacation Ownership Interests to attract the maximum number of potential customers and gain market share. As the Company becomes more established in a market, the Company increases its sales prices to reflect the high quality of its properties. For example, average sales prices for Vacation Ownership Interests at the London Bridge Resort and the Daytona Beach Regency have increased from $8,900 and $7,900, at the date of commencement of sales, respectively, to $13,323 and $11,349, respectively as of June 30, 1998. The Company expects to implement this pricing strategy with respect to the resorts purchased in connection with the Acquisitions.

    To support its marketing and sales efforts, the Company has developed and continues to enhance its database to track its vacation ownership marketing and sales programs. Management believes that, as the Company's vacation ownership operations grow, this database will become an increasingly significant asset, enabling it to take advantage of less costly marketing and referral opportunities.

CUSTOMER FINANCING

    The Company has historically provided financing to approximately 90% of its vacation ownership customers. These customers are required to make a downpayment of at least 10% of the Vacation Ownership Interest sales price, and typically finance the balance over a period of seven to ten years. At the closing of a sale of a Vacation Ownership Interest, the Company currently delivers a deed to the purchaser of such Vacation Ownership Interest and secures repayment of such purchaser's obligation by obtaining a mortgage on the Vacation Ownership Interest. The Company is considering converting its vacation ownership operations to a vacation club arrangement, whereby the purchaser of a Vacation Ownership Interest would receive a non-deeded membership interest in a vacation club operated by the Company, which would entitle such purchaser to reserve units at any of the Company's resorts at any time of the year. As of June 30, 1998, the Company had a vacation ownership receivables portfolio totaling approximately $45.0 million in principal amount, with a weighted average contractual yield of approximately 15.0% for the six months ended June 30, 1998. The Company expects a significant increase in its vacation ownership receivables portfolio as sales commence at its newly-acquired resorts, begining in the fourth quarter of 1998. On September 28, 1998, the Company entered into a non-recourse vacation ownership interest loan participation facility (the "New Receivables Facility") with Prudential Securities Credit Corporation, which will enable the Company to turn its Vacation Ownership Interests Receivable into cash quickly. The Company believes that the New Receivables Facility will enable it to fund a significant portion of the Company's future development without further leveraging the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Description of Other Indebtedness."

VACATION OWNERSHIP EXCHANGE NETWORKS

    According to ARDA, the primary reason cited by consumers for purchasing a Vacation Ownership Interest is the ability to exchange such interest for accommodations at other resorts through worldwide exchange networks. London Bridge Resort and the Daytona Beach Regency are affiliated with Interval International ("II"), one of the leading worldwide vacation ownership exchange companies. In addition, the Planter's Quarters Resort is affiliated with Resorts Condominium International ("RCI"), another leading worldwide vacation ownership exchange company. Participation in II or RCI entitles owners to exchange their annual Vacation Ownership Interests for occupancy at over 1,500 II or 3,200 RCI resorts worldwide. Both the London Bridge Resort and the Daytona Beach Regency have received Five-Star designations from II, the highest designation under II's rating system. In addition, the London Bridge Resort was one of II's 30 largest selling resorts based on 1997 sales volume. The Planter's Quarters Resort has been designated as a Gold Crown Resort, the highest designation in RCI's rating system. The Company intends to affiliate its newly-acquired resorts with either II or RCI.

VACATION OWNERSHIP INDUSTRY

    First introduced in Europe in the mid-1960's, vacation ownership has been one of the fastest growing segments of the hospitality industry over the past two decades. According to ARDA and other industry sources, vacation ownership sales and the number of Vacation Ownership Interest owners grew at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997 (see chart below). The Company expects the industry to continue to grow as consumer awareness of the attractiveness of vacation ownership as an alternative to traditional vacation lodging establishments increases. Set forth below is certain information relating to the vacation ownership industry.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    ($ IN          VACATION OWNERSHIP INTEREST SALES
  BILLIONS)                     VOLUME
1980                                               0.25

1981                                                  1

1982                                                1.2

1983                                                1.3

1984                                                1.5

1985                                                1.4

1986                                                1.4

1987                                                  2

1988                                               2.25

1989                                                  3

1990                                               3.15

1991                                               3.75

1992                                               4.25

1993                                                4.5

1994                                               4.75

1995                                               5.25

1996                                                5.5

1997                                                  6

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN MILLIONS)  NUMBER OF VACATION OWNERSHIP INTEREST OWNERS
1980                                                   0.15

1981                                                   0.25

1982                                                   0.35

1983                                                    0.5

1984                                                   0.65

1985                                                   0.75

1986                                                      1

1987                                                    1.1

1988                                                    1.3

1989                                                    1.5

1990                                                   1.75

1991                                                    2.1

1992                                                   2.35

1993                                                   2.65

1994                                                    3.1

1995                                                    3.5

1996                                                      4

1997                                                    4.5

Source: ARDA (includes, with respect to 1995, 1996 and 1997, unpublished estimates provided by ARDA)

                               BUSINESS STRATEGY
    Epic's core business strategy is to generate significant cash flow from its total inventory of Vacation Ownership Interests by (i) expanding and developing off-site sales centers, (ii) capitalizing on its superior sales and marketing techniques, (iii) renting available suites at its resorts, (iv) utilizing the New Receivables Facility, and (v) cross-marketing additional vacation products to its extensive customer base.

        EXPANDING AND DEVELOPING OFF-SITE SALES CENTERS. The Company has a proven ability to market Vacation Ownership Interests off-site. The Company intends to capitalize on this ability through the development of several off-site sales centers in targeted, high volume locations throughout the United States. Off-site sales centers require minimal capital investment and produce significant sales.

        CAPITALIZING ON SUPERIOR SALES AND MARKETING TECHNIQUES. The Company believes that its proven ability to generate qualified tours at lower costs gives it a competitive advantage over other companies in the vacation ownership industry. The Company plans to capitalize on and continually refine its highly transferable marketing techniques at its newly acquired properties. Management believes that as the Company matures, it will also be able to reduce sales and marketing costs as lower cost marketing programs, such as in-house tours and referrals, grow. In addition, as the Company's newly acquired resorts become established, the Company intends to increase its prices based on demand for Vacation Ownership Interests at such resorts and local market conditions.

        RENTING AVAILABLE SUITES AT ITS RESORTS. The Company has historically generated income from the rental of suites available at its resorts. The Acquisitions have significantly increased the Company's Completed Inventory and therefore the number of suites available for rent.

        UTILIZING THE NEW RECEIVABLES FACILITY. The Company intends to utilize the New Receivables Facility to convert its Vacation Ownership Interests Receivable into cash quickly, thereby enabling the Company to finance a significant portion of its future development without incurring substantial additional indebtedness.

        CROSS-MARKETING ADDITIONAL VACATION PRODUCTS TO ITS EXTENSIVE CUSTOMER BASE. Through its marketing research, the Company has created, and will continue to expand, its already extensive customer base. The Company's long-term strategy includes increasing the number of vacation products available to its customers. To develop this strategy and expand its customer base, the Company has recently formed Epic Travel, LLC, a licensed travel agency, to market and sell vacation packages to individuals.

    The Company also intends to continue to grow through acquisitions in proven, high-volume, major tourist destinations. Because the vacation ownership industry is highly fragmented, the Company believes that significant opportunities exist to make complementary acquisitions at attractive valuations. Acquisitions the Company may consider include vacation ownership operating companies, land for resort development, additional inventory, or other vacation ownership-related assets which may be integrated into the Company's existing operations. In addition, the Company intends to make selective acquisitions outside the United States, focusing on the Caribbean region.

                                THE ACQUISITIONS

    On June 30, 1998, the Company consummated the acquisitions of the Scottsdale Links Resort, the Westpark Resort and the Palm Springs Marquis Villas. On July 8, 1998, the Company consummated the acquisition of the Planter's Quarters Resort. The following table sets forth the purchase price of each of these resorts:

RESORTS                                                       PURCHASE PRICE
------------------------------------------------------------  --------------
                                                                  ($ IN
                                                                MILLIONS)
Scottsdale Links Resort.....................................      $25.5
Westpark Resort.............................................       15.9
Palm Springs Marquis Villas.................................       14.0
Planter's Quarters Resort...................................        7.8(a)
                                                                  -----
Total.......................................................      $63.2
                                                                  -----
                                                                  -----

------------------------------

(b) This amount includes approximately $4.0 million of indebtedness of the Planter's Quarters Resort that was assumed by the Company and refinanced from the net proceeds of the Initial Offering.

    On July 8, 1998, the Company also acquired the remaining limited partnership interests of Daytona Beach Regency, Ltd. which were not owned by the Company or one of its subsidiaries for $3.3 million. The Company now owns through its subsidiaries Resort Management, LLC ("RMI") and Resort Investment, LLC ("RII"), 100% of the general and limited partnership interests in Daytona Beach Regency, Ltd.

                               THE RESTRUCTURING

    Epic Resorts, LLC, a Delaware limited liability company, was formed in June 1998 to merge with Epic Resorts, Inc., which was formed to combine the ownership of the London Bridge Resort and the Daytona Beach Regency and their vacation ownership acquisition and development businesses. London Bridge Resort was acquired in 1986 by London Bridge Resort, Inc., a Delaware corporation wholly owned by Mr. Thomas F. Flatley, the President and Chief Executive Officer of the Company. In 1991, the conversion of the London Bridge Resort into a vacation ownership resort was completed and sales of Vacation Ownership Interests at such resort commenced. In April 1996, the Daytona Beach Regency was acquired by Daytona Beach Regency, Ltd., and sales of Vacation Ownership Interests commenced at such resort in November 1996. In connection with the Initial Offering, Epic Resorts, Inc. was merged into Epic Resorts, LLC and certain of its subsidiaries were merged into limited liability companies. Mr. Flatley simultaneously contributed his membership interests in certain of such subsidiaries to the Company (the "Restructuring").

    The following chart describes the structure of the Company following the Restructuring and the Acquisitions:

                         Epic Capital Corp.

                         Epic Warrant Co.

                         London Bridge Resort, LLC

                         Epic Resorts - Westpark Resort, LLC

                         Epic Resorts - Scottsdale Links Resort, LLC

                         Epic Resorts - Palm Springs Marquis Villas,
Epic Resorts, LLC........ LLC

                         EPIC Travel, LLC

                         Epic Resorts Hilton Head, LLC d/b/a Planters
                         Quarter's Resort

                         Resort Management, LLC                               1% G.P.

                                                                                        Daytona Beach Regency, Ltd.

                         Resort Investment, LLC                               99% L.P

    Subsequent to the Initial Offering and the Acquisitions, the Company formed three additional subsidiaries, Epic Resorts--Vacation Showplace, LLC, Epic Resorts Management, LLC and Epic Marketing, LLC. These subsidiaries were formed as Delaware limited liability companies and will operate off site sales, resort management and travel service businesses for the Company. Each of these subsidiaries will become Subsidiary Guarantors of the Notes by entering into a Supplemental Indenture. On August 27, 1998, the Company also formed Epic Master Funding Corporation, a bankruptcy remote Delaware corporation ("Epic Funding"), as a special purpose financing subsidiary to facilitate securitization of the Vacation Ownership Interests financed by the Company. The Company has no outside assets, liabilities or operations separate from its wholly-owned subsidiaries. The Notes are fully, unconditionally, jointly and severally guaranteed by the Subsidiary Guarantors, and therefore, separate financial statements of the Subsidiary Guarantors will not be presented. Epic Funding, as of June 30, 1998, had inconsequential assets, liabilities and equity, and is therefore not a Subsidiary Guarantor.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Original Notes in a like principal amount, the terms of which are substantially identical to the Exchange Notes. All Original Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company. See "Use of Proceeds."

                            ------------------------

    The Company's executive offices are located at 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania, 19406 and its telephone number is (610) 992-0110.

                               THE EXCHANGE OFFER

ISSUERS.........................  Epic Resorts, LLC and Epic Capital Corp.

OUTSTANDING NOTES...............  The Original Notes were sold by the Issuers on July 8,
                                  1998 to NatWest Capital Markets Limited (the "Initial
                                  Purchaser") pursuant to a Purchase Agreement, dated June
                                  30, 1998 (the "Purchase Agreement"). The Initial Purchaser
                                  subsequently resold the Original Notes in transactions
                                  exempt from registration under the Securities Act.

REGISTRATION RIGHTS AGREEMENT...  Pursuant to the Purchase Agreement, the Issuers and the
                                  Initial Purchaser entered into the Registration Rights
                                  Agreement, which grants the holders of the Original Notes
                                  certain exchange and registration rights. The Exchange
                                  Offer is intended to satisfy such exchange and
                                  registration rights which terminate upon the consummation
                                  of the Exchange Offer.

SECURITIES OFFERED..............  $130.0 million aggregate principal amount of 13% Senior
                                  Secured Redeemable Notes due 2005, Series B (the "Exchange
                                  Notes").

THE EXCHANGE OFFER..............  The Issuers are offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount
                                  of Original Notes that are properly tendered and accepted.
                                  The Issuers will issue Exchange Notes on or promptly after the Expiration Date. $130.0 million aggregate principal
                                  amount of Original Notes is currently outstanding. The
                                  Original Notes and the Exchange Notes are collectively
                                  referred to herein as the "Notes." The terms of the
                                  Exchange Notes are substantially identical in all respects
                                  (including principal amount, interest rate and maturity
                                  date) to the terms of the Original Notes for which they
                                  may be exchanged pursuant to the Exchange Offer, except
                                  that (i) the Exchange Notes will bear a Series B
                                  designation (ii) the Exchange Notes are freely
                                  transferable by holders thereof (other than as provided
                                  herein) and are not subject to any covenant restricting
                                  transfer absent registration under the Securities Act, and
                                  (iii) holders of the Exchange Notes will not be entitled
                                  to certain rights of holders of the Original Notes under
                                  the Registration Rights Agreement, which rights will
                                  terminate upon the consummation of the Exchange Offer. See
                                  "The Exchange Offer."
                                  Based on an interpretation by the staff of the Commission
                                  set forth in no-action letters issued to third parties,
                                  the Issuers believe that the Exchange Notes issued
                                  pursuant to the Exchange Offer in exchange for Original
                                  Notes may be offered for resale, resold and otherwise
                                  transferred by a holder thereof (other than (i) a broker-
                                  dealer who purchases such Exchange Notes directly from the
                                  Issuers to resell pursuant to Rule 144A under the
                                  Securities Act or any other available exemption under the
                                  Securities Act, or (ii) a person that is an "affiliate" of an Issuer within the meaning of Rule 405 under the
                                  Securities Act), without compliance with the registration
                                  and prospectus delivery provisions of the Securities Act,
                                  provided that the holder is acquiring the Exchange Notes
                                  in the ordinary course of its business and is not
                                  participating, and has

                                  no arrangement or understanding with any person to
                                  participate, in the distribution of the Exchange Notes.
                                  The Issuers have not sought, and do not currently intend
                                  to seek a no-action letter. There can be no assurance that the staff of the Commission would make a similar
                                  determination with respect to the Exchange Offer. Each
                                  broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where such
                                  Original Notes were acquired by such broker-dealer as a
                                  result of market-making activities or other trading
                                  activities, must acknowledge that it will deliver a
                                  prospectus in connection with any resale of such Exchange
                                  Notes.

MINIMUM CONDITION...............  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being
                                  tendered for exchange.

EXPIRATION DATE.................  The Exchange Offer will expire at 5:00 p.m., New York City time, on December 10, 1998, unless the Exchange Offer is
                                  extended (for a maximum of an additional 20 business days)
                                  by the Issuers in their reasonable discretion, in which
                                  cases the term "Expiration Date" shall mean the latest
                                  date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE EXCHANGE
NOTES AND ORIGINAL NOTES........  Interest on the Exchange Notes will accrue from (A) the last interest payment date on which interest was paid on
                                  the Original Notes surrendered in exchange therefor, or
                                  (B) if no interest has been paid on the Original Notes,
                                  from July 8, 1998. Holders whose Original Notes are
                                  accepted for exchange will be deemed to have waived the
                                  right to receive any interest accrued on the Original
                                  Notes.

CONDITIONS TO THE EXCHANGE
OFFER...........................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The
                                  Exchange Offer-- Certain Conditions to the Exchange
                                  Offer." The Issuers reserve the right to terminate or
                                  amend the Exchange Offer at any time prior to the
                                  Expiration Date upon the occurrence of any of such
                                  conditions.

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES....................  The exchange of the Original Notes for Exchange Notes by tendering holders should not be a taxable exchange for
                                  U.S. federal income tax purposes, and such holders should
                                  not recognize any taxable gain or loss for U.S. federal
                                  income tax purposes as a result of such exchange. See
                                  "Material United States Federal Tax Consequences."

EFFECT ON HOLDERS OF THE
ORIGINAL NOTES..................  As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant
                                  to the terms of this Exchange Offer, the Issuers will have fulfilled one of the covenants contained in the
                                  Registration Rights Agreement and, accordingly, no
                                  liquidated damages will become payable in respect of the
                                  Original Notes pursuant to the applicable terms of the
                                  Registration

                                  Rights Agreement. Holders of the Original Notes who do not
                                  tender their Original Notes will be entitled to all the
                                  rights and subject to all of the limitations applicable
                                  thereto under the Indenture relating to the Original Notes and the Exchange Notes, except for any rights under the
                                  Indenture or the Registration Rights Agreement, which by
                                  their terms terminate or cease to have further
                                  effectiveness as a result of the making of, and the
                                  acceptance for exchange of all validly tendered Original
                                  Notes pursuant to, the Exchange Offer. All untendered
                                  Original Notes will continue to be subject to the
                                  restrictions on transfer provided for in the Original
                                  Notes and in the Indenture. To the extent that Original
                                  Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Original Notes could be
                                  adversely affected.

USE OF PROCEEDS.................  There will be no cash proceeds to the Issuers from the exchange pursuant to the Exchange Offer.

                          PROCEDURES FOR TENDERING ORIGINAL NOTES

TENDERING ORIGINAL NOTES........  Each beneficial owner owning interests in Original Notes
                                  ("Beneficial Owner") through a DTC Participant (as
                                  defined) must instruct such DTC Participant to cause their
                                  Original Notes to be tendered in accordance with the
                                  procedures set forth in this Prospectus and in the
                                  applicable Letter of Transmittal. See "The Exchange
                                  Offer--Procedures for Tendering--Original Notes held
                                  through DTC."

                                  Each participant (a "DTC Participant") in the Depository
                                  Trust Company ("DTC") holding Original Notes through DTC
                                  must (i) electronically transmit its acceptance to DTC
                                  through the DTC Automated Tender Offer Program ("ATOP"),
                                  for which the transaction will be eligible, and DTC will
                                  then verify the acceptance, execute a book-entry delivery
                                  to the Exchange Agent's (as defined) account at DTC and
                                  send an Agent's Message (as defined) to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed
                                  delivery procedures set forth in this Prospectus and in
                                  the Letter of Transmittal. By tendering through ATOP, DTC
                                  Participants will expressly acknowledge receipt of the
                                  accompanying Letter of Transmittal and agree to be bound
                                  by its terms and the Issuers will be able to enforce such
                                  agreement against such DTC Participants. See "The Exchange
                                  Offer-- Procedures for Tendering--Original Notes held
                                  through DTC" and "--Guaranteed Delivery
                                  Procedures--Original Notes held through DTC."

                                  Each Holder must (i) complete and sign a Letter of
                                  Transmittal, and mail or deliver such Letter of
                                  Transmittal, and all other documents required by the
                                  Letter of Transmittal, together with certificate(s), if
                                  any, representing all tendered Original Notes, to the
                                  Exchange Agent at its address set forth in this Prospectus and in the Letter of Transmittal, or (ii) comply with the
                                  guaranteed delivery procedures set forth in this
                                  Prospectus. See "The Exchange Offer--Procedures for
                                  Tendering," "--Exchange Agent"

                                  and "--Guaranteed Delivery Procedures--Original Notes held by Holders."

                                  By tendering, each holder will represent to the Issuers
                                  that, among other things, (i) the Exchange Notes are to be acquired by the holder or the person receiving such
                                  Exchange Notes, whether or not such person is the holder,
                                  in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to
                                  in the next sentence) is not engaging and does not intend
                                  to engage in the distribution of the Exchange Notes, (iii)
                                  the holder or any such other person has no arrangement or
                                  understanding with any person to participate in the
                                  distribution of the Exchange Notes, (iv) neither the
                                  holder nor any such other person is an "affiliate" of an
                                  Issuer within the meaning of Rule 405 under the Securities
                                  Act, and (v) the holder or any such other person
                                  acknowledges that if such holder or other person
                                  participates in the Exchange Offer for the purpose of
                                  distributing the Exchange Notes it must comply with the
                                  registration and prospectus delivery requirements of the
                                  Securities Act in connection with any resale of the
                                  Exchange Notes. Each broker-dealer participating in the
                                  Exchange Offer that receives Exchange Notes for its own
                                  account in exchange for Original Notes must acknowledge
                                  that it will deliver a prospectus in connection with any
                                  resale of such Exchange Notes. See "The Exchange Offer--
                                  Procedures for Tendering."

GUARANTEED DELIVERY
PROCEDURES......................  DTC Participants holding Original Notes through DTC who wish to cause their Original Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to
                                  the Expiration Date, may effect a tender in accordance
                                  with the procedures set forth in this Prospectus and in
                                  the Letter of Transmittal. See "The Exchange
                                  Offer--Guaranteed Delivery Procedures." Holders who wish
                                  to tender their Original Notes but (i) whose Original
                                  Notes are not immediately available and will not be
                                  available for tendering prior to the Expiration Date, or
                                  (ii) who cannot deliver their Original Notes, the Letter
                                  of Transmittal or any other required documents to the
                                  Exchange Agent prior to the Expiration Date, may effect a
                                  tender in accordance with the procedures set forth in this
                                  Prospectus. See "The Exchange Offer--Guaranteed Delivery
                                  Procedures."

SHELF REGISTRATION STATEMENT....  Under certain circumstances described in the Registration
                                  Rights Agreement, certain holders of Original Notes
                                  (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange
                                  Notes received in the Exchange Offer) may require the
                                  Issuers to file and use its best efforts to cause to
                                  become effective, a shelf registration statement under the
                                  Securities Act, which would cover resales of Original
                                  Notes by such holders. See "The Exchange Offer--Purposes
                                  and Effect of the Exchange Offer."

WITHDRAWAL RIGHTS...............  Tenders of Original Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                                  Offer--Withdrawal of Tenders."

EXCHANGE AGENT..................  United States Trust Company of New York is serving as the
                                  Exchange Agent in connection with the Exchange Offer. See
                                  "The Exchange Offer--Exchange Agent."

                                         THE NOTES

THE EXCHANGE NOTES..............  The Exchange Offer applies to $130.0 million aggregate principal amount of the Original Notes. The form and terms of the Exchange Notes are the same as the form and terms
                                  of the Original Notes except that (i) the exchange will
                                  have been registered under the Securities Act and,
                                  therefore, the Exchange Notes will not bear legends
                                  restricting their transfer pursuant to the Securities Act, and (ii) holders of the Exchange Notes will not be
                                  entitled to certain rights of holders of the Original
                                  Notes under the Registration Rights Agreement, which
                                  rights will terminate upon consummation of the Exchange
                                  Offer. The Exchange Notes will evidence the same debt as
                                  the Original Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture.
                                  See "Description of Notes" for further information and for definitions of certain capitalized terms used below.

MATURITY........................  June 15, 2005.

INTEREST PAYMENT DATES..........  June 15 and December 15 of each year, commencing on
                                  December 15, 1998 (each, an "Interest Payment Date").

ORIGINAL ISSUE DISCOUNT.........  The Original Notes are, and the Exchange Notes will be considered to have been, issued with original issue
                                  discount (the difference between the principal payable on
                                  the Notes and the issue price of the Notes) for United
                                  States federal income tax purposes. Original issue
                                  discount, as defined in the Internal Revenue Code of 1986
                                  as amended and the Treasury Regulations issued thereunder
                                  ("OID"), has accrued from the issue date of the Notes and
                                  generally will be includable as interest income in the
                                  U.S. Holder's (defined in "Material United States Federal
                                  Tax Consequences") gross income for United States federal
                                  income tax purposes in advance of the cash payments to
                                  which the income is attributable. For a more detailed
                                  discussion of the United States federal income tax
                                  consequences to the holders of the Exchange Notes of the
                                  purchase, ownership and disposition of the Exchange Notes, see "Material United States Federal Tax Consequences."

RANKING.........................  The Original Notes rank, and the Exchange Notes will rank,
                                  PARI PASSU (equally) with all existing and future Senior
                                  Indebtedness of the Issuers. The Original Notes rank, and
                                  the Exchange Notes will rank, senior in right of payment
                                  to all existing and future Subordinated Obligations of the
                                  Issuers. As of June 30, 1998, on a pro forma basis after
                                  giving effect to the Initial Offering and the application
                                  of the net proceeds from the sale of the Original Notes,
                                  the Issuers and the Subsidiary Guarantors would have had
                                  approximately $21.3 million of Secured Indebtedness,
                                  excluding the Notes, which constitutes (along with the
                                  Notes) the only Senior Indebtedness of the Issuers and the
                                  Subsidiary Guarantors. In connection with the initial
                                  funding of the New Receivables Facility,

                                  the Company repaid $21.3 million of such Secured
                                  Indebtedness in full. See "Description of Notes--Ranking",
                                  "--Security", and "Description of Other Indebtedness."

GUARANTEES......................  The Original Notes are, and the Exchange Notes will be, unconditionally guaranteed, jointly and severally, by the
                                  Subsidiary Guarantors. The Subsidiary Guarantees are and
                                  will be senior obligations of the Subsidiary Guarantors
                                  rank and will rank PARI PASSU in right of payment with all other existing and future Senior Indebtedness of the
                                  respective Subsidiary Guarantors and senior in right of
                                  payment to all existing and future Subordinated
                                  Obligations of the respective Subsidiary Guarantors and
                                  may be released upon the occurrence of certain events. See
                                  "Description of Notes--Subsidiary Guarantees."

SECURITY........................  The Original Notes are, and the Exchange Notes will be, secured by (a) a first mortgage or other similar interest
                                  (subject to customary exceptions)(each, a "Mortgage") on
                                  all real property acquired by the Issuers after the Issue
                                  Date, which Mortgages shall convert into, and be replaced
                                  by, Mortgages on completed but unsold Vacation Ownership
                                  Interests on such real property (together with the
                                  completed but unsold Vacation Ownership Interests pledged
                                  by the Subsidiary Guarantors, the "Pledged Vacation
                                  Ownership Interests") as they are created; PROVIDED, that
                                  real property acquired or developed with funds from an A&D
                                  Facility shall not be subject to a Mortgage until such A&D
                                  Facility has been repaid in full, (b) a security interest
                                  in the Escrow Account, and (c) a security interest in a
                                  cash collateral account (the "Cash Collateral Account")
                                  into which the proceeds of all sales of Vacation Ownership
                                  Interests and receivables (including in connection with
                                  the New Receivables Facility), as well as any receivables
                                  actually collected, shall be deposited; PROVIDED, that the
                                  Company shall have unrestricted access to all cash in the
                                  Cash Collateral Account so long as no Event of Default has occurred and is continuing.

                                  Except as provided below, the Subsidiary Guarantees of
                                  London Bridge Resort, LLC and Daytona Beach Regency, Ltd.
                                  are and will be secured by a first Mortgage on all
                                  completed but unsold Vacation Ownership Interests on the
                                  real property owned by each such subsidiary, and, to the
                                  extent that Vacation Ownership Interests on such
                                  properties have yet to be created, on the fee simple
                                  interest of such subsidiaries in such real property. Upon
                                  the creation of such Vacation Ownership Interests, the
                                  Mortgages on such real property (together with any other
                                  real property pledged by any of the Issuers or the
                                  Subsidiary Guarantors, the "Pledged Real Property") will
                                  automatically convert into, and be replaced by, Mortgages
                                  on such Vacation Ownership Interests. In the case of
                                  London Bridge Resort, LLC, its Subsidiary Guarantee is and
                                  will be secured by its existing completed but unsold
                                  Vacation Ownership Interests solely to the extent
                                  permitted under its existing receivables credit facility.
                                  In addition, London Bridge Resort, LLC's new resort
                                  development may be financed through an

                                  A&D Facility, in which case such property will not be
                                  subject to a Mortgage until such A&D Facility is repaid in full.

                                  The Subsidiary Guarantees of Epic Resorts-Westpark Resort,
                                  LLC, Epic Resorts-Hilton Head, LLC and Epic
                                  Resorts-Scottsdale Links Resort, LLC are and will
                                  initially be secured by a first Mortgage on the fee simple interest in the Pledged Real Property acquired by such
                                  subsidiary in connection with the Acquisitions and, upon
                                  the creation of Vacation Ownership Interests at such
                                  properties, such Mortgages on such Pledged Real Property
                                  will automatically convert into Mortgages on the Pledged
                                  Vacation Ownership Interests of such subsidiaries. In
                                  addition, the Subsidiary Guarantee of Epic Resorts-Palm
                                  Springs Marquis Villas, LLC is and will be secured by a
                                  leasehold mortgage on the leasehold acquired by it in
                                  connection with the Acquisitions, subject to approval of
                                  such mortgage by the Bureau of Indian Affairs.

                                  Absent the occurrence and the continuance of an Event of
                                  Default, the Trustee will be required to release, or
                                  refrain from imposing its lien on the Pledged Vacation
                                  Ownership Interests as they are sold and the Trustee will
                                  not have a lien on the proceeds of any such sale. In
                                  addition, absent the occurrence and the continuance of an
                                  Event of Default, the Trustee will be required to release
                                  its lien on the Pledged Real Property in the event that
                                  that a Permitted Lien securing an A&D Facility is sought
                                  to be imposed thereon; PROVIDED, that when such A&D
                                  Facility is repaid in full, such lien of the Trustee shall be imposed or reimposed, as the case may be.

                                  The Subsidiary Guarantees of Subsidiary Guarantors
                                  acquired in the future, or that acquire property in the
                                  future not in connection with the Acquisitions, shall be
                                  secured by a first Mortgage on the fee simple interest in
                                  any Pledged Real Property acquired or owned by such
                                  subsidiaries and, upon the creation of Vacation Ownership
                                  Interests at such properties, such Mortgages on such
                                  Pledged Real Property will automatically convert into, and be replaced by, Mortgages on the Pledged Vacation
                                  Ownership Interests of such subsidiaries; PROVIDED, that
                                  real property acquired or developed with funds from an A&D
                                  Facility shall not be subject to a Mortgage until such A&D
                                  Facility has been repaid in full.

                                  Mortgages will not be required to be imposed on
                                  newly-acquired real property of the Issuers or any
                                  Subsidiary Guarantor until sixty days after acquisition
                                  thereof. If the Company determines to finance the
                                  development of such real property through an A&D Facility
                                  prior to the expiration of such sixty-day period and the
                                  lender thereunder will not permit any Mortgage on such
                                  property, no Mortgage on such real property will be
                                  imposed until such A&D Facility is repaid in full.

                                  Except to the extent of the assets, if any, serving as
                                  security for such Subsidiary Guarantees, the Subsidiary
                                  Guarantee of each Subsidiary Guarantor is and will be
                                  effectively subordinated to the Secured Indebtedness of
                                  each such Subsidiary Guarantor to the

                                  extent of the assets serving as security therefor. See
                                  "Description of Notes--Security."

ESCROW ACCOUNT..................  The Company has placed $16.9 million of the net proceeds realized from the sale of the Original Notes, representing funds sufficient to pay the first two interest payments on the Notes, into the Escrow Account to be held by United
                                  States Trust Company of New York, as escrow agent (the
                                  "Escrow Agent") for the benefit of the holders of the
                                  Notes. Until disbursed in accordance with the Escrow and
                                  Disbursement Agreement (as defined), the Escrow Account
                                  will secure a portion of the Company's obligations under
                                  the Notes. Funds will be disbursed from the Escrow Account to fund the first interest payment on the Notes and, upon
                                  certain repurchases or redemptions of the Notes, to pay
                                  principal of and premium, if any, thereon. Pending such
                                  disbursement all funds contained in the Escrow Account
                                  will be invested in Cash Equivalents. Thereafter, the
                                  Issuers must at all times maintain in the Escrow Account
                                  funds sufficient to make the next required interest
                                  payment on the Notes.

OPTIONAL REDEMPTION.............  Except as described below and under "Change of Control"
                                  the Issuers may not redeem the Notes prior to June 15,
                                  2003. On or after such date, the Issuers may redeem the
                                  Notes, in whole or in part, at any time at the redemption
                                  prices set forth herein, together with accrued and unpaid
                                  interest, if any, to the date of redemption. In addition,
                                  at any time and from time to time on or prior to June 15,
                                  2001, the Issuers may, subject to certain requirements,
                                  redeem up to 35% of the aggregate principal amount of the
                                  Notes with the cash proceeds of one or more Equity
                                  Offerings at a redemption price equal to 113% of the
                                  principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption,
                                  provided that at least 65% of the original aggregate
                                  principal amount of the Notes remain outstanding
                                  immediately after each such redemption. See "Description
                                  of Notes--Optional Redemption."

CHANGE OF CONTROL...............  Upon the occurrence of a Change of Control, the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount thereof,
                                  together with accrued and unpaid interest, if any, to the
                                  date of purchase. See "Description of Notes--Optional
                                  Redemption" and "--Change of Control."

MANDATORY PURCHASE OFFER........  The Issuers will be obligated to make one or more offers to purchase (each, a "Mandatory Purchase Offer") a total
                                  of $65 million (subject to adjustment as described herein)
                                  aggregate principal amount of the Notes (such amount, as
                                  adjusted if applicable, the "Mandatory Purchase Amount")
                                  not earlier than June 15, 2000 nor later than June 15,
                                  2002 (the "Mandatory Purchase Offer Period") at a price
                                  equal to 101% of the principal amount thereof, plus
                                  accrued and unpaid interest, if any, to the date of any
                                  purchase. Each Mandatory Purchase Offer shall be made for
                                  a minimum of $10.0 million aggregate principal amount of
                                  the Notes or such lesser amount as shall result in the
                                  Issuers' having offered to purchase during the Mandatory
                                  Purchase Offer

                                  Period, in the aggregate, at least the Mandatory Purchase
                                  Amount of the Notes. Mandatory Purchase Offers may only be made on an Interest Payment Date. If, prior to any
                                  Mandatory Purchase Offer, Notes have been called for
                                  redemption or purchased by the Issuers, the Mandatory
                                  Purchase Amount shall be reduced by an amount equal to the aggregate principal amount of the Notes so called for
                                  redemption or purchased by the Issuers. If Notes with an
                                  aggregate principal amount in excess of the amount that
                                  the Issuers are seeking to purchase pursuant to a
                                  Mandatory Purchase Offer are tendered in connection with
                                  such Mandatory Purchase Offer, such Notes shall be
                                  purchased on a pro rata basis.

RESTRICTIVE COVENANTS...........  The Indenture contains certain covenants that, among other things, will limit (i) the incurrence of additional
                                  indebtedness by the Company and its Restricted
                                  Subsidiaries, (ii) the payment of dividends or
                                  distributions on, and redemption of, capital stock or
                                  membership interests of the Company and the redemption of
                                  certain subordinated obligations of the Company, (iii)
                                  investments, (iv) sales of assets and subsidiary stock or
                                  membership interests, (v) transactions with affiliates and
                                  (vi) consolidations, mergers and transfers of all or
                                  substantially all the assets of the Company. The Indenture will also prohibit certain restrictions on distributions
                                  from Restricted Subsidiaries. However, all of these
                                  limitations and prohibitions are subject to a number of
                                  important qualifications and exceptions. See "Description
                                  of Notes--Certain Covenants."

                                  RISK FACTORS

    Prospective participants in the Exchange Offer should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus before participating in the Exchange Offer.

                     SUMMARY COMBINED FINANCIAL INFORMATION

    The following table sets forth summary combined financial information for the Company. For all periods presented, the financial information of London Bridge Resort, Inc. is included together with the financial data of Epic Resorts, Inc. since its inception on March 10, 1997 and the financial data of Daytona Beach Regency, Ltd. since its acquisition on April 8, 1996. The summary combined financial information as of and for the three years ended December 31, 1997 have been derived from the audited financial statements of such entities. The summary combined financial information presented below for the six-month periods ended June 30, 1998 and 1997 have been derived from the unaudited financial statements of such entities. The unaudited combined financial statements include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its combined financial position and results of operations for these periods. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. The following financial information should be read in conjunction with "Use of Proceeds", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the combined financial statements of the Company and related notes thereto appearing elsewhere herein.

                                                                                                         AS OF OR FOR THE SIX
                                                                 AS OF OR FOR THE YEAR ENDED,               MONTHS ENDED,
                                                          -------------------------------------------  ------------------------
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    JUNE 30,     JUNE 30,
                                                              1995           1996           1997          1997         1998
                                                          -------------  -------------  -------------  -----------  -----------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT AVERAGE SALES PRICE DATA)
INCOME STATEMENT DATA:
Revenues:
Sales of vacation ownership interests...................    $   8,290      $  10,584      $  30,104     $  13,586    $  16,666
Resort operations.......................................        5,029          6,074          6,652         3,860        3,416
Interest income and other...............................          704          1,208          3,535         1,517        2,511
                                                          -------------  -------------  -------------  -----------  -----------
      Total revenues....................................       14,023         17,866         40,291        18,963       22,593
Cost of sales--vacation ownership interests.............        3,154          3,544          7,337         3,088        3,861
Resort operations expense...............................        4,103          4,806          4,599         2,674        2,010
Selling and marketing expenses..........................        3,452          4,307         11,574         5,064        6,449
General and administrative expenses.....................        1,322          2,014          3,188         1,408        1,775
Depreciation and amortization...........................          644            799            772           408          376
Provision for losses....................................          474            492          1,391           576          698
Financing and closing costs.............................          460            323            868           296          579
Interest expense........................................          894          2,143          3,748         1,779        2,070
                                                          -------------  -------------  -------------  -----------  -----------
Income (loss) before minority interest and extraordinary
  item..................................................         (480)          (562)         6,814         3,670        4,775
Minority interest.......................................           --           (473)         1,676         1,002        1,190
                                                          -------------  -------------  -------------  -----------  -----------
Income (loss) before extraordinary item.................         (480)           (89)         5,138         2,668        3,585
Extraordinary gain on settlement of debt................        5,077         --             --            --           --
                                                          -------------  -------------  -------------  -----------  -----------
Net income (loss).......................................    $   4,597      $     (89)     $   5,138     $   2,668    $   3,585
                                                          -------------  -------------  -------------  -----------  -----------
                                                          -------------  -------------  -------------  -----------  -----------
OTHER DATA AND CREDIT STATISTICS:
EBITDA (1)..............................................    $   1,058      $   2,859      $   9,844     $   4,951    $   6,181
Pro Forma EBITDA (1)....................................        1,058          2,386         11,520         5,953        7,371
Cash flows from operating activities....................       (2,642)           (83)        (3,388)       (1,853)      (1,649)
Cash flows from investing activities....................         (980)        (1,489)        (2,313)         (512)     (56,298)
Cash flows from financing activities....................        3,528          1,550          5,923         2,349       57,739
Weighted average interest rate on notes receivable at
  period end............................................         14.2%          14.4%          14.9%         14.7%        15.0%
Number of resorts at period end.........................            1              2              2             2            5
Average sales price of vacation ownership interests
  sold..................................................    $  11,157      $  12,466      $  11,746     $  11,692    $  12,129
Number of vacation ownership interests sold.............          743            849          2,563          1162         1374
Ratio of earnings to fixed charges (2)..................         0.46           0.88           2.29          2.45         2.70
BALANCE SHEET DATA:
Mortgages receivable, net...............................    $   7,641      $  20,996      $  37,148     $  27,949    $  45,035
Inventory, net..........................................       12,032         12,741          7,963        11,994       63,286
Total assets............................................       28,269         43,034         56,288        49,624      120,886
Notes payable...........................................       18,780         34,009         42,891        36,841      101,571
Stockholder's equity....................................        8,763          8,163         10,578        10,496       13,913

------------------------

(1) EBITDA represents net income (loss) before interest expense, capitalized interest included in cost of sales, income taxes, depreciation and amortization, and extraordinary item. EBITDA is presented because it is a widely accepted industry financial indicator of a Company's ability to service and/or incur indebtedness. However, EBITDA should not be construed in isolation as a substitute for income from operations, net income or cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles as a measure of profitability or liquidity in analyzing the Company's operating performance, financial position and cash flows. The EBITDA measure presented herein may not be comparable to EBITDA as presented by other companies. The following table reconciles EBITDA to net income (loss):

                                                                                                    FOR THE
                                                            FOR THE YEAR ENDED                  SIX MONTHS ENDED
                                                ------------------------------------------  ------------------------
                                                DECEMBER 31,  DECEMBER 31,   DECEMBER 31,    JUNE 30,     JUNE 30,
                                                    1995          1996           1997          1997         1998
                                                ------------  -------------  -------------  -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
    Net income (loss).........................   $    4,597     $     (89)     $   5,138     $   2,668    $   3,585
    Interest expense..........................          894         2,143          3,748         1,779        2,070
    Capitalized interest expense included in
cost
      of sales................................       --                 6            186            96          150
    Income taxes (a)..........................       --            --             --            --           --
    Depreciation and amortization.............          644           799            772           408          376
    Extraordinary item........................       (5,077)       --             --            --           --
                                                ------------  -------------  -------------  -----------  -----------
    EBITDA....................................        1,058         2,859          9,844         4,951        6,181
    Minority interest.........................           --          (473)         1,676         1,002        1,190
                                                ------------  -------------  -------------  -----------  -----------
    Pro Forma EBITDA (b)......................   $    1,058     $   2,386      $  11,520     $   5,953    $   7,371
                                                ------------  -------------  -------------  -----------  -----------
                                                ------------  -------------  -------------  -----------  -----------

------------------------

    (a) The Company is a limited liability company and has been structured to qualify as a partnership for United States federal income tax purposes. Accordingly, the Company pays no taxes and its income and expenses flow through to the Company's members.

    (b) Pro forma EBITDA represents the pro forma effects of the Initial Offering and the application of the net proceeds therefrom, assuming the Initial Offering closed January 1, 1997 and reflects the elimination of minority interest associated with the Company's acquisition of certain limited partnership interests in Daytona Beach Regency, Ltd. on July 8, 1998.

(2) Earnings for the years ended December 31, 1996 and 1995 were insufficient to cover fixed charges by $283 and $480, respectively.

                                  RISK FACTORS

    PRIOR TO PARTICIPATING IN THE EXCHANGE OFFER, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS:

RISKS ASSOCIATED WITH THE ACQUISITIONS AND FUTURE ACQUISITIONS

    A principal component of the Company's strategy is to continue to grow by acquiring additional vacation ownership projects, existing resorts from third party operators or the land on which to develop vacation ownership resorts. On June 30, 1998, the Company consummated the acquisition of the Westpark Resort, the Scottsdale Links Resort and the Palm Springs Marquis Villas, and on July 8, 1998, the Company consummated the acquisition of the Planter's Quarters Resort and the remaining limited partnership interests of the Daytona Beach Regency, Ltd. The Company's future growth and financial success will depend upon a number of factors, including its ability to (i) identify future attractive resort acquisition opportunities, (ii) consummate such acquisitions on favorable terms, and (iii) develop and profitably sell Vacation Ownership Interests at the resorts purchased pursuant to the Acquisitions and any future acquisitions. There can be no assurance that the Company will be successful with respect to these factors.

    Currently, there are numerous potential buyers of resort real estate, many of whom are better capitalized than the Company and are competing to acquire resort properties which the Company may consider attractive acquisition opportunities. There can be no assurance that the Company will be able to compete successfully against such other buyers.

    Moreover, to successfully implement its business strategy, the Company must integrate its newly acquired resorts into its existing sales and marketing programs. During the start-up phase of a new resort, the Company expects to experience lower operating margins for that resort until such resort's operations mature and average prices of Vacation Ownership Interests can be increased from the initial sales prices, which are typically below market to allow the Company to attract customers and establish market share. The lower margins could be substantial and could negatively impact the Company's cash flow. No assurances can be given that the Company's operating margins will be maintained or improved as its resorts achieve maturity or that new resorts will not reduce the Company's overall operating margins. In addition, the Company's expenses as a percentage of revenues is expected to increase as the Company absorbs certain fixed costs related to the resorts acquired in connection with the Acquisitions.

    Acquisitions involve certain inherent risks and uncertainties. Such risks include undisclosed liabilities, potential claims against the seller for which indemnification may not be available (by virtue of caps or otherwise), uncertainty as to future financial results, integrating distinct business operations and projects, increased demands on management resources and other similar factors. The Company also anticipates making selective acquisitions outside the United States, which are subject to additional risks, such as political and economic instability, regulation by foreign governments, the imposition of taxes and tariffs and other similar factors. No assurance can be given that the Acquisitions or future acquisitions will be profitable. See "Business--The Acquisitions."

LIMITED OPERATING HISTORY

    The Company, through its predecessors, has been involved in the vacation ownership industry since 1991 through the London Bridge Resort and the Daytona Beach Regency. However, the Company has had limited experience in the concurrent development and operation of multiple resorts. Accordingly, the Company has a limited operating history upon which an evaluation of the Company, its current business and its prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development. To address these risks, the Company must, among other things, maintain and expand its customer base and attract a significant number of new customers, respond to competitive developments, provide superior customer service, develop and extend its brand name recognition in a number of new markets, implement and execute its business and marketing strategy successfully, and continue to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful with respect to these factors, and any failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

MANAGEMENT OF GROWTH

    With the consummation of the Acquisitions, the Company has undertaken the development, marketing and sales of Vacation Ownership Interests at its four newly-acquired resorts in addition to continued operation and new phase development at its two existing resorts. This rapid expansion is expected to place significant pressure on the Company's managerial, operational and financial systems. To manage its growth, the Company must continue to strengthen its management team, implement and improve its operational and financial systems and expand, train and manage its employee base. The Company also will be required to develop and manage multiple relationships with site operators, advertisers, suppliers and other third parties. The Company's systems, procedures or controls may not be adequate to support the Company's operations, and management may not be able to achieve the rapid expansion necessary to exploit potential market opportunities. The Company's future operating results will also depend on its ability to expand its sales and marketing organization, to penetrate markets and to expand its support organization. The failure to manage growth effectively could create a negative image of the Company in the vacation ownership industry and could have a material adverse effect on the Company's business, financial condition and results of operations.

VACATION OWNERSHIP INDUSTRY AND GENERAL ECONOMIC CONDITIONS

    The vacation ownership industry is highly sensitive to changes in national and regional economic conditions, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for vacation ownership property could have a material adverse effect on the Company's business, operating results and financial condition. Any adverse changes affecting the vacation ownership industry such as an oversupply of Vacation Ownership Interests, a reduction in demand for Vacation Ownership Interests, changes in travel and vacation patterns, changes in governmental regulations of the vacation ownership industry and increases in construction costs or taxes, as well as negative publicity for the vacation ownership industry, could have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

SUBSTANTIAL LEVERAGE; POTENTIAL INABILITY TO SERVICE DEBT

    The Company has significant debt service obligations. As of June 30, 1998, after giving effect to the Initial Offering and the application of the net proceeds therefrom, the Company and its consolidated subsidiaries would have had total indebtedness of approximately $152.2 million. As of June 30, 1998, $21.3 million of such indebtedness was outstanding under the Company's existing $23.0 million receivables facility (the "Exisiting Receivables Facility") which bears interest at a variable rate. This variable rate repriced each business day in which the commercial prime base rate was changed by Citibank, N.A. In connection with the initial funding of the New Receivables Facility, the Company repaid in full all amounts outstanding under the Existing Receivables Facility. The Company currently has no outstanding variable rate indebtedness. After giving pro forma effect to the Initial Offering and the Acquisitions, the Company's earnings would have been insufficient to cover its fixed charges by approximately $1.8 million for the six months ended June 30, 1998. Moreover, the Company is required to seek external sources of liquidity to support its operations, finance the acquisition and development of vacation ownership inventory, finance a substantial percentage of its sales and satisfy its debt and other obligations. The Company anticipates that it will continue to require external sources of liquidity to support its operations in the future. The Indenture permits the Company to incur material additional indebtedness, provided that certain conditions and a coverage ratio of consolidated cash flow to consolidated interest expense, currently equal to
2.00 to 1.00, are met. The Company's ability to pay cash dividends, to repay subordinated debt and to make certain investments exceeding 50% of the Company's consolidated net income is also limited by certain restrictions. See "Description of Notes--Certain Covenants."

    The Company's ability to service or to refinance its indebtedness (including the Notes) or to obtain additional financing (including its ability to consummate future notes receivable securitizations) depends on its future performance, which is subject to a number of factors, including the Company's results of operations, leverage, financial condition and business prospects, the performance of its receivables, prevailing interest rates, general economic conditions and perceptions about the vacation ownership industry. The Company entered into the New Receivables Facility in September 1998. However, no assurance can be given that the Company will be able to obtain sufficient additional external sources of liquidity on attractive terms, or at all. The New Receivables Facility includes, among other things, various representations and warranties, conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. Specifically, the Company must maintain a Tangible Net Worth (as defined in the New Receivables Facility) of at least $10.0 million and must meet all financial covenants contained in the Indenture. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources," "Business," and "Description of Notes."

    The Company's level of debt and debt service requirements will have several important effects on its future operations, including the following: (i) the Company will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities as well as increasing the Company's vulnerability to adverse economic and industry conditions; (ii) the Company's leveraged position will increase its vulnerability to competitive pressures; (iii) the financial covenants and other restrictions contained in the Indenture and other agreements relating to the Company's indebtedness will require the Company to meet certain financial tests and will restrict its ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends on, or repurchase, preferred or common stock; and (iv) funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. Certain of the Company's competitors operate on a less leveraged basis and will have greater operating and financial flexibility than the Company.

RISKS RELATED TO DEVELOPMENT ACTIVITIES

    The Company's growth strategy involves certain inherent risks including the following: (i) the Company will be required to make material capital expenditures to develop its Planned Inventory and Under Development Inventory (the Company estimates that the total cash required to complete preparation for the sale of such inventory as of June 30, 1998 was approximately $53.3 million),
(ii) planned development may be delayed or abandoned and development and carrying costs may exceed those anticipated, possibly making the project uneconomical or unprofitable, (iii) the Company may experience a fluctuation in quarterly results due to an increase or decrease in the number of vacation ownership projects subject to percentage of completion accounting which requires net profit on such projects to be recognized on a pro rata basis as development is completed, (iv) the Company may experience delays in bringing inventories to market due to delays in obtaining required regulatory approvals to sell Vacation Ownership Interests or otherwise, resulting in decreased revenues and increased interest expense and carrying charges and (v) inventories may decline in value due to changing market and economic conditions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business." There can be no assurance that the Company will complete planned development activities or be able to acquire additional properties on attractive terms.

    In addition, the Company's construction activities typically are performed by third-party contractors, and, accordingly, the timing, quality and completion of such activities cannot be controlled by the

Company. Nevertheless, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, sales and other required governmental permits and authorizations, the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations, and the ability of the Company to obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work at its projects and resorts. In particular, with respect to the Westpark Resort, the Company must obtain a zoning variance to permit the creation and sale of Vacation Ownership Interests at such resort. With respect to the Scottsdale Links Resort and the Palm Springs Marquis Villas, the Company has obtained conditional use zoning permits, which permit the creation and sale of Vacation Ownership Interests at such resorts, subject to the satisfaction of the conditions thereto. No assurance can be given that the Company will obtain a zoning variance with respect to the Westpark Resort or that the Company will satisfy the conditions to its zoning permits at the Scottsdale Links Resort and/or the Palm Springs Marquis Villas. The failure to obtain or maintain such zoning permits would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property.

RISKS ASSOCIATED WITH CUSTOMER FINANCING AND RECEIVABLES

    The Company generally offers financing of up to 90% of the purchase price to all purchasers of its Vacation Ownership Interests. These loans are collateralized by liens on such Vacation Ownership Interests. The Company has historically required external sources of liquidity in order to offer financing to its customers and may require external sources of liquidity in the future. The receivables arising from sales of Vacation Ownership Interests have generally been pledged to institutional lenders. Under its current pledged receivables facilities (rather than the New Receivables Facility), the Company is typically advanced 90% of the principal balance of eligible pledged receivables. Under such facilities, the Company is required to replace receivables that become delinquent or to pay down the loan secured by such receivables to remain within required loan to value ratios. Because the Company's receivables bear interest at a fixed rate and its borrowings bear interest at a variable rate, the Company bears the risk of increases in interest rates. The average maturity of these receivables is seven years.

    Under the Existing Receivables Facility, the Company bears the risk of delinquencies and defaults by buyers who finance the purchase of their Vacation Ownership Interests through the Company. The Company's Vacation Ownership Interest financing is generally not subject to extensive loan underwriting criteria. Prior to providing such financing, the Company performs a commercial credit check. The New Receivables Facility will permit the Company to sell its Vacation Ownership Interest Receivables to a limited-purpose receivables subsidiary on a non-recourse basis. Such Vacation Ownership Interest Receivables may thereafter be sold in securitization transactions. As a result, the risk of delinquencies or defaults on such receivables would shift to the securitizing lender. The Company will be able to finance a substantial portion of its customers' purchases of Vacation Ownership Interests from the funds provided by the New Receivables Facility. No assurance can be given, however, as to whether the Company will also require a traditional pledged receivables facility in order to support its operations.

    General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors affecting borrowers may lead to an increase in delinquencies. The Company ceases to carry a receivable upon a foreclosure or when it receives a deed in lieu of foreclosure, at which time the property goes back into inventory. If the vacation ownership market should experience an overall decline in values such that the outstanding balances of the Company's notes receivable are greater than the value of the respective Vacation Ownership Interests, the actual rates of delinquencies, foreclosures and losses could be materially higher than those now experienced. An increase in delinquency rates or defaults on the Company's receivables could have a material adverse effect on the Company's business, operating results and financial condition as well as the Company's ability to obtain financing under the New Receivables Facility or any other pledged receivables facility. In addition, if a purchaser of a Vacation Ownership Interest defaults early in the repayment schedule, the costs associated with marketing and sales commissions may not be recouped, and similar costs and commissions will be incurred in connection with the resale of such Vacation Ownership Interest after the Company regains possession of such Vacation Ownership Interest. The Company may incur substantial costs and delays in connection with its servicing of receivables, including costs in foreclosing or realizing on its collateral and additional marketing and sales costs with respect to reacquired property. No assurances can be given that reacquired property will be sold at a profit. During the six-month period ended June 30, 1998 and the year ended December 31, 1997, the Company charged $.07 million and $1.4 million, respectively, to its provision for loan losses to reflect the difference between the unpaid principal balance of the non-performing receivables and the estimated net realizable value of the reacquired property. See "Business--Customer Financing."

RISK OF INABILITY TO REALIZE UPON SECURITY; INSUFFICIENT COLLATERAL

    The Original Notes are, and the Exchange Notes will be, secured by Mortgages on certain real property and Vacation Ownership Interests. See "Description of Notes--Security" for a description of such collateral. The ability of the Trustee to foreclose on such collateral upon the occurrence of an Event of Default under the Indenture will be subject to legal requirements, potential delays and practical problems associated with realization upon mortgages and security interests in real property generally. Foreclosures are regulated by law and are subject to a court's equitable powers. In certain circumstances, the liens of the Trustee could become junior to certain governmental or other liens, including, without limitation, liens for unpaid taxes or assessments or certain environmental remediation liabilities. See "Description of Notes-- Security." In addition with respect to the proposed leasehold mortgage on the Palm Springs Marquis Villas leasehold, no assurance can be given that the Company will be able to obtain the approval of the Bureau of Indian Affairs to impose such a mortgage. If such approval is not obtained, the Subsidiary Guarantee of Epic Resorts-Palm Springs Marquis Villas, LLC will not be secured by any mortgage on such leasehold.

    The proceeds of any sale of Pledged Real Property or Pledged Vacation Ownership Interests, as the case may be, following an Event of Default under the Indenture may not be sufficient to repay the Notes in full. No appraisals were obtained on the Pledged Real Property or the Pledged Vacation Ownership Interests in connection with the Initial Offering. No assurances can be given as to the value of the Pledged Real Property or the Pledged Vacation Ownership Interests or as to the amounts that could be realized in the event of a foreclosure or other comparable proceeding realizing on the Mortgages or that the Pledged Real Property or the Pledged Vacation Ownership Interests will not decline in value. Moreover, pursuant to the terms of the Indenture and the Mortgages, the Trustee will be required to release the lien of the Mortgages upon the sale of any Pledged Vacation Ownership Interest covered thereby unless an Event of Default shall have occurred and be continuing. Absent such an Event of Default, the Trustee will not have a lien on the proceeds from a sale of the Pledged Vacation Ownership Interests. Consequently, as Pledged Vacation Ownership Interests are sold, the value of the collateral covered by the Mortgages will diminish. The Company expects to begin selling Vacation Ownership Interests at the Scottsdale Links Resort, the Palm Springs Marquis Villas, the Westpark Resort upon receipt of required government approvals, which the Company expects to obtain by November 1998 for Scottsdale Links Resort and Westpark Resort and by January 1999 for Palm Springs Marquis Villas. The Company currently estimates, based on historical sales at the Daytona Beach Regency and the London Bridge Resort, that the Pledged Vacation Ownership Interests will be sold out over a four to seven year period. In addition, if a lender under an A&D Facility requires a Mortgage to secure borrowings under such facility, the Trustee will not be permitted to impose or maintain a Mortgage on the property acquired or developed therewith until such A&D Facility is repaid in full.

    If a bankruptcy proceeding were to be commenced by or against the Company and/or the Subsidiary Guarantors and the bankruptcy court concluded that the applicable Subsidiary Guarantees were not adequately secured, the holders of the Notes would have only an unsecured deficiency claim with respect to the applicable Subsidiary Guarantee to the extent of such deficiency, and would not be entitled to post-petition interest or reimbursement of costs of collection (including attorney's fees). Any deficiency claim of the holder of the Notes with respect to the Subsidiary Guarantors who executed Mortgages would rank PARI PASSU with any deficiency claims of all other general unsecured creditors of the Company and/or the Subsidiary Guarantors. In addition, the ability of the holders of the Notes to effect a sale of the Pledged Real Property or the Pledged Vacation Ownership Interests may be subject to certain bankruptcy limitations in the event of a bankruptcy proceeding involving the Company and/or the Subsidiary Guarantors, including, without limitation, the so called "automatic stay" under Section 362 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq., as amended from time to time.

    Except for the Mortgages on the Pledged Real Property and the Pledged Vacation Ownership Interests, the Pledged Note and the security interests in the Escrow Account and the Cash Collateral Account neither the Company nor any of its subsidiaries, including the Subsidiary Guarantors, has provided or is required to provide any security for its obligations under the Notes or the Subsidiary Guarantees, as applicable.

RISKS ASSOCIATED WITH VACATION OWNERSHIP INTEREST EXCHANGE NETWORK

    The attractiveness of Vacation Ownership Interests is enhanced significantly by the availability of exchange networks that allow owners of Vacation Ownership Interests to exchange their occupancy right during a particular year for an occupancy right granted at another participating network resort. Several companies, including II and RCI, provide broad-based Vacation Ownership Interests exchange services. The London Bridge Resort and the Daytona Beach Regency are currently qualified for participation in the II exchange network and the Planter's Quarters Resort is qualified for participation in RCI. No assurance can be given that these resorts will continue to qualify, or its future resorts will qualify, for participation in the II or RCI networks or any other exchange network, or that the Company's customers will continue to be satisfied with II's or RCI's exchange network. If such exchange networks cease to function effectively, if the Company's resorts are not accepted as exchanges for other desirable resorts, or if II or RCI ceases to be a leading exchange network, the Company's sales of Vacation Ownership Interests could be materially adversely affected. The Company has entered into agreements with II regarding the Daytona Beach Regency and the London Bridge Resort and will assume the agreement with RCI relating to the Planter's Quarters Resort. The Company expects to enter into agreements with II or RCI regarding each of the Palm Springs Marquis Villas, the Scottsdale Links Resort and the Westpark Resort. However, there can be no assurance that such agreements will be entered into for all or any one of such resorts. See "Business-- Vacation Ownership Industry Overview--Participation in Exchange Networks."

HOLDING COMPANY STRUCTURE

    The Notes will be obligations exclusively of the Issuers. Because a significant portion of the operations of the Company currently are conducted through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Notes, is dependent upon the cash flows of such subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except pursuant to the Subsidiary Guarantees, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by distributions, loans or other payments. In addition, distributions and certain loans and advances to the Company by such subsidiaries may be subject to certain contractual restrictions, will be contingent upon the earnings of such subsidiaries and will be subject to various business considerations and legal restrictions. The Original Notes are, and the Exchange Notes will be, effectively subordinated to all Indebtedness (as defined) and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries that are not Subsidiary Guarantors and to all Secured Indebtedness of the Company and its subsidiaries (except to the extent of any collateral securing the Notes or the Subsidiary Guarantees). Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of those subsidiary's creditors, except to the extent that the Company or the Trustee, on behalf of the holders of Notes, pursuant to the Subsidiary Guarantees, is itself recognized as a creditor of such subsidiary, in which case the claims of the Company or the Trustee, on behalf of the holders of Notes, would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company.

LIMITATION ON PURCHASE OF NOTES UPON A CHANGE OF CONTROL OR MANDATORY PURCHASE
  OFFER

    Upon a Change of Control (as defined in the Indenture) or a Mandatory Purchase Offer, each holder of the Notes will have certain rights, at the holder's option, to require the Company to purchase all or a portion of such holder's Notes. In connection with a Mandatory Purchase Offer, or if a Change of Control were to occur, there can be no assurances the Company would have sufficient financial resources, or would be able to arrange financing, to purchase all Notes tendered by the holders thereof. In addition, certain events involving a Change of Control may constitute an event of default under the Company's credit agreements and other debt instruments. Moreover, the exercise by the holders of their right to require the Company to purchase the Notes as a result of the occurrence of a Change of Control or in connection with a Mandatory Purchase Offer may create an event of default under the Company's credit agreements and other debt instruments, and could create an event of default under other future credit agreements or other debt instruments. Any such default could effectively block the purchase of the Notes. See "Description of the Notes--Change of Control" and "--Mandatory Offer to Purchase."

FRAUDULENT CONVEYANCE CONSIDERATIONS

    The issuance by the Subsidiary Guarantors of the Subsidiary Guarantees and the granting of the Mortgages could be subject to review under applicable federal and state fraudulent transfer or conveyance laws in a bankruptcy proceeding or a lawsuit by or on behalf of unpaid creditors of a Subsidiary Guarantor or a representative of such creditors, such as a trustee or a Subsidiary Guarantor as debtor-in-possession. Under such laws, if a court were to find that, at the time a Subsidiary Guarantor issued the Subsidiary Guarantee or granted a Mortgage, either (i) the Subsidiary Guarantor issued such Subsidiary Guarantee or granted such Mortgage with the intent of hindering, delaying or defrauding creditors, or (ii) the Subsidiary Guarantor received less than a reasonably equivalent value or fair consideration for issuing such Subsidiary Guarantee or granting such Mortgage, and the Subsidiary Guarantor (a) was insolvent or rendered insolvent by reason of the issuance of such Subsidiary Guarantee or granting such Mortgage, (b) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which the assets remaining with the Subsidiary Guarantor after giving effect to the issuance of such Subsidiary Guarantee or the granting of a Mortgage, constituted an unreasonably small amount of capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could void the Subsidiary Guarantor's obligations under such Subsidiary Guarantee or Mortgage and direct the repayment of any amounts paid thereunder to the Subsidiary Guarantor or to a fund for the benefit of the Subsidiary Guarantor's creditors, or take other action detrimental to the holders of the Notes.

    The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, an entity will be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all of its property at a fair valuation, or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured or if it could not pay its debts as they became due. Based upon management's analysis of internal cash flow projections and other financial information and estimated values of assets and liabilities of the Subsidiary Guarantors, the Company believes that, immediately after issuance of the Original Notes, the Subsidiary Guarantors were solvent, and had sufficient capital to carry on their businesses and that the Subsidiary Guarantors were able to pay their debts as they mature. No assurance can be given, however, as to what standard a court could apply in making such determinations or that a court would reach the same conclusions with regard to these issues.

DEPENDENCE ON KEY PERSONNEL

    The Company's success depends to a significant extent upon the experience and abilities of its President and Chief Executive Officer, Thomas F. Flatley. The loss of the services of Mr. Flatley could have a material adverse effect on the Company and its business prospects. Although the Company has entered into employment agreements with certain members of senior management, no assurances can be given the Company will be able to retain the services of such individuals. The Company's continued success is also dependent upon its ability to hire, train and retain qualified marketing, sales, development, acquisition, finance, management and administrative personnel. Such personnel are in substantial demand and the cost of attracting or retaining such key personnel could escalate over time. There can be no assurance that the Company will be successful in attracting or retaining such personnel. See "Management."

VARIABILITY OF CASH FLOWS

    The Company's cash flows, and thus its ability to pay interest and principal on the Notes, may be impacted by, among other things, the timing of the completion of the acquisition and development of its vacation ownership resorts, a shortage of ready-for-sale inventory in its key market areas, levels of loan losses, and the potential impact of adverse weather and other natural disasters at the Company's resorts. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

GOVERNMENT REGULATION

    The Company is subject to extensive and complex federal, state and local regulation, and is required to comply with various federal, state and local environmental, zoning, land use, consumer protection, anti-fraud, labor, usury, truth-in-lending, equal opportunity, vacation ownership registration, licensing and other laws and regulations which govern its operations. Existing or future regulations may have a material adverse impact on the Company's operations by, among other things, imposing additional compliance costs, delaying the period in which projects are brought to market and limiting the interest rate which the Company may charge to customers who utilize its financing. The Company believes that it is in material compliance with all applicable laws and regulations to which it is currently subject. However, no assurances can be given that the costs of future compliance will not be significant or that the Company is in fact in compliance with all applicable laws and regulations. In addition, there can be no assurance that laws and regulations applicable to the Company in any specific jurisdiction will not be revised or that other laws or regulations (including, without limitation, with respect to tax matters) will not be adopted which could increase the Company's cost of compliance or prevent the Company from marketing or selling its vacation ownership properties or conducting other operations in such jurisdictions or otherwise have a material adverse impact on the Company's operations. Any failure of the Company to comply with applicable laws or regulations or any increase in the costs of compliance could have a material adverse effect on the Company's business, operating results and financial condition. See "Business--Government Regulation" and "--Legal Proceedings."

COMPETITION

    The vacation ownership industry is highly competitive. The Company competes with various high profile and well-established resort operators. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Ownership Interests in resort properties. Major companies that now operate or are developing or planning to develop vacation ownership resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four

Seasons") and Inter-Continental Hotels and Resorts ("Inter-Continental"). The Company also competes with other publicly-traded vacation ownership companies, including Signature Resorts, Inc. ("Signature"), Vistana, Inc. ("Vistana"), Fairfield Communities, Inc. ("Fairfield"), Bluegreen Corporation ("Bluegreen"), Silverleaf, Inc. ("Silverleaf"), Trendwest Resorts, Inc. ("Trendwest") and ILX Resorts Incorporated ("ILX") as well as numerous other owners and operators of vacation ownership resorts. Many of the Company's competitors are larger and possess greater financial, marketing, personnel and other resources than the Company. Although the Company believes it can effectively compete in its market areas, no assurances can be given as to the Company's future ability to locate, develop and sell attractive properties in the markets in which it wishes to operate or that the entrance of high profile and well-established operators into the Company's market areas will not have a material adverse effect on the Company's operations. The development and operation of additional vacation ownership resorts in the Company's markets could have a material adverse impact on the demand for Vacation Ownership Interests at the Company's resorts as well as the Company's results of operations. In addition, management believes that competition will be increased as the Company's competitors become larger through recent and possible future consolidation in the vacation ownership industry. With respect to its finance operations, the Company competes with banks, mortgage companies, other financial institutions and government agencies offering financing of Vacation Ownership Interests. See "Business--Competition."

NATURAL DISASTERS; UNINSURED LOSS

    Certain of the Company's resorts are located in areas that are susceptible to wind storms, hurricanes, floods, mud slides, earthquakes, and other natural disasters. The Company's resorts could suffer significant damage as a result of storms or natural disasters. Any such damage could impair the Company's ability to sell Vacation Ownership Interests at its resorts, and to collect on outstanding notes receivable arising from such sales and adversely affect the Company's business, operating results and financial condition.

    There are certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure and for which the Company does not have insurance coverages such as losses due to floods or acts of war. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in a resort as well as the anticipated future revenues from such resort, but would continue to be obligated on any indebtedness or other obligations related to such resort.

APPLICABILITY OF FEDERAL SECURITIES LAWS TO THE SALE OF VACATION OWNERSHIP
  INTERESTS

    It is possible that the Vacation Ownership Interests may be deemed to be a security as defined in Section 2(1) of the Securities Act. If the Vacation Ownership Interests were determined to be a security for such purpose, their sale would require registration under the Securities Act. The Company has not registered the sale of the Vacation Ownership Interests under the Securities Act and does not intend to do so in the future. If the sale of the Vacation Ownership Interests were found to have violated the registration provisions of the Securities Act, purchasers of the Vacation Ownership Interests would have the right to rescind their purchases of Vacation Ownership Interests. If a substantial number of purchasers sought rescission and were successful, the Company's business, results of operations and financial condition could be materially adversely affected. Because of the nature of the Company's Vacation Ownership Interest program and the sales practices utilized in such program, the Company does not believe that its Vacation Ownership Interests constitute a security within the meaning of Section 2(1) of the Securities Act.

LIMITED RESALE MARKET FOR VACATION OWNERSHIP INTERESTS

    The Company sells Vacation Ownership Interests to buyers for leisure purposes and not for investment. The Company believes that the market for resale of Vacation Ownership Interests by such buyers is presently limited and that any resales of Vacation Ownership Interests are typically at prices substantially less than the original purchase price. These factors may make ownership of Vacation Ownership Interests less attractive to prospective buyers. In addition, attempts by buyers to resell their Vacation Ownership

Interests may compete with sales of, and depress the market price of, Vacation Ownership Interests at the Company's resorts.

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state and local laws, ordinances and regulations, the current or previous owner, manager or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner, manager or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on property securing a loan, even if the lender does not cause or contribute to the contamination. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property and may be liable for the full costs of cleaning up a contaminated site. Such costs could be substantial and are not limited to the value of the property. The Company believes that it is in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances, as a result of internal monitoring efforts by the Company's risk manager as well as Phase 1 environmental studies which have been performed at each of the Company's properties. However, no assurance can be given that hazardous or toxic substances will not be found on the Company's property in the future.

COMPLIANCE WITH LAWS GOVERNING ACCESS

    A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act, impose requirements related to access and use by disabled persons of a variety of public accommodations and facilities. Although the Company believes that its resorts are in compliance with these laws in all material respects, the Company may incur additional costs of complying with such laws and no assurances can be given that the Company is in fact in compliance with such laws. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and while such costs are not expected to have a material effect on the Company, such costs could be substantial.

ORIGINAL ISSUE DISCOUNT

    The Original Notes are, and the Exchange Notes will be considered to have been issued with original issue discount (the difference between the principal payable on the Notes and the original issue price of the Notes) for United States federal income tax purposes. Original issue discount as defined in the Code and the Treasury Regulations issued thereunder ("OID") will accrue from the issue date of the Notes and generally will be includable as interest income in the U.S. Holder's (defined in "Material United States Federal Tax Consequences") gross income for United States federal income tax purposes in advance of the cash payments to which the income is attributable. For a more detailed discussion of the United States federal income tax consequences to the holders of the Exchange Notes of the purchase, ownership and disposition of the Exchange Notes, see "Material United States Federal Tax Consequences."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The Original Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Original Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange

Notes. See "--Consequences of Failure to Exchange Original Notes." Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. However, under certain circumstances, the Company has the right to require that Participating Broker-Dealers suspend the resale of Exchange Notes pursuant to this Prospectus. See "The Exchange Offer--Resale of the Exchange Notes."

CONSEQUENCES OF FAILURE TO EXCHANGE ORIGINAL NOTES

    The Original Notes were offered and sold pursuant to exemptions from the Securities Act. Accordingly, holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act or applicable state securities laws. The Company does not currently expect that it will register the Original Notes under the Securities Act. Based on interpretations by the staff of the Commission issued in no-action letters to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by the Holder thereof (other than (i) a broker-dealer who purchases Exchange Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of an Issuer within the meaning of Rule 405 under the Securities Act), provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such Exchange Notes. Such no-action letters are not binding interpretations of the law. The Company has not sought, and does not currently intend to seek a no-action letter. There can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes would not be acting consistently with such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any Exchange Notes acquired by such Holder will not be freely transferable except in compliance with the Securities Act. Each Restricted Holder that receives Exchange Notes for its own account in exchange for the Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                USE OF PROCEEDS

    The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuers will receive in exchange Original Notes in like principal amount, the terms of which are substantially identical to the Exchange Notes. All Original Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

    The proceeds of the Initial Offering were used by the Company (i) to fund the purchase price of the Acquisitions; (ii) to repay certain indebtedness of the Company; (iii) to fund the escrow of first year interest on the Notes; (iv) for working capital and general corporate purposes and (v) to pay fees and expenses related to the Initial Offering and the Acquisitions.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at June 30, 1998 (i) on an actual basis and (ii) after giving effect to the Acquisitions, the Initial Offering and the application of the net proceeds of the Initial Offering as described under "Use of Proceeds." This information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the combined financial statements of the Company and related notes thereto appearing elsewhere herein.

                                                                            AT JUNE 30, 1998
                                                                         ----------------------
                                                                          ACTUAL    AS ADJUSTED
                                                                         ---------  -----------
                                                                             (IN THOUSANDS)
Long-term debt, including current maturities:
  Lines of credit, notes payable and receivable-backed notes payable...  $ 101,571   $  22,206
  13% Senior Secured Redeemable Notes due 2005.........................     --         127,243
                                                                         ---------  -----------
      Total long-term debt.............................................    101,571     149,449
Warrants...............................................................     --           2,757
Total stockholder's equity.............................................     13,913      11,191
                                                                         ---------  -----------
      Total capitalization.............................................  $ 115,484   $ 163,397
                                                                         ---------  -----------
                                                                         ---------  -----------

                            SELECTED FINANCIAL DATA

    The following table sets forth selected financial data of the Company. For all periods presented, the financial data of London Bridge Resort, Inc. is included together with the financial data of Epic Resorts, Inc. since its inception on March 10, 1997 and the financial data of Daytona Beach Regency, Ltd. since its acquisition on April 8, 1996. The selected combined financial data as of and for the three years ended December 31, 1997 have been derived from audited financial statements. The summary financial data presented below for the six-month periods ended June 30, 1998 and 1997, and the two years ended December 31, 1994 have been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the entire year. The following financial data should be read in conjunction with "Use of Proceeds", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the combined financial statements of the Company and related notes thereto appearing elsewhere herein.

                                                                                                           AS OF OR FOR THE
                                                                                                           SIX-MONTHS ENDED
                                                        AS OF OR FOR THE YEAR ENDED DECEMBER 31,               JUNE 30,
                                                  -----------------------------------------------------  --------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN THOUSANDS, EXCEPT AVERAGE SALES PRICE DATA)
INCOME STATEMENT DATA:
Revenues:
Sales of vacation ownership interests...........  $   8,572  $   8,110  $   8,290  $  10,584  $  30,104  $  13,586  $  16,666
Resort operations...............................      5,565      5,592      5,029      6,074      6,652      3,860      3,416
Interest income and other.......................         56         51        704      1,208      3,535      1,517      2,511
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenues............................     14,193     13,753     14,023     17,866     40,291     18,963     22,593
Cost of sales--vacation ownership interests.....      3,193      3,008      3,154      3,544      7,337      3,088      3,861
Resort operations expense.......................      4,350      4,217      4,103      4,806      4,599      2,674      2,010
Selling and marketing expenses..................      3,047      3,104      3,452      4,307     11,574      5,064      6,449
General and administrative expenses.............      1,357      1,385      1,322      2,014      3,188      1,408      1,775
Depreciation and amortization...................        591        586        644        799        772        408        376
Provision for losses............................        473        458        474        492      1,391        576        698
Financing and closing costs.....................        217        271        460        323        868        296        579
Interest expense................................        700        502        894      2,143      3,748      1,779      2,070
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before minority interest and
  extraordinary item............................        265        222       (480)      (562)     6,814      3,670      4,775
Minority interest...............................     --         --         --           (473)     1,676      1,002      1,190
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item.........        265        222       (480)       (89)     5,138      2,668      3,585
Extraordinary gain on settlement of debt........     --         --          5,077     --         --         --         --
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...............................  $     265  $     222  $   4,597  $     (89) $   5,138  $   2,668  $   3,585
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA AND CREDIT STATISTICS:
Weighted average interest rate on notes
  receivable at period end......................      13.9%      13.8%      14.2%      14.4%      14.9%      14.5%      15.0%
Number of resorts at period end.................          1          1          1          2          2          2          5
Average sales price of vacation ownership
  interests sold................................  $   9,911  $  10,657  $  11,157  $  12,466  $  11,746  $  11,649  $  12,014
Number of vacation ownership interests sold.....        865        761        743        849      2,563        540        617
Ratio of earnings to fixed charges(1)...........       1.38       1.44       0.46       0.88       2.29       2.45       2.70
BALANCE SHEET DATA:
Mortgages receivable, net.......................  $     610  $     801  $   7,641  $  20,996  $  37,148  $  27,949  $  45,035
Inventory, net..................................     16,350     14,620     12,032     12,741      7,963     11,994     63,286
Total assets....................................     25,954     24,476     28,269     43,034     56,288     49,624    120,886
Notes payable...................................     20,117     18,399     18,780     34,009     42,891     36,841    101,571
Stockholder's equity............................      5,051      5,316      8,763      8,163     10,578     10,496     13,913

------------------------------
(1) Earnings for the years ended December 31, 1996 and 1995 were insufficient to cover fixed charges by $283 and $480, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    THE FOLLOWING DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S COMBINED FINANCIAL STATEMENTS AND RELATED NOTES AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    Epic Resorts, LLC, a Delaware limited liability company, was formed in June 1998 to merge with Epic Resorts, Inc., which was formed to combine the ownership of the London Bridge Resort and the Daytona Beach Regency, and their vacation ownership acquisition and development businesses. London Bridge Resort was acquired in 1986 by London Bridge Resort, Inc., a Delaware corporation wholly-owned by Mr. Flatley. In 1991, the conversion of the London Bridge Resort into a vacation ownership resort was completed and sales of Vacation Ownership Interests at such resort commenced. In April 1996, the Daytona Beach Regency was acquired by Daytona Beach Regency, Ltd. and sales of Vacation Ownership Interests commenced at such resort in November 1996. In connection with the Initial Offering, Epic Resorts, Inc. was merged into Epic Resorts, LLC and certain of its subsidiaries were merged into limited liability companies. Mr. Flatley simultaneously contributed his membership interests in certain of such subsidiaries to the Company (the "Restructuring"). Financial statements for periods prior to the Restructuring have been restated to combine the assets, liabilities, equity and results of operations of London Bridge Resort, Daytona Beach Regency and the Company.

    As a result of the Acquisitions, the following discussion of the Company's historical financial condition and results of operations is not necessarily indicative of future results.

    The Company generates revenues from the sale and financing of Vacation Ownership Interests at its resorts, as well as from resort operations which include commercial rentals, food and beverage sales, greens fees, rentals of suites available at the Company's resorts and from fees associated with managing the vacation ownership resorts.

    The Company recognizes revenue from Vacation Ownership Interest sales when a minimum of 10% of the sales price has been received in cash, the refund or rescission period has expired, collectibility of the receivable representing the remainder of the sales price is reasonably assured and the Company has completed substantially all of its obligations with respect to any development relating to the Vacation Ownership Interest sold. In cases where all development has not been completed, the Company will recognize revenue in accordance with the percentage of completion method of accounting. Under this method of revenue recognition, income is recognized as work progresses. Measures of progress are based on the relationship of costs incurred to date to expected total costs.

    The Company has been dedicating greater resources to the acquisition and development of vacation ownership projects. Costs associated with the acquisition and development of vacation ownership resorts, including carrying costs, are capitalized as inventory and allocated to cost of sales as the respective revenue is recognized.

    At each of the Company's existing resort properties currently in operation, a Homeowners Association (each an "Association") is established. Each Association is a not-for-profit corporation and operates primarily to collect the assessments from its members and remit to the developer of the property the Association's pro-rata share of direct and allocated expenditures including real estate taxes, property insurance, grounds maintenance, utility costs and housekeeping services. Typically, the Association reimburses the developer or property manager for the Association's pro-rata share of such expenditures. The Company intends to establish an Association at each of its newly acquired resorts.

    Pursuant to the New Receivables Facility, a portion of the Company's revenues may be comprised of gains on sales of loans. In that event, the gains will be recorded in the Company's revenues and on its balance sheet (as retained interests on loan sales) at the time of sale, and the amount of gains recorded will be based in part on management's estimates of future prepayment and default rates and other considerations in light of then-current conditions. If actual prepayments with respect to loans occur more quickly than was projected at the time such loans were sold, as can occur when interest rates decline, interest would be less than expected and earnings would be charged in the current period. If actual defaults with respect to loans sold are greater than estimated, charge-offs would exceed previously estimated amounts and earnings would be charged in the current period.

RESULT OF OPERATIONS

    The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's combined financial statements and related notes and the other financial information included elsewhere in this Prospectus.

COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1998 TO THE SIX MONTHS ENDED JUNE
  30, 1997

    TOTAL REVENUES. The Company recognized total revenues of $22.6 million for the six months ended June 30, 1998 as compared to $19.0 million for the comparable period in 1997, an increase of $3.6 million, or 18.9%. The increase primarily reflects the increased sales growth at Daytona Beach Regency of $2.4 million or 37.5%, to $8.8 million for the six months ended June 30, 1998 from $6.4 million for the comparable period in 1997.

    Interest income increased 66.7% to $2.5 million for the six months ended June 30, 1998 from $1.5 million for the comparable period in 1997 due to an increase in the principal amount of net customer mortgages receivable to $45.0 million in 1998 from $21.0 million in 1997. Resort operations revenue decreased 12.8%, to $3.4 million for the six months ended June 30, 1998 from $3.9 million for the comparable period in 1997. This decrease in resort operations revenue reflects the decreasing availability of suites for rent in 1998, due to the continued conversion of suites to Vacation Ownership Interests at Daytona Beach Regency.

    COST OF SALES. Cost of sales for Vacation Ownership Interests as a percentage of sales of Vacation Ownership Interests increased to 23.2% for the six months ended June 30, 1998 from 22.7% for the comparable period in 1997 due to increases in the cost of converting hotel rooms to vacation ownership units.

    RESORT OPERATIONS EXPENSE. Resort operations expense decreased 25.9% to $2.0 million for the six months ended June 30, 1998 from $2.7 million for the comparable period in 1997, resulting from increased reimbursements from the Associations in 1998.

    SELLING AND MARKETING. Selling and marketing expenses (including commissions) as a percentage of sales of Vacation Ownership Interests increased to 38.7% for the six months ended June 30, 1998 from 37.3% for the comparable period in 1997 resulting from an increase in the sales force commission rate structure in 1998.

    GENERAL AND ADMINISTRATIVE. As a percentage of total revenues, general and administrative expenses increased to 7.9% for the six months ended June 30, 1998 from 7.4% for the comparable period in 1997 resulting from an increase in overhead in preparation for the consummation of the Acquisitions.

    INTEREST EXPENSE. Interest expense increased 16.7% to $2.1 million for the six months ended June 30, 1998 from $1.8 million for the comparable period in 1997 reflecting the Company's higher level of borrowings in 1998. The average outstanding balance of interest-bearing debt increased 24.6% to $44.5 million for the six months ended June 30, 1998 from $35.7 million for the comparable period in 1997.

    PROVISION FOR LOAN LOSSES. Provision for loan losses as a percentage of sales of Vacation Ownership Interests remained constant at 4.2% for the six months ended June 30, 1998. The Company periodically monitors its provision for loan losses to provide for future losses associated with any defaults on customer notes receivable.

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

    TOTAL REVENUES. For the year ended December 31, 1997, the Company recognized total revenues of $40.3 million compared to $17.9 million for the year ended December 31, 1996, an increase of $22.4 million, or 125.1%. This increase was primarily the result of a $19.5 million increase in sales of Vacation Ownership Interests to $30.1 million during 1997 from $10.6 million during 1996, an increase of 184.0%. Of this increase, $14.0 million was attributable to the acquisition of the Daytona Beach Regency and $5.5 million was attributable to increased sales volume at the London Bridge Resort.

    Sales of Vacation Ownership Interests increased primarily as a result of (i) an increase in the number of Vacation Ownership Interests sold at London Bridge Resort from 794 in 1996 to 1,204 in 1997 and (ii) a full year of operations at the Daytona Beach Regency compared to only two months of operations in 1996.

    Interest income and other increased 191.7% to $3.5 million in 1997 from $1.2 million in 1996 due to a 76.7% increase in the principal amount of net customer mortgages receivable from $21.0 million to $37.1 million, and an increase in the average yield on the Company's customer mortgages receivable portfolio to 14.9% from 14.4%.

    Resort operations revenue increased 9.8%, to $6.7 million in 1997 from $6.1 million in 1996, as a result of increased suite rentals and retail operations at London Bridge Resort and the acquisition of the Daytona Beach Regency.

    COST OF SALES. Cost of sales as a percentage of sales of Vacation Ownership Interests decreased to 24.4% in 1997 from 33.5% in 1996, reflecting higher average selling prices for Vacation Ownership Interests at the London Bridge Resort and the lower cost inventory acquired at Daytona Beach Regency.

    RESORT OPERATIONS EXPENSE. Resort operations expense as a percentage of resort operations revenue decreased to 69.1% in 1997 from 79.1% in 1996 primarily as a result of increased reimbursements from the Associations.

    SELLING AND MARKETING. Selling and marketing expenses (including commissions) as a percentage of sales of Vacation Ownership Interests declined to 38.4% in 1997 from 40.7% in 1996. This decrease was primarily a result of increases in the average sales prices of Vacation Ownership Interests and the development of more efficient sales and marketing programs.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 60.0% to $3.2 million in 1997 from $2.0 million in 1996, primarily as a result of additional employee costs incurred in generating increased sales volumes, offset by the effect of the leveraging of these costs over a larger revenue base. However, as a percentage of total revenues, these costs decreased to 7.9% in 1997 from 11.3% in 1996. The $1.2 million increase in general and administrative expenses was primarily the result of additional employee expenses incurred in generating increased sales volumes and the acquisition of the Daytona Beach Regency, as previously discussed.

    INTEREST EXPENSE. Interest expense increased to $3.7 million in 1997 from $2.1 million in 1996. This 76.2% increase reflects higher levels of borrowings to fund growth in the Company's operations. The average outstanding balance of interest-bearing debt increased to $38.4 million in 1997 from $26.4 million in 1996. The weighted average interest rate for the Company's financing arrangements secured by notes receivable was 10.7% and 10.8% in 1997 and 1996, respectively.

    PROVISION FOR LOAN LOSSES. Provision for loan losses remained relatively constant at 4.6% of sales of Vacation Ownership Interests in 1997 and 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

    TOTAL REVENUES. For the year ended December 31, 1996, the Company recognized total revenues of $17.9 million compared to $14.0 million for the year ended December 31, 1995, an increase of $3.9 million, or 27.9%. This increase was primarily the result of a $2.3 million, or 27.7%, increase in sales of Vacation Ownership Interests to $10.6 million during 1996 from $8.3 million during 1995.

    Sales of Vacation Ownership Interests increased primarily as a result of a 14.3% increase in the number of Vacation Ownership Interests sold to 849 in 1996 from 743 in 1995.

    Interest income and other increased 71.4% to $1.2 million in 1996 from $0.7 million in 1995 due to a 176.3% increase in the principal amount of net customer mortgages receivable from $7.6 million in 1996 to $21.0 million in 1995. The average yield on the Company's customer mortgages receivable portfolio increased to 14.4% in 1996 from 14.2% in 1995.

    Resort operations revenue increased 22.0% to $6.1 million in 1996 from $5.0 million in 1995, as a result of increased suite rentals and retail operations at London Bridge Resort.

    COST OF SALES. Cost of sales of Vacation Ownership Interests as a percentage of such sales decreased to 33.4% in 1996 from 38.0% in 1995, reflecting higher average selling prices for Vacation Ownership Interests at the London Bridge Resort.

    RESORT OPERATIONS EXPENSE. Resort operations expense as a percentage of resort operations revenue decreased to 79.1% in 1996 from 81.6% in 1995, primarily as a result of increased reimbursements from the Association.

    SELLING AND MARKETING. Selling and marketing expenses (including commissions) as a percentage of sales of Vacation Ownership Interests declined to 40.7% in 1996 from 41.6% in 1995. The decrease in selling and marketing expenses, as a percentage of sales of Vacation Ownership Interests, was primarily a result of increases in the average sales prices of Vacation Ownership Interests and the development of more efficient selling and marketing programs.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 53.8% to $2.0 million in 1996 from $1.3 million in 1995, primarily as a result of additional employee costs incurred in generating increased sales volumes, offset by the effect of the leveraging of these costs over a larger revenue base. As a percentage of total revenues, these costs increased to 11.3% in 1996 from 9.4% in 1995. This $0.7 million increase in general and administrative expenses was primarily the result of additional employee expenses incurred in generating increased sales volumes.

    INTEREST EXPENSE. Interest expense increased to $2.1 million in 1996 from $0.9 million in 1995. This increase in 1996 reflected higher borrowings to fund growth in the Company's operations. The average outstanding balance of interest-bearing debt increased to $26.4 million in 1996 from $18.6 million in 1995. The weighted average interest rate for the Company's financing arrangements secured by notes receivable was 10.8% and 11.5% in 1996 and 1995, respectively.

    PROVISION FOR LOAN LOSSES. Provision for loan losses as a percentage of sales of Vacation Ownership Interests declined to 4.6% in 1996 from 5.7% in 1995.

CHANGES IN FINANCIAL CONDITION

    YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

    Cash and cash equivalents increased by approximately $221,000 for the year ended December 31, 1997 and decreased by approximately $22,000 and $94,000 for the years ended December 31, 1996 and 1995, respectively.

    Net cash used in operating activities was $3.4 million, $0.1 million and $2.6 million in 1997, 1996 and 1995, respectively. The change in net cash used in operating activities from 1996 to 1997 is primarily attributable to the increase in net income as described above, and the net change in activity in inventory, which included a net decrease of $4.7 million in 1997 (due primarily to increased sales activity) and a net increase in 1996 of $0.7 million (due primarily to conversion activity in excess of sales at Daytona Beach Regency). The change in net cash used in operating activities from 1995 to 1996 is primarily attributable to the net inventory activity which included a net increase in 1996 of $0.7 million (due primarily to conversion activity in excess of sales at Daytona Beach Regency) and a net decrease in 1995 of $2.6 million associated with sales activity at the London Bridge Resort.

    Net cash used in investing activities was $2.3 million, $1.5 million, and $1.0 million in 1997, 1996 and 1995, respectively. The increase from 1996 to 1997 is primarily attributable to the refurbishing of the on-site restaurant at the London Bridge Resort, and the construction of a pool, exercise facility and lounge area at the Daytona Beach Regency during 1997. The increase from 1995 to 1996 is primarily attributable to the construction of the Company's on-site sales center at the Daytona Beach Regency.

    Net cash provided by financing activities was $5.9 million, $1.6 million, and $3.5 million in 1997, 1996, and 1995, respectively. The net decrease in cash provided by financing activities from 1997 to 1996 is primarily attributable to additional distributions to the Company's sole stockholder in 1997 totalling $1.8 million. The net increase in cash provided by financing activities from 1996 to 1995 is primarily attributable to additional equity contributions by the partners of Daytona Beach Regency, Ltd. in 1996 totalling $0.9 million.

    SIX MONTHS ENDED JUNE 30, 1998 AND 1997

    Cash and cash equivalents decreased by $200,000 and $16,000 for the six months ended June 30, 1998 and 1997, respectively.

    Net cash used in operating activities was $1.6 million and $1.9 million for the six months ended June 30, 1998 and 1997, respectively. The net change is primarily attributable to the $0.9 million increase in net income to $3.6 million for the six months ended June 30, 1998 from $2.7 million for the prior period as well as the $1.1 million net change in mortgages receivable to $8.6 million for the six months ended June 30, 1998 from $7.5 million for the prior period.

    Net cash used in investing activities was $56.3 million and $0.5 million for the six months ended June 30, 1998 and 1997, respectively. The net change is attributable to the acquisition of the three resorts on June 30, 1998.

    Net cash used in financing activities was $57.7 million and $2.3 million for the six months ended June 30, 1998 and 1997, respectively. The net change is primarily attributable to the $55.4 million proceeds from a bridge loan, which was used to finance the purchase of three resorts on June 30, 1998.

LIQUIDITY AND CAPITAL RESOURCES

    The Company generates cash from operations through the sale and financing of Vacation Ownership Interests, resort operations transient rental of resort accommodations and management fees. With respect to the sale of Vacation Ownership Interests, the Company generates cash from operations from customer downpayments and third party financing of customer mortgages receivable in amounts typically equal to

90% of the related customer mortgages receivable. The Company generates additional cash from the financing of Vacation Ownership Interests equal to the difference between the interest charged on the customer mortgages receivable (which averaged 14.9% at December 31, 1997) and the interest paid on the notes payable secured by the Company's pledge of such customer mortgages receivable (which averaged 10.7% at December 31, 1997). The Company will generate additional cash flow from its Vacation Ownership Interests Receivable portfolio through receipt of the spread between the yield on such portfolio and the cost of the New Receivables Facility upon completion of securitizations of such receivables.

    The Company requires funds to finance the acquisition and development of resorts and related inventory, and to finance customer purchases of Vacation Ownership Interests. Historically, these funds have been provided by indebtedness secured by a portion of the Company's inventory of unsold Vacation Ownership Interests, customer mortgages receivable and other assets. As of June 30, 1998, the Company had $46.2 million of outstanding notes payable secured by its land, Vacation Ownership Interests and customer mortgages receivable. In connection with the Initial Offering, the Company repaid $24.3 million of these outstanding notes payable. The Company anticipates that its Existing Receivables Facility will be repaid and terminated once securitizations under the New Receivables Facility begin. The Existing Receivables Facility bears interest at prime plus 2.5% per annum (11% per annum at June 30, 1998) and is payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month. Any remaining principal under the Existing Receivables Facility is due seven years after the date of the last advance related to mortgage receivables and is collateralized by certain assets, including the specific mortgage receivables. As of June 30, 1998 the outstanding principal balance under the Existing Receivables Facility was approximately $21.3 million.

    In September 1998, the Company entered into the New Receivables Facility with Prudential Securities Credit Corporation ("PSCC"), which is a non-recourse $75 million vacation ownership loan participation facility. Under this facility, the Company will sell its Vacation Ownership Interest Receivables to Epic Funding a limited purpose, bankruptcy remote subsidiary of the Company, and PSCC will purchase from Epic Funding participation interests in such receivables. The proceeds from the sale of the participation interests will be paid to the Company as consideration for the receivables sold to Epic Funding. The commitment provides for advance rates of 88% of the lesser of (i) unpaid principal balance of the receivables sold to Epic Funding or (ii) the market value of such receivables as determined by Prudential Securities Incorporated. Borrowings under the facility will bear interest at LIBOR plus 1.50%, reset daily. The facility will provide non-recourse interim funding for the Vacation Ownership Interests Receivable pending their permanent funding through receivables securitization transactions. The Company expects to be able to fund a significant portion of its future development from funds provided by the New Receivables Facility. See "Description of Other Indebtedness."

    The Company's capital resources are provided from the following sources: (i) cash flows from operations, (ii) proceeds from the Existing Receivables Facility and the New Receivables Facility, (iii) proceeds from additional borrowings permitted under the Indenture, and (iv) proceeds from the Initial Offering designated for working capital and general corporate purposes. In addition, $16.9 million of the net proceeds of the Initial Offering, representing an amount equal to the first two interest payments under the Notes, was placed into the Escrow Account to be held by the Escrow Agent for the benefit of the holders of the Notes to pay interest on the Notes. The Escrow Funds may be disbursed to the extent necessary to make the first interest payment on the Notes. Thereafter, the Company must at all times maintain Escrow Funds in the Escrow Account sufficient to make the next required interest payment on the Notes. The Indenture and the Company's other credit facilities will include certain covenants restricting, among other things, the incurrence of debt, the payment of dividends and other restricted payments, the incurrence of liens and transactions with affiliates. Certain current and future credit facilities include or will include financial covenants. No assurances can be given that such covenants will not limit the Company's ability to satisfy or refinance its obligations or otherwise adversely affect the Company's operations. See "Risk Factors--Substantial Leverage; Potential Inability to Service Debt."

    The Company intends to pursue a growth-oriented strategy; accordingly, the Company may, from time to time acquire, among other things, additional vacation ownership resorts and additional land upon which vacation ownership resorts may be developed, and companies operating quality resorts or having vacation ownership assets, management, sales or marketing expertise commensurate with the Company's operations in the vacation ownership industry. Over the next twelve months, the Company anticipates spending approximately $55.0 million for acquisition, expansion, conversion and development activities. In this regard, the Company currently has an option to acquire property suitable for a resort in Pismo Beach, located on the coast of California. The Company may also evaluate asset and operating company acquisitions, but presently has no contracts, understandings or capital commitments relating to any such potential acquisition.

    The Company believes that the net proceeds to the Company from the Initial Offering, together with cash generated from operations and future borrowings, will be sufficient to meet the Company's working capital and capital expenditure needs through December 1999. The Company may, in the future, require additional credit facilities or issuances of other corporate debt or equity securities to meet the Company's working capital and expenditure needs and in connection with acquisitions or otherwise. Any debt incurred or issued by the Company may be secured or unsecured, at fixed or variable rates of interest and may be subject to such terms as management deems prudent. There can be no assurance that the proposed credit facilities will be consummated on the terms described herein, if at all, or that sufficient funds will be available from operations or under existing, proposed or future revolving credit facilities or other borrowing arrangements to meet the Company's cash needs, including, without limitation, its debt service obligations. As noted above, the Indenture and the Company's other credit facilities include or will include customary conditions to funding, eligibility requirements for collateral, certain financial and other affirmative and negative covenants, including, among others, limits on the incurrence of indebtedness, covenants concerning net worth and fixed charge coverage requirements and debt to equity ratios and events of default. In addition, the Company's future operating performance and ability to meet its financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond the Company's control.

INFLATION

    Inflation and changing prices have not had a material impact on the Company's revenues, operating income and net income during any of the Company's three most recent fiscal years. Due to the current economic climate, the Company does not expect that inflation and changing prices will have a material impact on the Company's revenues, operating income or net income.

YEAR 2000

    The Company has conducted tests of its existing computer hardware and software and determined that they are Year 2000 compliant. Because most of its computer hardware and software is less than two years old, the Company believes that its exposure to Year 2000 problems with respect to this hardware and software is minimal. In addition, Non-IT systems do not have a significant role in the Company's operations. As a result, the Company does not believe that it is exposed to any material Year 2000 risks relating to such systems. The Company is actively working with its suppliers and third party service providers, including its receivables servicing providers and the vacation ownership exchange networks with which it is affiliated, to assess their compliance efforts. The Company has received assurances of compliance from several of such third parties. The Company is currently assessing its potential exposure to the failure of any such suppliers and third party service providers to become Year 2000 compliant and will formulate any necessary contingency plans once this risk assessment is complete. While the Company believes that such exposure is minimal, there can be no assurance that the systems of suppliers or third party service providers are Year 2000 compliant, or that the failure of such suppliers or third party service providers to be Year 2000 compliant will not have a material adverse effect on the Company.

                                    BUSINESS

    Epic Resorts, LLC is a nationwide developer and marketer of high quality vacation ownership resorts located in proven, major tourist destinations. Vacation Ownership Interests typically entitle the buyer to a fully furnished vacation residence for an annual or biannual period in perpetuity, as well as access to over 1,500 resorts worldwide through the Company's participation in vacation ownership interest exchange networks. The Company owns six resorts located in Las Vegas, Nevada; Scottsdale, Arizona; Palm Springs, California; Daytona Beach, Florida; Lake Havasu City, Arizona; and Hilton Head, South Carolina and has an option to acquire property suitable for a resort in Pismo Beach on the coast of California. In 1997, over 60 million tourists visited these locations. The Company strategically markets and sells its Vacation Ownership Interests through both on-site and off-site sales centers. In addition, the Company's Completed Inventory enables it to generate income through the rental of available suites at its resorts. The Company has historically provided financing to approximately 90% of the purchasers of its Vacation Ownership Interests, which, at an average yield of 15.0% for the six months ended June 30, 1998, generated significant interest income for the Company.

THE RESORTS

    The Company's six high quality resorts are located in the following warm weather, high volume, major tourist destinations:

                                       MILLIONS OF
LOCATION                            TOURISTS PER YEAR                SURROUNDING AMENITIES/ATTRACTIONS
---------------------------------  -------------------  ------------------------------------------------------------
Las Vegas, Nevada................            30.0       Located one and one-half miles west of the Las Vegas strip
Scottsdale, Arizona..............            12.0       Located on the famous TPC golf course; over 100 other
                                                        world-class golf courses
Palm Springs, California.........             4.5       Located on seven acres in downtown Palm Springs; over 70
                                                        world-class golf courses
Daytona Beach, Florida...........             8.0       18 miles of sandy beach; home of NASCAR and Grand Prix
                                                        racing; 52 miles from Disney World
Lake Havasu City, Arizona........             3.0       London Bridge and English Village tourist and shopping
                                                        attractions; boating and fishing on Lake Havasu and the
                                                        Colorado River; 150 miles from Las Vegas and 67 miles from
                                                        Laughlin, Nevada
Hilton Head, South Carolina......             2.5       12 miles of sandy beach; over 20 world-class golf courses

    The Company believes that the Vacation Ownership Interests which it markets and sells are high quality resorts because such resorts (i) are located in high volume, popular tourist destinations, (ii) provide a wide variety of amenities and services, such as swimming pools, spas, exercise facilities and access to golf courses, restaurants, shopping and entertainment, and (iii) received, or are comparable to resorts that have received, the highest designation under the rating systems of RCI and II, the principal vacation ownership exchange networks. See "--Vacation Ownership Exchange Networks" and "--Description of the Resorts."

    As the table below demonstrates, the Company's Completed Inventory will increase from 822 to 25,854 Vacation Ownership Interests. Sales and marketing and general and administrative expenses are the only material cash costs required to convert such Completed Inventory to Vacation Ownership Interest sales and comprised 49.8% of such sales for the twelve months ended June 30, 1998.

                                                                                                             UNSOLD
                                                                                                       VACATION OWNERSHIP
                                                                                                      INTERESTS AT RESORTS
                                                               MONTH/YEAR SALES               -------------------------------------
                                                                 COMMENCED OR       AVERAGE                   UNDER
                                                                  EXPECTED TO        SALES                  DEVELOP-
RESORT                                   LOCATION                  COMMENCE        PRICE(A)    COMPLETED      MENT        PLANNED
-----------------------------  -----------------------------  -------------------  ---------  -----------  -----------  -----------

London Bridge                  Lake Havasu City, AZ                     8/91       $  13,323         400          612        9,843
  Resort

Daytona Beach                  Daytona Beach, FL                       11/96          11,349         422        2,295            0
  Regency

Westpark Resort                Las Vegas, NV                           11/98          11,400       7,752            0            0

Scottsdale Links               Scottsdale, AZ                          11/98          15,500      11,628            0            0
  Resort

Palm Springs                   Palm Springs, CA                        11/98          13,300       5,252            0            0
  Marquis Villas

Planter's                      Hilton Head, SC                         12/96          12,900         400            0        6,324
  Quarters Resort
                                                                                              -----------       -----   -----------

TOTAL.......................................................................................      25,854        2,907       16,167
                                                                                              -----------       -----   -----------
                                                                                              -----------       -----   -----------

------------------------------

(a) Average sales price is the average retail sales price for the London Bridge Resort, Daytona Beach Regency and the Planter's Quarters Resort for the second quarter of 1998 and the expected average retail sales price for the remaining resorts on June 30, 1998 over the sellout period of Vacation Ownership Interests at such resorts.

SALES AND MARKETING

    The Company focuses its sales and marketing activities on generating a predictable flow of both off-site and on-site prospective purchasers of Vacation Ownership Interests at minimal cost.

    OFF-SITE SALES CENTERS: The Company currently operates off-site sales centers in Fresno, California and in Philadelphia, Pennsylvania. The Company also plans to add one additional off-site sales center in 1998 and four additional centers by the end of 1999. The Company currently intends to locate its planned off-site sales centers in major metropolitan areas, which can be conveniently toured during evenings and weekends. These centers, which are leased by the Company, are generally more cost effective because they reduce the need for on-site tours of the Company's resorts and are easily accessible to the Company's target customers. The Company's Fresno off-site sales center generated $4.5 million of revenue and had an operating margin of 47.6% for the twelve months ended June 30, 1998.

    ON-SITE SALES CENTERS: The Company utilizes a variety of marketing techniques to generate on-site tours, including mini-vacations resulting from telemarketing and targeted mailings, retail center kiosks, in-house marketing to renters, marketing to current owners of Vacation Ownership Interests and referrals. The Company's Completed Inventory also provides both additional revenue as well as sales and marketing cost advantages through (i) rental income, (ii) access to a steady source of high quality, low cost, on-site sales tours from rental customers, and (iii) lower mini-vacation marketing costs. The Company believes that its ability to effectively implement, manage and refine its marketing activities has resulted in the generation of a predictable and increasing supply of sales prospects.

    The Company typically establishes the sales prices for its Vacation Ownership Interests on a resort-by-resort basis after reviewing local market conditions. When the Company enters into a new market, it typically prices Vacation Ownership Interests to attract the maximum number of potential customers and gain market share. As the Company becomes more established in a market, the Company increases its sales prices to reflect the high quality of its properties. For example, average sales prices for Vacation

Ownership Interests at the London Bridge Resort and the Daytona Beach Regency have increased from $8,900 and $7,900, at the date of commencement of sales, respectively, to $13,323 and $11,349, respectively as of June 30, 1998. The Company expects to implement this pricing strategy with respect to the resorts purchased in connection with the Acquisitions.

    To support its marketing and sales efforts, the Company has developed and continues to enhance its database to track its vacation ownership marketing and sales programs. Management believes that, as the Company's vacation ownership operations grow, this database will become an increasingly significant asset, enabling it to take advantage of less costly marketing and referral opportunities.

CUSTOMER FINANCING

    The Company has historically provided financing to approximately 90% of its vacation ownership customers. These customers are required to make a downpayment of at least 10% of the Vacation Ownership Interest sales price, and typically finance the balance over a period of seven to ten years. At the closing of a sale of a Vacation Ownership Interest, the Company currently delivers a deed to the purchaser of such Vacation Ownership interest and secures repayment of such purchaser's obligation by obtaining a mortgage on the Vacation Ownership Interest. The Company is considering converting its vacation ownership operations to a vacation club arrangement, whereby the purchaser of a Vacation Ownership Interest would receive a non-deeded membership interest in a vacation club operated by the Company, which would entitle such purchaser to reserve units at any of the Company's resorts, at any time of the year. As of June 30, 1998, the Company had a vacation ownership receivables portfolio totaling approximately $45.0 million in principal amount, with a weighted average contractual yield of approximately 15.0% and 14.9% for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively. The Company expects a significant increase in its vacation ownership receivables portfolio as sales commence at its newly-acquired resorts beginning in the fourth quarter of 1998. The Company believes that the New Receivables Facility will enable the Company to turn such receivables into cash quickly and enable it to fund a significant portion of the Company's future development without further leveraging the Company. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Description of Other Indebtedness."

VACATION OWNERSHIP EXCHANGE NETWORKS

    According to ARDA, the primary reason cited by consumers for purchasing a Vacation Ownership Interest is the ability to exchange such interest for accommodations at other resorts through worldwide exchange networks. London Bridge Resort and the Daytona Beach Regency are affiliated with II, one of the leading worldwide vacation ownership exchange companies. In addition, the Planter's Quarters Resort is affiliated with RCI, another leading worldwide vacation ownership exchange company. Participation in II or RCI entitles owners to exchange their annual Vacation Ownership Interests for occupancy at over 1,500 II or 3,200 RCI resorts worldwide. Both the London Bridge Resort and the Daytona Beach Regency have received Five-Star designations from II, the highest designation under II's rating system. In addition, the London Bridge Resort was one of II's 30 largest selling resorts based on 1997 sales volume. The Planter's Quarters Resort has been designated as a Gold Crown Resort, the highest rating designation in RCI's rating system. The Company intends to affiliate its newly-acquired resorts with either II or RCI.

VACATION OWNERSHIP INDUSTRY

    First introduced in Europe in the mid-1960's, vacation ownership has been one of the fastest growing segments of the hospitality industry over the past two decades. According to ARDA and other industry sources, vacation ownership sales and the number of Vacation Ownership Interest owners grew at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997 (see chart below). The Company expects the industry to continue to grow as consumer awareness of the attractiveness of vacation ownership as an alternative to traditional vacation lodging establishments increases. Set forth below is certain information relating to the vacation ownership industry.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    ($ IN          VACATION OWNERSHIP INTEREST SALES
  BILLIONS)                     VOLUME
1980                                               0.25

1981                                                  1

1982                                                1.2

1983                                                1.3

1984                                                1.5

1985                                                1.4

1986                                                1.4

1987                                                  2

1988                                               2.25

1989                                                  3

1990                                               3.15

1991                                               3.75

1992                                               4.25

1993                                                4.5

1994                                               4.75

1995                                               5.25

1996                                                5.5

1997                                                  6

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

(IN MILLIONS)  NUMBER OF VACATION OWNERSHIP INTEREST OWNERS
1980                                                   0.15

1981                                                   0.25

1982                                                   0.35

1983                                                    0.5

1984                                                   0.65

1985                                                   0.75

1986                                                      1

1987                                                    1.1

1988                                                    1.3

1989                                                    1.5

1990                                                   1.75

1991                                                    2.1

1992                                                   2.35

1993                                                   2.65

1994                                                    3.1

1995                                                    3.5

1996                                                      4

1997                                                    4.5

Source: ARDA (includes, with respect to 1995, 1996 and 1997, unpublished estimates provided by ARDA)

BUSINESS STRATEGY

    Epic's core business strategy is to generate significant cash flow from its total inventory of Vacation Ownership Interests by (i) expanding and developing off-site sales centers, (ii) capitalizing on its superior sales and marketing techniques, (iii) renting available suites at its resorts, (iv) utilizing the New Receivables Facility, and (v) cross-marketing additional vacation products to its extensive customer base.

    EXPANDING AND DEVELOPING OFF-SITE SALES CENTERS. The Company has a proven ability to market Vacation Ownership Interests off-site. The Company intends to capitalize on this ability through the development of several off-site sales centers in targeted, high volume locations throughout the United States. Off-site sales centers require minimal capital investment and produce significant sales.

    CAPITALIZING ON SUPERIOR SALES AND MARKETING TECHNIQUES. The Company believes that its proven ability to generate qualified tours at lower costs gives it a competitive advantage over other companies in the vacation ownership industry. The Company plans to capitalize on and continually refine its highly transferable marketing techniques at its newly acquired properties. Management believes that as the Company matures, it will also be able to reduce sales and marketing costs as lower cost marketing programs, such as in-house tours and referrals, grow. In addition, as the Company's newly acquired resorts become established, the Company intends to increase its prices based on demand for Vacation Ownership Interests at such resorts and local market conditions.

    RENTING AVAILABLE SUITES AT ITS RESORTS. The Company has historically generated income from the rental of suites available at its resorts. The Acquisitions have significantly increased the Company's Completed Inventory and therefore the number of suites available for rent.

    UTILIZING THE NEW RECEIVABLES FACILITY. The Company intends to utilize the New Receivables Facility to convert its Vacation Ownership Interests Receivable into cash quickly, thereby enabling the Company to finance a significant portion of its future development without incurring substantial additional indebtedness.

    CROSS-MARKETING ADDITIONAL VACATION PRODUCTS TO ITS EXTENSIVE CUSTOMER BASE. Through its marketing research, the Company has created, and will continue to expand, its significant customer base. The Company's long-term strategy includes increasing the number of vacation products available to its customers. To develop this strategy and expand its customer base, the Company formed Epic Travel, LLC, a licensed travel agency, to market and sell vacation packages to individuals.

    The Company also intends to continue to grow through acquisitions in proven, high-volume, major tourist destinations. Because the vacation ownership industry is highly fragmented, the Company believes that significant opportunities exist to make complementary acquisitions at attractive valuations. Acquisitions the Company may consider include vacation ownership operating companies, land for resort development, additional inventory, or other vacation ownership-related assets which may be integrated into the Company's existing operations. In addition, the Company intends to make selective acquisitions outside the United States, focusing on the Caribbean region.

THE ACQUISITIONS

    On June 30, 1998, the Company consummated the acquisitions of the Scottsdale Links Resort, the Westpark Resort and the Palm Springs Marquis Villas. On July 8, 1998, concurrently with the consummation of the Initial Offering, the Company acquired the Planter's Quarters Resort and the remaining limited partnership interests of the Daytona Beach Regency, Ltd. not then owned by RII. The purchase of these resorts is consistent with the Company's strategy to grow through selected acquisitions. Prior to entering into agreements to acquire these resort properties, the Company undertook a full property review, including an environmental assessment. During the review process, the Company's acquisition specialists analyzed market, tourism and demographic data as well as the quality and diversity of the location's existing amenities and attractions to determine the potential strength of the vacation ownership market in such area. Based on this review, the Company estimated the potential sellout value of the property and the extent of any additional required development costs to determine the appropriate purchase price for such properties. The Company intends to conduct a similar property review before consummating any future acquisitions.

    Set forth below is a summary of the terms of the Acquisitions.

    SCOTTSDALE LINKS RESORT. Epic Resorts, Inc. and Scottsdale Links Apartments Limited Partnership entered into a Purchase and Sale Agreement, dated May 7, 1998 (the "Scottsdale Agreement"). Pursuant to this agreement, the Company agreed to acquire the Scottsdale Links 228-suite complex and adjacent property, including all furniture, fixtures and other personal property located at the complex, all permits, licenses and easements held by the seller and all existing leases and tenancy agreements for a purchase price of $25,541,233. With the proceeds of the purchase price, the seller agreed to pay and satisfy all obligations, liens and encumbrances against the property, including the existing mortgage, current and outstanding real estate taxes and all outstanding state and local taxes relating to the property. The Company assumed no liabilities, mortgages, obligations or indebtedness relating to the property. The sellers also agreed to indemnify the Company for any material inaccuracy in the representations and warranties made by the sellers in the Scottsdale Agreement and any personal injury or contract claims associated with the property for events occurring prior to the closing. Epic Resorts, Inc. assigned the Scottsdale Agreement to its wholly-owned subsidiary Epic Resorts--Scottsdale Links Resort, Inc. prior to the closing of this acquisition on June 30, 1998.

    The complex will be converted into a vacation ownership resort. The Company does not anticipate that any construction or material renovation will be necessary to effect this conversion. The Company will begin selling Vacation Ownership Interests at this resort in selected states as the public reports of condominium are filed and accepted by the respective states and the Company satisfies the conditions to the conditional use permit relating to the resort. See "Risk Factors--Risks Related to Development Activities."

    WESTPARK RESORT. Epic Resorts, Inc. and Westpark II Partnership L.L.C. entered into a Purchase and Sale Agreement, dated May 8, 1998 (the "Westpark Agreement"). Pursuant to this agreement, the Company agreed to acquire the Westpark Resort 152-suite complex and adjacent property, including all furniture, fixtures and other personal property located at the complex, all permits, licenses and easements held by the seller and all existing leases and tenancy agreements for a purchase price of $15,857,519. With the proceeds of the purchase price, the seller agreed to pay and satisfy all obligations, liens and encumbrances against the property, including current and outstanding real estate taxes and all outstanding state and local taxes relating to the property. The Company assumed no liabilities, mortgages, obligations or indebtedness relating to the property. The seller agreed to indemnify the Company for any material inaccuracy in the representations and warranties made by the seller in the Westpark Agreement and any personal injury or contract claims associated with the property for events occurring prior to the closing. Epic Resorts, Inc. assigned the Westpark Agreement to its wholly-owned subsidiary, Epic Resorts-Westpark Resort, Inc. prior to closing of this acquisition on June 30, 1998.

    The Company will convert the complex into a vacation ownership resort and plans to operate under the name of Desert Paradise Resort. All Nevada state filing will be amended accordingly. The Company does not anticipate that any construction or material renovation will be necessary to effect this conversion. The Company will begin selling Vacation Ownership Interests at this resort in selected states as the public reports of condominium are filed and accepted by the respective states and when the Company receives zoning authorization permitting the conversion and sale of Vacation Ownership Interests. See "Risk Factors--Risks Related to Development Activities."

    PALM SPRINGS MARQUIS VILLAS. Epic Resorts, Inc., Palm Springs Marquis Villas, Inc. and Mark A. Bragg entered into an Option to Purchase Real Property, dated May 20, 1998 (the "Palm Springs Option Agreement"). Pursuant to this agreement, the Company exercised its option to purchase the Palm Springs Marquis Resort 101-suite complex and adjacent property, including all furniture, fixtures and other personal property located at the complex, all permits, licenses and easements held by the seller and all existing leases and tenancy agreements, and purchased such assets. The option was exercised by delivering to the seller the purchase price of $14,015,500 as well as an executed purchase agreement (the "Palm Springs Purchase Agreement"). With the proceeds of the purchase price, the seller agreed to pay and satisfy all obligations, liens and encumbrances against the property, including current and outstanding indebtedness, real estate taxes and all outstanding state and local taxes relating to the property. The Company assumed no liabilities, mortgages, obligations or indebtedness relating to the property. The sellers agreed to indemnify the Company, for a period of two years following closing, for any material inaccuracy in the representations and warranties made by the sellers in the Palm Springs Purchase Agreement other than those representations and warranties pertaining to federal, state and local taxes, which survive until the applicable statute of limitations on claims, and any personal injury or contract claims associated with the property for events occurring prior to the closing of this acquisition. Epic Resorts, Inc. assigned the Palm Springs Purchase Agreement to its wholly-owned subsidiary, Epic Resorts-Palm Springs Marquis Villas, Inc. prior to closing of this acquisition on June 30, 1998.

    The Company will convert the complex into a vacation ownership resort. The Company does not anticipate that any construction or material renovation will be necessary to effect this conversion. The Company will begin selling Vacation Ownership Interests at this resort in selected states as the public reports of condominium are filed and accepted by the respective states and the Company satisfies the conditions to the conditional use permit relating to the resort. See "Risk Factors--Risks Related to Development Activities."

    PLANTER'S QUARTERS RESORT. Epic Resorts, Inc. and Planter's Preserve, LLC entered into a Purchase and Sale Agreement, dated May 13, 1998 (the "Planter's Quarters Agreement"). Pursuant to this agreement, the Company agreed to acquire the 160-suite resort and adjacent land, all furniture, fixtures and other personal property located at the resort, all permits, licenses and easements held by the seller, and all existing leases and tenancy agreements for a purchase price of $3,821,000, subject to certain adjustments. The seller and each of its members have agreed to indemnify the Company, for a period of two years following the closing of this acquisition, for any material inaccuracy in the representations and warranties made in the Planter's Quarters Agreement by the seller or any of its members, and for any personal injury or contract claims associated with the property for events occurring prior to closing. Prior to the closing of this acquisition on July 8, 1998, the Company assigned the Planter's Quarters Agreement to Epic Resorts-Hilton Head, LLC, a limited liability company wholly owned by the Company.

    The Company began selling Vacation Ownership Interests at the developed phases of the Planter's Quarters Resort in South Carolina after the closing of this acquisition, and expects to begin selling such interests in other states as the public reports of condominium are filed and accepted by such states. The Company expects to commence construction on the remaining undeveloped phases of the resort in the near future. The Company plans to change the operating name of this resort to Island Links Resort and will will amend all South Carolina state filings accordingly.

    DAYTONA BEACH REGENCY RESORT. The Company agreed to acquire the limited partnership interests of Daytona Beach Regency Ltd. that were not then owned by limited partners affiliated with the Company for an aggregate purchase price of $3.3 million, which was allocated to such limited partners on a pro rata basis. Prior to the closing of the Initial Offering on July 8, 1998, Mr. Flatley contributed to the Company all of his equity interests in RMI and RII, which had owned a 1% general partnership interest and a 55% limited partnership interest, respectively, of Daytona Beach Regency, Ltd. As a result, the Company now owns 100% of the general and limited partnership interests of Daytona Beach Regency, Ltd.

VACATION OWNERSHIP INDUSTRY OVERVIEW

    THE MARKET. The vacation ownership industry consists primarily of commercial lodging operators and vacation ownership resorts. Commercial lodging typically consists of (i) hotels and motels which rent individual rooms on a nightly, weekly or monthly basis and (ii) rental of privately owned condominium units or homes. These facilities often prove uneconomical for frequent or long-term leisure travelers, particularly vacationing families. In addition, rates and availability are often unpredictable and subject to change.

    Vacation ownership resorts are gaining in popularity as a relatively economical and convenient alternative to commercial lodging establishments. Vacation ownership resorts allow buyers to essentially prepay for their vacation, while securing vacation accommodations and controlling room cost. Vacation ownership resorts often provide comparable locations and greater amenities at a decreased cost as compared to commercial lodging. In addition, such resorts generally offer superior accommodations in terms of unit size.

    WORLDWIDE MARKET. The worldwide vacation ownership industry has experienced rapid growth since its inception in Europe in the mid-1960s. According to ARDA, vacation ownership industry sales and the number of Vacation Ownership Interest owners have grown at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997.

    UNITED STATES MARKET. The vacation ownership industry has experienced significant growth since Vacation Ownership Interests were first marketed in the United States in the 1970s, and the number of vacation ownership resorts has increased to 1,204 in 1997 from 870 in 1993. Similarly, the number of households owning Vacation Ownership Interests has increased to 1.8 million households in 1997 from 1.3 million households in 1993. During 1996, a total of 218,000 one-week Vacation Ownership Interests were sold in the United States at an average price of $10,000 each for a total sales volume of $2.2 billion. This represents a 69.2% increase from 1992, when a total of 168,840 of such interests were sold in the United States at an average price of $7,000 each for a total sales volume of $1.3 billion. Despite such growth, the current average market penetration rate for vacation ownership is only 1.72% of all U.S. households.

    THE CONSUMER. According to ARDA, the median age and annual income of a Vacation Ownership Interest purchaser in the United States in 1997 was 50 years and $71,000, respectively. While demographics differ by property, the typical age and annual income of an owner of a Vacation Ownership Interest at the Company's resorts has ranged from between 40 to 55 years and in excess of $50,000, respectively.

According to the U.S. Census Bureau, the number of persons in the 40 to 54 age group was 54.9 million, which represented 21% of the U.S. population at July 1, 1997, and is predicted to increase to approximately 59.5 million by 2000.

    REASONS FOR GROWTH. The Company believes that this growth trend in the industry is a result of certain shifts in customer satisfaction and changes in consumer perceptions of Vacation Ownership Interests. Management believes, based on industry publications, that these trends are attributable to the following factors, among others:

    - Increased flexibility and options associated with Vacation Ownership Interests;

    - Improved quality and management of vacation ownership resorts and related amenities;

    - Improved customer perception of the value and quality of Vacation Ownership Interests, as compared to other vacation lodging alternatives;

    - Demographic trends resulting in a greater base of customers meeting the profile of a typical Vacation Ownership Interest purchaser;

    -  Growth of exchange networks;

    - Increased customer protection regulation of the vacation ownership industry;

    -  Increased participation of brand name lodging companies; and

    -  Greater access to financing for purchasers.

    Historically, the vacation ownership industry has been highly fragmented and dominated by a large number of local and regional resort developers and operators, each with limited portfolios of differing quality. Recently, there has been a trend toward consolidation among vacation ownership resort developers and operators. In addition, many of the world's most widely-recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Ownership Interests under their brand names, including Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental. The Company believes that the entry of such participants is one of the most significant factors contributing to the vacation ownership industry's current success. The Company believes that national lodging and hospitality companies are attracted to the vacation ownership industry because of its relatively low product cost and high profit margins. In addition, sales of Vacation Ownership Interests allow traditional hotel companies to leverage their brands into additional resort markets where demand exists for accommodations beyond traditional hotels. See "--Competition" and "Risk Factors--Competition."

    According to a 1997 ARDA study, the three primary reasons cited by consumers for purchasing a Vacation Ownership Interest are (i) the ability to exchange their Vacation Ownership Interest for accommodations at other resorts through exchange networks, (ii) the quality and appeal of the resort at which they purchased a Vacation Ownership Interest, and (iii) the money savings over traditional resort vacations. According to a 1994 ARDA study, Vacation Ownership Interest purchasers have a high rate of repeat purchases: approximately 35% of all Vacation Ownership Interest owners own more than one interval and approximately 45% of all owners who bought their first Vacation Ownership Interest before 1985 have since purchased an additional interest. Moreover, customer satisfaction was found to increase with length of ownership, age, income, multiple location ownership, and accessibility to exchange networks.

DESCRIPTION OF THE RESORTS

    Set forth below is a description of the Company's vacation ownership resorts. The Company will commence sales of Vacation Ownership Interests at the resorts purchased in connection with the Acquisitions upon receipt of required governmental approvals, which are expected to be received by November 1998, except in the case of Palm Springs Marquis Villas, which the Company expects to receive by January 1999.

    LONDON BRIDGE RESORT. The London Bridge Resort is situated on twelve acres in scenic Lake Havasu City, Arizona, surrounding the world famous London Bridge, which was relocated from London in 1968. The resort, formerly a 180 room hotel, currently consists of 122 studio, one- and two-bedroom suites for a total of 6,222 Vacation Ownership Interests. The Company commenced a new construction phase of 193 additional one- and two-bedroom suites in the third quarter of 1998. London Bridge offers many amenities, including three swimming pools, a fifty-seven slip marina and a tennis court, as well as a nine-hole executive golf course and one mile of beachfront on Lake Havasu. Also located at the resort is one of Arizona's major tourist attractions, the London Bridge English Village and Shopping Mall, which includes over 50 shops, restaurants, bars and entertainment outlets. The Lake Havasu City area is a popular vacation destination, which attracts over 3 million visitors each year and offers fishing on the Colorado River, hunting, boating and water sports, and is located 150 miles from Las Vegas and 67 miles from Laughlin, Nevada. The London Bridge Resort has been designated as a Five Star Resort by II, which awards this designation to less than 10% of its 1,500 member resorts.

    DAYTONA BEACH REGENCY. The Daytona Beach Regency is located in Daytona Beach, Florida and currently consists of 45 one- and two-bedroom suites, for a total of 2,295 Vacation Ownership Interests. Formerly a 198 room hotel, the Company has renovated 45 of the resort's 90 vacation ownership suites, and plans to complete the conversion of the remaining 45 suites by the first quarter of 1999. Amenities include an outdoor swimming pool and deck, and an indoor leisure center with indoor pool, spa and health club. In addition, the resort will be further enhanced by the recent enactment of a city ordinance which will prohibit cars from driving on the resort's beachfront property. Activities such as boating, surfing, water sports and golfing are within short walking distance to the resort. In addition to its famous beaches and boardwalk, the Daytona Beach area is the "World Center of Racing" and is the home of NASCAR and Grand Prix motorcycle racing, attracting over 8 million visitors each year. The resort is a short 52-mile drive to Orlando, home to Disney World. II has designated the Daytona Beach Regency as a Five Star resort.

    SCOTTSDALE LINKS RESORT. Located on the world famous TPC golf courses in Scottsdale, Arizona, Scottsdale Links Resort offers 228 luxury one-, two- and three-bedroom suites, for a total of 11,628 Vacation Ownership Interests. The resort's amenities include mountain views, pool and spa, massage therapy room, state-of-the-art fitness center, gas-operated grills and oversized patios and balconies. The Scottsdale area attracts more than 12 million visitors each year to its over 100 golf courses, gourmet restaurants, art galleries and world class shopping.

    WESTPARK RESORT. Located one and one-half miles west of the world famous Las Vegas Strip in Las Vegas, Nevada, the Westpark Resort is situated in a quiet tropical setting while offering easy access to the excitement and nightlife of Las Vegas. The resort consists of 152 one- and two-bedroom suites, for a total of 7,752 Vacation Ownership Interests. Each suite is equipped with oversized patios or balconies and private Jacuzzis, state of the art audio and visual equipment and full kitchens with dishwashers, refrigerators with icemakers and microwave ovens. The resort offers shuttle service to Las Vegas attractions, and can arrange for golf tee times, show tickets and sightseeing tours. Known as "The Entertainment Capital of the World," Las Vegas attracts over 30 million visitors each year.

    PALM SPRINGS MARQUIS VILLAS. Conveniently located on seven acres in downtown Palm Springs, California, the Palm Springs Marquis Villas consists of 101 one- and two-bedroom suites for a total of 5,252 Vacation Ownership Interests. The resort's suites include full kitchens, marble baths, state of the art audio visual equipment, wet bars, fireplaces and private balconies. The resort's amenities include several pools, a full service spa and exercise facility, tennis courts, close proximity to golf courses, sightseeing and shopping. The resort staff will arrange tee times and transportation to any of the area's over 70 world-class golf courses. The Palm Springs area attracts over
4.5 million visitors each year.

    PLANTER'S QUARTERS RESORT. Located on Hilton Head Island off the coast of South Carolina, the Planter's Quarters Resort currently consists of 36 one-and two-bedroom suites for a total of 1,856 Vacation

Ownership Interests. The Company expects to commence development of a total of 124 additional one-and two-bedroom suites (totalling 6,324 Vacation Ownership Interests) at the resort. Such construction commenced in the third quarter of 1998 and will be completed in phases of eight to nine suites each. Current and proposed amenities include a swimming pool, an outdoor spa, picnic areas, bicycle rental, on-site movie rentals and an exercise facility. In addition, the resort has special golf privileges at Port Royal Resort and Shipyard Plantation and exclusive tennis privileges at the Port Royal Racquet Club. The Planter's Quarters Resort has been designated as a Gold Crown Resort by RCI, the highest designation in RCI's rating system. Hilton Head Island is a popular vacation destination which attracts over 2.5 million visitors each year to its over 20 world-class championship golf courses, 6 major tennis centers, 7 major shopping and entertainment centers, 12 miles of beach and over 200 restaurants.

SALES AND MARKETING

    The Company believes that it has acquired significant skill and expertise in the development, management and operation of its resorts and in the marketing of Vacation Ownership Interests. The Company's sales representatives are a critical component of its sales and marketing effort, and the Company continually strives to attract, train and retain a dedicated sales force. The Company provides intensive sales instruction and training, which coupled with the sales representative's valuable local knowledge of each resort, assists in acquainting prospective customers with each resort's benefits. The Company's sales staff is required to provide each customer with a written disclosure statement regarding the Vacation Ownership Interest to be sold prior to the time the customer signs a purchase agreement. This disclosure statement sets forth relevant information regarding ownership of a Vacation Ownership Interest at the resort and must be signed by every purchaser. The Company believes that this information statement contains all material and relevant information a customer requires to make an informed decision regarding the purchase of a Vacation Ownership Interest at one of its resorts, and contributes to its low rates of rescission. The Company sells Vacation Ownership Interests to purchasers for leisure purposes and not for investment purposes.

CUSTOMER FINANCING

    GENERAL

    Approximately 90% of the Company's customers finance their purchase of a Vacation Ownership Interest with the Company. The Company financed approximately 90% of the aggregate purchase price of these sales during each of 1996 and 1997 and the six months ended June 30, 1998, and received cash for the remaining balance. The typical financing extended by the Company on a Vacation Ownership Interest provides for a term of approximately seven years at a fixed interest rate. At the closing of a sale of a Vacation Ownership Interest, the Company delivers the deed to the purchaser and secures repayment of such purchaser's obligation by obtaining a mortgage on such purchaser's Vacation Ownership Interest.

    The Company believes that its financing is attractive to purchasers who find it convenient to handle all facets of the purchase of Vacation Ownership Interests through a single source and because the downpayments required by the Company are similar to those required by banks and mortgage companies which offer this type of credit, when such credit is available. The weighted average interest rate on the Company's notes receivable was 14.4%, 14.9% and 15.0% at December 31, 1996, December 31, 1997 and June 30,

1998, respectively. The table below sets forth additional information relating to the Company's notes receivable (amounts in thousands).

                                                                               YEAR ENDED            SIX MONTHS
                                                                              DECEMBER 31,              ENDED
                                                                      ----------------------------    JUNE 30,
                                                                          1996           1997           1998
                                                                      -------------  -------------  -------------
Notes receivable, gross, secured by Vacation Ownership Interests....  $  21,732,059  $  37,897,911  $  46,262,418
Reserve for loan losses.............................................       (736,211)      (750,061)    (1,227,598)
                                                                      -------------  -------------  -------------
Notes receivable, net...............................................  $  20,995,848  $  37,147,850  $  45,034,820
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Charge-offs.........................................................  $     448,359  $   1,377,617  $     220,406
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    LOAN UNDERWRITING

    Consistent with industry practice, Vacation Ownership Interest financing is not subject to extensive loan underwriting criteria. Prior to providing such financing, the Company performs a commercial credit check. The Company requires a minimum downpayment of 10% of the purchase price and the execution of certain closing documents. The Company encourages purchasers to make increased downpayments by offering a lower interest rate. In addition, purchasers who do not elect to participate in the Company's pre-authorized payment plan are charged interest at a rate which is one percent greater than the otherwise prevailing rate.

    COLLECTION POLICIES

    The Company currently bears the risk of purchaser default under its traditional receivable financial facilities. Under these facilities, the Company's practice has been to continue to accrue interest on its loans to purchasers of Vacation Ownership Interests until such loans are deemed to be uncollectible, at which point it commences foreclosure proceedings and, upon obtaining title, returns such Vacation Ownership Interests to the Company's inventory for resale. The Company closely monitors its loan accounts and determines whether to foreclose on a case-by-case basis. If a purchaser of a Vacation Ownership Interest defaults on the mortgage during the early part of the loan amortization period, the Company will not have recovered its marketing, selling (other than certain sales commissions) and general and administrative costs relating to such Vacation Ownership Interest. In addition, although in certain jurisdictions the Company may seek recourse against a defaulting customer for the sales price of a Vacation Ownership Interest, the Company has not historically pursued such a remedy. See "Risk Factors--Risks Associated with Customer Financing and Receivables."

    LOAN LOSS RESERVES

    Reserve for loan losses as a percentage of period-end notes receivable was 3.5%, 2.0% and 2.7% at December 31, 1996, December 31, 1997 and June 30, 1998,
respectively. The adequacy of the Company's reserve for loan losses is determined by management and reviewed on a regular basis considering, among other factors, historical frequency of default, loss experience, present and expected economic conditions as well as the quality of receivables. See "Risk Factors--Risks Associated with Customer Financing and Receivables."

SALES OF RECEIVABLES/PLEDGING OF RECEIVABLES

    The Company has historically pledged substantially all of its receivables to obtain financing, generally retaining the right and obligation to service such receivables. In the case of receivables in securitization transactions pledged to a financial institution, the Company generally must maintain a debt to eligible collateral rate (based on outstanding principal balance of the pledged loans) of 90%. The Company is obligated to pledge additional eligible receivables or make additional principal payments in order to maintain this collateralization rate. Repurchases and additional principal payments have not been material to date. See "Management's Discussion and Analysis of Results of Operations and Financial Condition-- Liquidity and Capital Resources."

RECEIVABLES SERVICING

    Receivables servicing includes collecting payments from borrowers and remitting such funds to the owners, lenders or investors in such receivables, accounting for receivables principal and interest, making advances when required, contacting delinquent borrowers, foreclosing in the event that defaults are not remedied and performing other administrative duties. The Company outsources the servicing of its receivables to a third party vendor, and paid aggregate fees of $228,119 and 76,211 in fiscal 1997 and the second quarter of 1998, respectively. The Company expects that its receivables servicing will not change substantially when advances under the New Receivables Facility commence.

CUSTOMER SERVICE

    The Company emphasizes customer satisfaction and maintains full-time customer service representatives in its King of Prussia headquarters to respond to customer inquiries. At closing, all purchasers are provided with a toll-free customer service phone number to facilitate any additional information requests. Customer service surveys are often sent to each purchaser to measure customer satisfaction and to alert the Company to problems, if any.

PARTICIPATION IN EXCHANGE NETWORKS

    The Company believes that consumers are more likely to purchase from its inventory of Vacation Ownership Interests as a result of its participation in exchange networks. In a 1997 study sponsored by ARDA, exchange opportunity was cited by purchasers of Vacation Ownership Interests as one of the most significant factors in their decision to purchase such an interest. Membership in an exchange network allows the owner of a Vacation Ownership Interest at one of the Company's resorts to exchange their occupancy right for a similar right at another participating resort, based upon availability and the payment of a variable exchange fee. A Vacation Ownership Interest can be exchanged by listing the interest as available with the exchange network affiliated with the owner's home resort and requesting occupancy at another participating resort, indicating the preferred resort or geographic area, the size of the unit desired, and the period during which occupancy is desired. The exchange network assigns a rating to each listed Vacation Ownership Interest, which is based upon a number of factors, including the location and size of the unit, the quality of the resort and the time of year during which the exchanging owner's Vacation Ownership Interest is available. The network then attempts to satisfy the exchange request by providing an occupancy right in a participating resort with a similar rating.

COMPETITION

    The Company competes with other vacation ownership resort providers as well as hotels, motels, condominium developments and second homes. Competition is based primarily upon the attractiveness and location of the resort property and amenities. The Company considers the direct competitors of individual resorts to also include alternative accommodations, including hotels, motels, bed-and-breakfasts and small vacation ownership operators located within the immediate geographic vicinity of each of its resorts.

    The vacation ownership industry historically has been highly fragmented and dominated by a very large number of local and regional resort developers and operators, each with limited portfolios. More recently, many of the world's most widely-recognized lodging, hospitality and entertainment companies have begun to develop and sell timeshare and vacation ownership interests under their brand names, including Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental. In addition, other publicly-traded companies such as Signature, Vistana, Fairfield, Trendwest, ILX, Bluegreen and Silverleaf currently compete or may compete in the future with the Company. Furthermore, significant competition exists in other markets in which the Company currently operates or is developing vacation ownership resorts. Many entities with which the Company competes have significantly greater access to financial, sales and marketing and other resources than those of the Company and may be able to grow at a more rapid rate or more profitably as a result. Management anticipates that competition will increase in the future as a result of consolidation in the vacation ownership industry. There can be no assurance that the Company will be able to successfully compete with such consolidated companies. See "Risk Factors--Competition."

GOVERNMENT REGULATION

    The Company's marketing and sales activities and other resort operations are subject to extensive regulation by the federal government and the states in which the Company's resorts are located and in which its Vacation Ownership Interests are marketed and sold. Federal legislation to which the Company is or may be subject includes the Federal Trade Commission Act, the Fair Housing Act, the Truth-in-Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Interstate Land Sales Full Disclosure Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, and the Civil Rights Acts of 1964, 1968 and 1991. Many states have adopted legislation as well as specific laws and regulations regarding the sale of vacation ownership interests. The laws of most states require a designated state authority to approve a public report of condominium, a detailed offering statement describing the Company and all material aspects of the resort and the sale of Vacation Ownership Interests at such resort. In addition, the laws of most states in which the Company sells Vacation Ownership Interests grant the purchaser of such an interest the right to rescind a contract of purchase at any time within a statutory rescission period, which generally ranges from three to ten days. Furthermore, most states have other laws which regulate the Company's activities, such as real estate licensure laws, travel sales licensure laws, anti-fraud laws, telemarketing laws, prize, gift and sweepstakes laws, labor laws and various regulations governing access and use of the Company's resorts by disabled persons. The Company believes that it is in material compliance with all applicable federal, state, local and foreign laws and regulations to which it is currently subject. See "Risk Factors--Government Regulation."

EMPLOYEES

    As of June 30, 1998, the Company employed a total of 667 full time employees, and plans to add employees to staff the resorts purchased in connection with the Acquisitions. None of the Company's employees are represented by a collective bargaining unit, and the Company believes that its relations with its employees are good.

LEGAL PROCEEDINGS

    The Company is not presently involved in any material legal proceedings. However, from time to time during the ordinary course of business, the Company is threatened with, or may become a party to legal actions and other proceedings incidental to the Company's business. The Company believes that its potential exposure to such legal actions is adequately covered by its general liability insurance.

                                   MANAGEMENT

MANAGING MEMBER

    The Company's Managing Member is Epic Membership Corp., a Delaware corporation wholly owned by Mr. Flatley. Pursuant to the Company's Operating Agreement, the Managing Member has the sole power to conduct, manage, control and make all decisions affecting the conduct of the business, assets and affairs of the Company. The Company also maintains a Board of Managers which acts in an advisory capacity to the Managing Member and performs such other functions as delegated to it by the Managing Member. In addition, the Board of Managers retains certain duties and powers pursuant to the terms of the Indenture governing the Notes. See "Description of Notes."

MANAGERS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each person named as a manager and/or executive officer of the Company. Managers serve until their successors are elected, and Officers hold office until their successors are elected and qualified.

NAME                               AGE                        POSITION
---------------------------------  ---  -----------------------------------------------------

Thomas F. Flatley................  46   President, Chief Executive Officer and Manager

Scott J. Egelkamp................  39   Vice President, Chief Financial Officer and Manager

Gerald L. Clark..................  66   Manager

James A. Ditanna.................  48   Manager

Robert M. Kramer.................  46   Manager

    THOMAS F. FLATLEY has been President, Chief Executive Officer and a Director of predecessors of the Company since 1991. Mr. Flatley has also served as the President and a Director of American Financial Mortgage Corporation, a national mortgage banking company, since 1988. From 1974 to 1982, Mr. Flatley practiced as a Certified Public Accountant with Price Waterhouse, LLP. Mr. Flatley was recently awarded the 1998 ARDA Community Service Award.

    SCOTT J. EGELKAMP has been Vice President and Chief Financial Officer of predecessors of the Company since 1992. Mr. Egelkamp has also served, since 1988, as Vice President and Chief Financial Officer of American Financial Mortgage Corporation. Mr. Egelkamp has over 15 years of experience as a financial manager in service and manufacturing environments.

    GERALD L. CLARK, NCARB, FAIA, has served as Director of Development of predecessors of the Company since 1992. Mr. Clark, a registered architect, has over 35 years of experience in all aspects of design, construction and development and currently also serves as President of Clark & Associates Architects, Inc. In addition, Mr. Clark is a partner and principal of Accent Plus Interiors, an interior design company.

    JAMES A. DITANNA has served as Chief Financial Officer and Financial Consultant of Nexmed, Inc., a pharmaceutical manufacturing company, since 1996. Mr. Ditanna has also been a joint venture partner in VAVCO, a vaccine manufacturer since 1992. Prior to joining Nexmed, Inc., Mr. Ditanna worked as a consultant in the field of international finance and business development. Mr. Ditanna practiced as a tax specialist with Price Waterhouse in Teheran, Iran. Mr. Ditanna has a dual Masters in Business and Governmental Administration from the Wharton School of the University of Pennsylvania.

    ROBERT M. KRAMER has served as General Counsel, Executive Vice President and Secretary of the Eastern Environmental Services, Inc. since June 1996. Since 1989, Mr. Kramer has been the sole partner of Robert M. Kramer & Associates, P.C., a law firm consisting of three lawyers. From December 1989 to December 1997, Mr. Kramer served on the Board of Directors of American Capital Corporation, a registered securities broker-dealer. Mr. Kramer received a J.D. degree from Temple University Law School.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth, for fiscal 1997, certain information about the compensation paid to the chief executive officer and the other executive officer of the Company (the "Named Executives").

                                                                      ANNUAL COMPENSATION
                                                                    -----------------------
                                                                      FISCAL                               ALL OTHER
NAME AND PRINCIPAL POSITION                                            YEAR        SALARY      BONUS     COMPENSATION
------------------------------------------------------------------  -----------  ----------  ----------  -------------

Thomas F. Flatley--...............................................        1997      (a)          --           --
President and Chief Executive
Officer

Scott J. Egelkamp--...............................................        1997   $  125,000      --           --
Vice President and Chief Financial
Officer

------------------------

(a) Mr. Flatley did not receive a salary in 1997. It is expected that Mr. Flatley's salary after the Initial Offering will be $280,000 per year.

    EMPLOYMENT AGREEMENTS. Each of Thomas F. Flatley and Scott J. Egelkamp (the "Executive Officers") have entered into employment agreements with the Company (the "Employment Agreements"). Each Employment Agreement provides for an employment term of three years, commencing May 20, 1998 (the "Employment Period") and an annual base salary of $280,000 and $125,000, for Mr. Flatley and Mr. Egelkamp, respectively. The Executive Officers' annual base salary is subject to increase at the discretion of the Board of Managers. Each of Mr. Flatley and Mr. Egelkamp's Employment Agreements provide that if such Executive Officer is terminated for any reason other than violation of such agreement, such Executive Officer is entitled to 120 days, notice prior to termination, to payment of all accrued and unpaid salary and benefits through the date of termination, and a lump sum payment equal to one year of his salary. In addition, if the Employment Agreement of either Executive Officer is terminated without cause upon the occurrence of a merger, consolidation or other business combination in which the Company is not the surviving entity, such Executive Officer will be entitled to a lump sum payment equal to two years of his salary.

    Pursuant to the Employment Agreements, each of the Executive Officers has agreed (i) not to compete with the Company in the vacation ownership business during the Employment Period and for a period of six months after the termination of such period, and (ii) to keep all proprietary information of the Company confidential for a period of two years following the termination of his employment with the Company. Each Executive Officer has also agreed that he will not solicit any employee to leave the employ of the Company during the Employment Period or for two years following the termination of his employment with the Company.

    LIFE INSURANCE POLICY The Company purchased an annual renewable term life insurance policy on Mr. Flatley from CNA Life Insurance Company. This policy has a face value of $15 million. The Company is the sole beneficiary of such policy.

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
    COMPENSATION OF MANAGERS. The Company pays each Manager an annual retainer of $10,000 to be paid in four quarterly installments of $2,500 each. In addition, each Manager receives reasonable out-of-pocket expenses for each meeting attended.

                               PRINCIPAL MEMBERS

    99% of the 1,118,000 outstanding Membership Interests in the Company are held by its President and Chief Executive Officer, Mr. Flatley. The remaining 1% of outstanding Membership Interests are owned by Epic Membership Corp., a Delaware corporation wholly owned by Mr. Flatley, which acts as the Managing Member of the Company. In connection with the Initial Offering and the Acquisitions, the Company agreed to issue Epic Warrants exercisable, in the aggregate, for approximately 14% of the total outstanding Membership Interests on a fully diluted basis after giving effect to the Initial Offering.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1990, London Bridge Resort obtained a line of credit not to exceed $3,412,545. This loan was collateralized by an assignment of a second mortgage on London Bridge Resort's facilities and properties and was subordinate to the claims of London Bridge Resort's construction and equipment loans and did not become payable until such loans have been paid in full. American Realty Group, Inc., a Pennsylvania corporation wholly-owned by Mr. Flatley ("ARG"), was the holder of a promissory note evidencing such loan (the "American Realty Debt"). Interest on the promissory note accrued at a rate of 8.5% per annum up to a maximum amount of $500,000. In 1995, interest accrued to $500,000 and the promissory note became non-interest bearing. As of December 31, 1997, the balance of the promissory note was $3,912,545, and was repaid out of the proceeds of the Initial Offering. Pursuant to an Agreement to Subordinate dated October 30, 1995, between ARG and Queen's Bay Joint Venture ("QBJV") (predecessor to London Bridge Resort, LLC.), ARG was entitled to receive a fee of $1,087,455 upon the repayment of certain financing of QBJV as consideration for ARG's agreement to subordinate the American Realty Debt to such financing. Such fee was paid in connection with the Initial Offering.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    The Existing Receivables Facility is a $23.0 million Receivables Loan and Security Facility between London Bridge Resort, Inc. and a financial institution, which bears interest at prime plus 2.5% (11.0% at June 30, 1998). The Existing Receivables Facility is payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month. Any remaining principal under the Existing Receivables Facility is due seven years after the date of the last advance related to mortgages receivable and is collateralized by the specific mortgages receivable. As of June 30, 1998, the outstanding balance under the Existing Receivables Facility was approximately $21.3 million. Such outstanding balance was repaid in full in connection with the initial funding of the New Receivables Facility on October 27, 1998. The Company currently has no outstanding variable rate indebtedness.

    On September 28, 1998, the Company and PSCC entered into the New Receivables Facility, whereby PSCC agreed to finance up to $75 million (outstanding at any time) of Vacation Ownership Interest Receivables. Under the terms of the New Receivables Facility, the Company will sell Vacation Ownership Interest Receivables to Epic Funding, an unconsolidated special purpose subsidiary, and PSCC will make advances to Epic Funding in an amount equal to 88% of the lesser of (i) the unpaid principal balance of the Vacation Ownership Interest Receivables sold to Epic Funding or (ii) the market value of such receivables as determined by Prudential Securities Incorporated. Requests for advances under the New Receivables Facility are limited to a maximum of one per week, with no dollar limit. The New Receivables Facility will terminate on September 28, 1999, unless terminated earlier due to the occurrence of an event of default, a material adverse change in the business, operations or financial condition of the Company or Epic Funding, or cumulative receivable defaults in excess of 9%. Advances under this facility will bear interest at a per annum rate equal to one month LIBOR plus 1.50%, reset daily. The New Receivables Facility is intended to provide non-recourse interim funding for the Vacation Ownership Interests Receivables pending their long-term funding through securitization transactions. The commitment is subject to customary conditions, and the events of default under the New Receivables Facility include failure to maintain the financial covenants applicable to the Notes and failure to maintain a collateral value based on PSCC's mark-to-market valuation. The Company retains a subordinated interest in the pooled Vacation Ownership Interest Receivables. An event of default could allow PSCC to liquidate the Vacation Ownership Interest Receivables, thereby impairing the Company's retained interest in such receivables. The Company repaid the outstanding balance of the Existing Receivables Facility with the proceeds of the initial funding of the New Receivables Facility. The Company expects to use future borrowings under the New Receivables Facility to, among other things, fund new Vacation Ownership Interest Receivables and provide working capital.

    The Existing Receivables Facility and the New Receivables Facility include, among other things, customary representations and warranties, provisions with respect to the payment of certain fees and expenses, conditions to funding, eligibility rates and advance requirements for collateral, events of default and certain financial and other covenants, including limitations on the incurrence of indebtedness, net worth and fixed charge coverage requirements and other coverage ratios.

                               THE EXCHANGE OFFER

PURPOSES AND EFFECT OF THE EXCHANGE OFFER

    The Original Notes were sold by the Issuers on July 8, 1998 to the Initial Purchaser pursuant to the Purchase Agreement among the Issuers, the Subsidiary Guarantors and the Initial Purchaser. The Initial Purchaser subsequently resold the Original Notes in transactions exempt from registration under the Securities Act. Pursuant to the Purchase Agreement, the Issuers entered into the Registration Rights Agreement. According to the terms of the Registration Rights Agreement, the Issuers have agreed, for the benefit of the holders of the Original Notes, at the Issuers' cost, to (i) file a registration statement with the Commission within 75 days after the Issue Date of the Original Notes with respect to the Exchange Offer for the Original Notes, and (ii) cause the registration statement to be declared effective under the Securities Act within 135 days after the Issue Date. Upon the registration statement being declared effective, the Issuers will offer the Exchange Notes in exchange for the Original Notes. The Issuers will keep the Exchange Offer open for no less than 20 days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Original Notes.

    For each Original Note properly tendered and accepted pursuant to the Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount equal to that of the Original Note tendered. Interest on each Exchange Note will accrue from the last respective interest date on which interest was paid on the Original Note tendered in exchange therefor, or, if no interest has been paid on such Original Note, from the Issue Date. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes.

    Each holder of the Original Notes who wishes to exchange the Original Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of an Issuer or any of the Subsidiary Guarantors, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not acting on behalf of a person who could not truthfully make the foregoing representations.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

    In the event that applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers or any holder of Original Notes (other than the Initial Purchasers) who is not eligible to participate in the Exchange Offer shall so request (each a "Shelf Request"), the Issuers will at their cost, (a) as promptly as practicable, and within 75 days of the Issue Date, file a shelf registration statement covering resales of the Original Notes (a "Shelf Registration Statement"), (b) use their reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 135 days following the Issue Date and (c) use their reasonable efforts to keep effective such Shelf Registration Statement until the earlier of (i) two years after the Issue Date, (ii) such time as all of the applicable Registrable Notes (as defined in the Registration Rights Agreement) have been sold thereunder or (iii) such time as the Notes become eligible for registration without volume restrictions pursuant to Rule 144 under the Securities Act. The Issuers will, in the event of the filing of a Shelf Registration Statement, provide to each holder of Original Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of Original Notes. A holder that sells its Original Notes pursuant to a Shelf

Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

    If the Issuers or the Subsidiary Guarantors fail to comply with the above provisions or if such Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Notes as follows:

        (i) if the Registration Statement or Shelf Registration Statement is not filed within 75 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 76th day after the Issue Date or the Shelf Notice, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

        (ii) if the Registration Statement or Shelf Registration Statement is not declared effective within 135 days following the Issue Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 136th day after the Issue Date or the Shelf Notice, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

        (iii) if (A) the Issuers have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 165 days after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on (x) the 166th day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Note Issuers, in the case of (A) above, or (y) the day the Exchange Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on the Notes under clauses
(i), (ii) or (iii) above, may not exceed, in the aggregate, 1.50% per annum; and PROVIDED FURTHER, that (1) upon the filing of the Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    Notwithstanding anything to the contrary in Section 4(a) of the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will not be required to pay liquidated damages to the holder of Transfer Restricted Securities if such holder failed to comply with its obligations to make the representations or failed to provide the information required to be provided by it, if any, pursuant to the Registration Rights Agreement.

    The liquidated damages are intended to constitute the sole damages that will be suffered by holders of Registrable Notes described above by reason of the failure of (i) the Shelf Registration Statement or the

Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Registration Statement to be declared effective and the Exchange Offer to be consummated, in each case to the extent required by the Registration Rights Agreement.

    The summary herein of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, a copy of which will be available upon request to Epic.

    Following the consummation of the Exchange Offer, holders of the Original Notes who were eligible to participate in the Exchange Offer but who did not tender their Original Notes will not have any further exchange or registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Original Notes."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Original Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Rights Agreement, which rights shall terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes (which they replace) and will be issued under and entitled to the benefits of the Indenture. The Original Notes and the Exchange Notes will constitute a single class of debt securities under the Indenture.


    As of the date of this Prospectus, $130.0 million aggregate principal amount of Original Notes are outstanding. The Issuers have fixed the close of business November 9, 1998 as the record date for the Exchange Offer for purposes of determining the person to whom this Prospectus and the Letter of Transmittal will be mailed initially.


    Holders of the Original Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    The Issuers shall be deemed to have accepted validly tendered Original Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Original Notes from the Issuers.

    If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than the transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December 10, 1998, unless the Issuers, in their sole discretion, extend the Exchange Offer (for a maximum of an additional 20 business days), in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


    In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral (confirmed in writing) or written notice, and will make a public announcement thereof through an appropriate news agency, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Issuers reserve the right, (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

    The tender of Original Notes pursuant to any of the procedures set forth in this Prospectus and in the Letter of Transmittal will constitute a binding agreement between the tendering Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Original Notes will constitute an agreement to deliver good and marketable title to all tendered Original Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. Holders must follow the procedures set forth in this Prospectus in order to properly and effectively tender Original Notes.

    EXCEPT AS PROVIDED IN "--GUARANTEED DELIVERY PROCEDURES," UNLESS THE ORIGINAL NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE ISSUERS MAY, AT THEIR OPTION, REJECT SUCH TENDER. ISSUANCE OF EXCHANGE NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED ORIGINAL NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, DTC PARTICIPANTS TENDERING THROUGH ATOP WILL BE DEEMED TO HAVE MADE VALID DELIVERY WHERE THE EXCHANGE AGENT RECEIVES AN AGENT'S MESSAGE (DEFINED BELOW) PRIOR TO THE EXPIRATION DATE.

    ORIGINAL NOTES HELD THROUGH DTC. Each Beneficial Owner holding Original Notes through a DTC Participant must instruct such DTC Participant to cause its Original Notes to be tendered in accordance with the procedures set forth in this Prospectus.

    Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Original Notes through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "--Guaranteed Delivery Procedures."

    The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Original Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Original Notes into the Exchange Agent's account through ATOP. However, although delivery of interests in the Original Notes may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth under "Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce such agreement against such DTC Participants.

    Cede & Co., as the Holder of the global certificates representing the Original Notes (a "Global Security"), will tender a portion of each Global Security equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC Participants.

    ORIGINAL NOTES HELD BY HOLDERS. Each Holder must (i) complete and sign and mail or deliver the accompanying Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Original Notes, to the Exchange Agent at its address set forth under "--Exchange Agent," or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "--Guaranteed Delivery Procedures."

    All signatures on a Letter of Transmittal must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of the Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"); provided, however, that signatures on a Letter of Transmittal need not be guaranteed if such Original Notes are tendered for the account of an Eligible Institution including (as such terms are defined in Rule 17Ad-15): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program.

    If a Letter of Transmittal or any Original Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Issuers of the authority of such person so to act must be submitted.

    Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which substitute certificates evidencing Original Notes for amounts not tendered are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, such Original Notes not tendered, as the case may be, will be returned to the person signing the Letter of Transmittal.

    By tendering, each Holder and each DTC Participant will make to the Issuers the representations set forth in the third paragraph under the heading "--Purposes and Effect of the Exchange Offer."

    No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering Holder waives any right to receive any notice of the acceptance for purchase of its Original Notes.

    All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Original Notes will be resolved by the Issuers in their discretion, whose determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any condition to the Exchange Offer and any irregularities or conditions of tender as to particular Original Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Issuers shall determine. The Issuers and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    LETTERS OF TRANSMITTAL AND ORIGINAL NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR ORIGINAL NOTES TO THE ISSUERS OR DTC.

    The method of delivery of Original Notes and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or Letters of Transmittal and, except as otherwise provided in the applicable Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    ORIGINAL NOTES HELD THROUGH DTC. DTC Participants holding Original Notes through DTC who wish to cause their Original Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

        (a) guaranteed delivery is made by or through an Eligible Institution;

        (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Issuers herewith; and

        (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery.

    ORIGINAL NOTES HELD BY HOLDERS. Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation or book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three NYSE trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m, New York City time, on the Expiration Date.

    ORIGINAL NOTES HELD THROUGH DTC. DTC Participants holding Original Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the Stated Maturity date of the Original Notes to which such withdrawal related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

    ORIGINAL NOTES HELD BY HOLDERS. Holders may withdraw a tender of Original Notes in the Exchange Offer by a telegram, telex, letter or facsimile transmission notice of withdrawal received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) identify the Original Notes to be withdrawn (including the certificate number(s) and principal amount due at the Stated Maturity of such Original Notes, or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

    All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Original Notes being withdrawn are held for the account of an Eligible Institution.

    A withdrawal of an instruction or withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC Participant or a Holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this Prospectus.

    A withdrawal of a tender of Original Notes by a DTC Participant or a Holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange securities for, any Original Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Original Notes, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Issuers upon written advice of counsel, could reasonably be expected to materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of Epic's subsidiaries; or

        (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the judgment of the Issuers and based on written advice of counsel, could reasonably be expected to materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

        (c) any governmental approval has not been obtained, which approval the Issuers shall, in their discretion and based on written advice of counsel, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn.

EXCHANGE AGENT

    United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. All questions and requests for assistance as well as all correspondence in connection with the

Exchange Offer and the Letter of Transmittal should be directed to the Exchange Agent by phone at 800-548-6565, by facsimile at 212-780-0592 or addressed to the Exchange Agent as follows:

           BY HAND DELIVERY BEFORE 4:30 P.M. ON THE EXPIRATION DATE:
                    United States Trust Company of New York
                           111 Broadway, Lower Level
                          Attn: Corporate Trust Window
                            New York, New York 10006

BY OVERNIGHT COURIER OR BY HAND DELIVERY AFTER 4:30 P.M. ON THE EXPIRATION DATE:
                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003
                        BY REGISTERED OR CERTIFIED MAIL:
                    United States Trust Company of New York
                          P.O. Box 844, Cooper Station
                         Attn: Corporate Trust Services
                         New York, New York 10276-0844

    Requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Exchange Agent.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

    The Issuers has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in the Issuers' accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Original Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Original Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise), (ii) so long as the Original Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuers), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. See "Risk Factors--Consequences of Failure to Exchange Original Notes."

RESALE OF THE EXCHANGE NOTES

    With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that a holder or other person who receives Exchange Notes in the ordinary course of business, whether or not such person is the holder (other than (i) a broker-dealer who purchases such Exchange Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of an Issuer within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Original Notes, and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an affiliate of an Issuer within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Original Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                              DESCRIPTION OF NOTES

GENERAL

    The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of the Issue Date, among the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Trustee"), a copy of which is available upon request to the Company. The Original Notes and the Exchange Notes will constitute a single class of debt securities under the Indenture and, accordingly will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding principal amount of Notes have taken certain actions or exercised certain rights under the Indenture. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes.

    Except as otherwise indicated, the following description relates both to the Original Notes issued in the Initial Offering and the Exchange Notes to be issued in the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes in all material respects, except that (i) the Exchange Notes will bear a Series B designation and have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Original Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Rights Agreement, which rights shall terminate upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Original Notes.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of a holder as such address appears in the Note Register. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office in New York, New York. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

    For each Original Note accepted for exchange, the holder of such Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

    The Issuers sold $130.0 million aggregate principal amount of Original Notes in the Initial Offering. The Notes will mature on June 15, 2005. Each Note will bear interest at the rate of 13% per annum, payable semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on December 15, 1998, to holders of record at the close of business on the fifteenth day of the month (whether or not a business day) immediately preceding the relevant Interest Payment Date; provided, that interest payable at maturity will be payable to the person to whom principal is payable. Interest on the Exchange Notes will accrue from (i) the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor, or
(ii) if no interest has been paid on the

Original Notes, from July 8, 1998. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the option of the Company prior to June 15, 2003. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on June 15 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                     REDEMPTION
PERIOD                                  PRICE
-----------------------------------  -----------
2003...............................      106.50%
2004 and thereafter................      103.25%

    OPTIONAL REDEMPTION UPON EQUITY OFFERING. In addition, at any time prior to June 15, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes, with Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

    SELECTION. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED, HOWEVER, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a PRO RATA basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the registry books. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

    The Original Notes are and the Exchange Notes will be senior obligations of the Issuers and the Original Notes rank and the Exchange Notes will rank PARI PASSU (equally) in right of payment with all existing and future Senior Indebtedness of the Issuers and the Original Notes rank and the Exchange Notes will rank senior in right of payment to any existing and future Subordinated Obligations of the

Issuers. The Original Notes are and the Exchange Notes will be effectively subordinated in right of payment to Secured Indebtedness of the Issuers to the extent of the assets serving as security therefor. As of June 30, 1998, on a pro forma basis after giving effect to the Initial Offering and the application of the net proceeds therefrom as discussed under "Use of Proceeds", the Issuers and the Subsidiary Guarantors would have had $21.3 million of Secured Indebtedness, excluding the Notes, which (along with the Notes) is the only Senior Indebtedness of the Note Issuers and the Subsidiary Guarantors. In connection with the initial funding of the New Receivables Facility, the Company repaid $21.3 million of such Secured Indebtedness in full. See "Description of Other Indebtedness."

SECURITY

    The Original Notes are and the Exchange Notes will be secured by (a) a Mortgage on all real property acquired by the Issuers after the Issue Date, which Mortgages shall convert into, and be replaced by, Mortgages on the Pledged Vacation Ownership Interests of the Note Issuers as they are created; PROVIDED, that real property acquired or developed with funds from an A&D Facility shall not be subject to a Mortgage until such A&D Facility has been repaid in full,
(b) a security interest in the Escrow Account, and (c) a security interest in the Cash Collateral Account; PROVIDED, that the Company shall have unrestricted access to the funds in the Cash Collateral Account unless an Event of Default has occurred and is continuing.

    Except as provided below, the Subsidiary Guarantees of London Bridge Resort, LLC and Daytona Beach Regency, Ltd. are secured by a Mortgage on the Vacation Ownership Interests on the real property owned by such Subsidiary Guarantors and, to the extent that Vacation Ownership Interests have yet to be created on such properties, on the fee simple interest of such Subsidiary Guarantors in such real property. Upon the creation of further Vacation Ownership Interests on such Pledged Real Property, the Mortgages on such Pledged Real Property shall convert into, and be replaced by, Mortgages on such Pledged Vacation Ownership Interests. In the case of London Bridge Resort, LLC, its Subsidiary Guarantee is secured by its existing completed but unsold Vacation Ownership Interests solely to the extent permitted under its existing Receivables Credit Facility. In addition, London Bridge Resort, LLC's new resort development may be financed through an A&D Facility, in which case it will not be subject to a Mortgage until such A&D Facility is repaid in full.

    The Subsidiary Guarantees of Epic Resorts-Westpark Resort, LLC, Epic Resorts-Hilton Head, LLC and Epic Resorts-Scottsdale Links Resort, LLC initially are secured by a first Mortgage on their Pledged Real Property and, upon the creation of Vacation Ownership Interests at such properties, such Mortgages will automatically be converted into, and be replaced by, Mortgages on the Pledged Vacation Ownership Interests of such subsidiaries. In addition, the Subsidiary Guarantee of Epic Resorts-Palm Springs Marquis Villas, LLC is secured by a leasehold mortgage on the leasehold acquired by it in connection with the Acquisitions.

    No assurances can be given as to the value of the Pledged Real Property or the Pledged Vacation Ownership Interests or as to the amount that would be realized in the event of a foreclosure or other comparable proceeding realizing on the Mortgages or that the property will not decline in value. Pursuant to the terms of the Indenture and the Mortgages, the Trustee shall be required to release the lien of the Mortgages with respect to the sale of any property covered thereby unless an Event of Default shall have occurred and be continuing. Absent such an Event of Default, the Trustee shall not have a lien on the proceeds from a sale of the Pledged Vacation Ownership Interests. Consequently, the value of the collateral covered by the Mortgages will diminish over time as Pledged Vacation Ownership Interests are sold. The Company currently estimates, based on historical sales at London Bridge Resort and Daytona Beach Regency, that the Pledged Vacation Ownership Interests and the unsold Vacation Ownership Interests securing the indebtedness evidenced by the Pledged Note will be sold out over a four to seven year period. In addition, if the lender under an A&D Facility requires as a condition to making advances thereunder that such advances be secured by a Mortgage on the real property to be acquired and/or developed with such advances, then absent the occurrence and continuance of an Event of Default, the Trustee shall, to the extent so required by such lender, remove any existing Mortgage in its favor from the property and shall refrain from imposing any Mortgages thereon until such A&D Facility has been repaid in full. Once such A&D Facility has been repaid in full, the applicable Note Issuer or Subsidiary Guarantor shall be obligated to cause the removal of such lender's Mortgage, and the Trustee shall impose or reimpose, as the case may be, its Mortgage on such property. See "Risk Factors--Risk of Inability to Realize Upon Security; Insufficient Collateral."

    If the recording tax applicable to the filing of a Mortgage is more then a de minimis amount, the amount secured by such Mortgage shall equal two times the aggregate purchase price and development cost of the property subject to such Mortgage, not to exceed $130.0 million. In addition, in connection with the acquisition of any real property, the Company shall have 60 days from the date of such acquisition within which to grant, or cause to be granted, the Mortgage on such property required by the Indenture unless, prior to the expiration of such sixty-day period, the Company determines to utilize an A&D Facility to finance development of such real property, in which case no Mortgage will be granted until such A&D Facility is repaid in full.

SUBSIDIARY GUARANTEES

    Each Subsidiary Guarantor has unconditionally guaranteed on a senior basis, jointly and severally, to each holder and the Trustee, as primary obligor and not as a surety, the full and prompt payment of principal of and interest on the Notes, and of all other obligations of the Note Issuers under the Indenture.

    The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture) result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor of a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

    Each Subsidiary Guarantor (other than Warrant Co.) may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to certain conditions, each Subsidiary Guarantor (other than Warrant Co.) may also consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee, and such Subsidiary Guarantee shall terminate; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

    Subsequent to the Issue Date, separate financial information for the Subsidiary Guarantors will not be provided except to the extent required by Regulation S-X under the Securities Act.

ADDITIONAL SUBSIDIARY GUARANTEES

    The Indenture provides that if (i) the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary, other than a Receivables Subsidiary, or (ii) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary, then such newly, acquired, created or redesignated Restricted Subsidiary shall execute a supplemental indenture and become a Subsidiary Guarantor in accordance with the terms of the Indenture.

DISBURSEMENT OF FUNDS--INTEREST ESCROW ACCOUNT

    Pursuant to the Indenture, the Issuers placed $16.9 million of the net proceeds of the Initial Offering, representing funds sufficient to pay the first two interest payments on the Notes, into the Escrow Account. The Issuers entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account to fund the first interest payment on the Notes and, upon certain repurchases or redemptions thereof, to pay principal of and premium, if any, thereon. Pending such disbursement, the
Note Issuers will cause all funds contained in the Interest Escrow Account to be invested in Cash Equivalents. Interest earned on these Cash Equivalents will be added to the Interest Escrow Account. After the first Interest Payment Date, the
Note Issuers must at all times maintain funds in the Escrow Account sufficient to fund the next required interest payment on the Notes.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date): (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; (iii) if no Equity Offering shall have occurred, the failure of Thomas F. Flatley to continue to beneficially own more than 50% of the ordinary voting power for the election of managers or directors of the Company; (iv) if an Equity Offering shall have occurred, the failure of Mr. Flatley to beneficially own at least 25% of the ordinary voting power for the election of managers or directors of the Company or (v) if any Person or Group shall at any time beneficially own a greater percentage of the ordinary voting power for the election of managers or directors of the Company than is then beneficially owned by Mr. Flatley.

    Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date); (2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

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
    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

    Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be purchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a purchase may be limited the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

MANDATORY OFFER TO PURCHASE

    During the period beginning on and including June 15, 2000 and ending on and including June 15, 2002, the Issuers are obligated to make one or more Mandatory Purchase Offers to purchase a total of $65 million (the "Mandatory Purchase Amount") aggregate principal amount of Notes (subject to adjustment as described below) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of payment. Any Mandatory Purchase Offer must be made on an Interest Payment Date, and in connection with any Mandatory Purchase Offer, the Issuers must offer to purchase at least $10 million aggregate principal amount of Notes (or such lesser amount as shall result in the Issuers' having offered to purchase, in the aggregate, the Mandatory Purchase Amount of Notes). If prior to any Mandatory Repurchase Offer, Notes have been called for redemption or purchased by the Issuers, the Mandatory Purchase Amount shall be reduced by an amount equal to the aggregate principal amount of the Notes so called for redemption or purchased. If Notes with an aggregate principal amount in excess of the amount that the Issuers are seeking to purchase in connection with a Mandatory Purchase Offer are tendered in connection with such Mandatory Purchase Offer, such Notes shall be purchased on a PRO RATA basis.

    On any Interest Payment Date on which the Issuers are making a Mandatory Purchase Offer, the Issuers shall mail a notice to each holder with a copy to the Trustee stating: (1) that a Mandatory Purchase Offer is being made and that such holder has the right to require the Issuers to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the aggregate principal amount of Notes to be purchased in connection with such Mandatory Purchase Offer and that if Notes in excess of such amount are tendered, that such Notes will be purchased on a pro rata basis; (3) the purchase date (which shall be no earlier than

30 days nor later than 60 days from the date such notice is mailed); and (4) the procedures determined by the Issuers, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

    The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The Issuers' ability to pay cash to the holders in connection with a Mandatory Purchase Offer may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

CERTAIN COVENANTS

    The Indenture contains certain covenants, including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) the Consolidated Coverage Ratio would be equal to at least (x) 2.00 to
1.00 if such Indebtedness is incurred on or prior to June 1, 2000, (y) 2.25 to
1.00 if such Indebtedness is incurred after June 1, 2000 but on or prior to June 1, 2002 and (z) 2.50 to 1.00 if such Indebtedness is Incurred after June 1, 2002.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

        (i) Indebtedness represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $2.0 million at any time outstanding;

        (ii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

       (iii) Indebtedness represented by (A) the Original Notes and the Exchange Notes, (B) the Subsidiary Guarantees, (C) Existing Indebtedness and (D) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i) or this clause (iii) or Incurred pursuant to paragraph (a) above;

        (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

        (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

        (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

       (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (vii) when taken together with all Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $2.0 million;

      (viii) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness incurred by a Restricted Subsidiary without violation of the Indenture (so long as the Company could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

        (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 in the aggregate at any time, provided that such Indebtedness is extinguished within two business days of its incurrence;

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
        (x) Indebtedness representing borrowings against Vacation Ownership Interests Receivable relating to property as to which no certificate of occupancy has been received; PROVIDED, that the aggregate amount of Indebtedness permitted under this clause (x) shall at no time exceed $5 million;

        (xi) Indebtedness Incurred pursuant to credit facilities (A) in an amount not to exceed 85% of Vacation Ownership Interests Receivable outstanding at the time of Incurrence or (B) by a Receivables Subsidiary in an amount not to exceed 100% of the total amount of Vacation Ownership Interests Receivable outstanding as of the time of Incurrence as long as all such Indebtedness is not Guaranteed by the Company or any Subsidiary, PROVIDED that in either case such Indebtedness is secured by a Lien on such Vacation Ownership Interests Receivable; and

       (xii) Indebtedness Incurred under A&D Facilities; PROVIDED, that if the Consolidated Coverage Ratio at the time of such Incurrence is at least 2.00 to 1.00 but less than 3.00 to 1.00, the total amount of Indebtedness Incurred pursuant to the clause (xii) shall not exceed $30.0 million at any one time outstanding; PROVIDED, FURTHER, that if the Consolidated Coverage Ratio at the time of such Incurrence is less than 2.00 to 1.00, the total amount of Indebtedness Incurred pursuant to this clause (xii) shall not exceed $15.0 million.

    For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses at the time of incurrence, the Company shall, in its sole discretion, classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in the applicable clause(s) so selected by the Company. No fluctuation in currency exchange rates or interest rates following the incurrence of any Indebtedness shall result in a Default hereunder if the Indebtedness itself was incurred in compliance with the Indenture at the time of the incurrence.

    (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

    (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or (z) management employees of the Company or any Subsidiary of the Company (other than sales of Capital Stock (other than Disqualified Stock) to management employees of the Company pursuant to BONA FIDE employee stock option plans of the Company); PROVIDED, HOWEVER, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $2.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this Clause (D) to the extent it is already included in Consolidated Net Income.

    (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph
(a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with the "Limitation on Indebtedness" covenant; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations as a result of a Change of Control (provided that the covenant described in "Limitation on Repayments upon a Change of Control" is complied with); (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under

"Limitation on Sales of Assets and Subsidiary Stock" below; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (vi) so long as the Company is not treated for federal income tax purposes as a corporation or an association taxable as a corporation or other entity that is subject to an entity level tax for income tax purposes, distributions to any holder of Membership Interests in the Company (each, a "Member"), as soon as practicable after the end of each calendar quarter, of an amount (A) reasonably determined to be sufficient to pay any federal and, if such an election is in effect for state and local income tax purposes, state and local income taxes actually imposed on such Member's allocable share of income from the Company, or (B) if Thomas F. Flatley and his Affiliates cease to own beneficially 90% or more of the ordinary voting power for the election of directors of the Company, equal to such Member's Tax Allowance Amount in respect of such quarter, and the Company shall cause the Accountants to deliver to the Trustee a certificate setting forth the determination of each Member's Tax Allowance Amount within 60 days of the end of each fiscal year; PROVIDED, HOWEVER, such Tax Allowance Amounts shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED, FURTHER, that in the case of clauses (i), (ii), (iii) and (iv) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

    (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment; PROVIDED, HOWEVER, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $2.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking firm of national standing.

    (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements, and a copy of any required investment banker's opinion.

    LIMITATION ON LIENS. The Indenture provides that the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens except for Permitted Liens.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or Guarantee the Notes, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the

Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction
(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause (iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; PROVIDED, HOWEVER, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (h) encumbrances or restrictions arising or existing by reason of applicable law; (i) any encumbrance or restriction pursuant to Indebtedness of Restricted Subsidiaries that is permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness"; and
(j) restrictions on cash or other deposits imposed by customers under contracts incurred in the ordinary course of business consistent with past practices.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness), (x) to prepay, repay or purchase Secured Indebtedness within 45 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) to the investment in or acquisition of Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, within 360 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest, if any,

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
thereon; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) (w) to the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments or (y) and other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A) and (B) or the date that is one year from the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause
(A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $10.0 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days) converted by the Company or such Restricted Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(C) above.

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majorities each determine that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the Company has received a written opinion from

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
an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

    (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Prospectus or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock), (ix) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company (including, without limitation, the grant of stock options), and (x) Affiliate Transactions between either the Company or a Restricted Subsidiary and a Receivables Subsidiary involving the transfer or sale of Vacation Ownership Interests Receivable.

    LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

    LIMITATION ON REPAYMENT UPON A CHANGE OF CONTROL. The Company will not make an offer to repurchase any Subordinated Obligations if required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Company is required to make purchases of the Notes under the Indenture following such Change of Control.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to the Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/ Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/ Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board) and (iii) the Net Cash Proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "--Limitation on Sales of Assets and Subsidiary Stock."

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
    SEC REPORTS. The Company will provide to the Trustee and the holders of the Notes, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the holders of the Notes within 15 days after it would have been required to file it with the Commission.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

        (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

        (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

    The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

    All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

    TAXES. The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on it or on

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
its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

    MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company (A) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Company immediately prior to such transaction and (B) shall be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "--Limitation on Indebtedness"; (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (v) there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to United States federal income tax with respect to the Notes in the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Wholly-Owned Subsidiary. Notwithstanding the foregoing, neither Capital Corp. nor Warrant Co. may merge with or into any other entity.

EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the Indenture:
(i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, (iii) the failure by any Note Issuer to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "Merger and Consolidation," (v) the failure by any Note Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2.0 million and such default shall not have been cured or such acceleration rescinded after a 20-day period, (vii) certain events of bankruptcy, insolvency or reorganization of any Note Issuer or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against any

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
Note Issuer or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"), or (ix) any Subsidiary Guarantee by a Restricted Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and such Default continues for 10 days. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Note Issuers do not cure such default within the time specified in clause (iv) or (v), as applicable, after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the
Note Issuers may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of any Note Issuer occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Note Issuers are required to deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The
Note Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past Default or compliance with any

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
provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of the outstanding Notes affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, the Issuers and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture (provided that there has been delivered to the Trustee an Opinion of Counsel to the effect that holders of Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such assumption and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred), to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add further Guarantees with respect to the Notes, to add further security for the Notes, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the
Note Issuers, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Issuers are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

NO PERSONAL LIABILITY OF DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES AND MEMBERS

    No manager, officer or employee of the Company or any Subsidiary or member of the Company, as such, shall have any personal liability for any obligations of the Company or any Subsidiary under the Notes, the Indenture, the Subsidiary Guarantees, the Mortgages or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees and the grant of the Mortgages. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

DEFEASANCE

    The Issuers at any time may terminate all their obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under covenants described under "--Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "--Certain Covenants--Merger and Consolidation" above as well as the obligation to provide security for the Notes and the Subsidiary Guarantees described under "Description of Notes--Security" ("covenant defeasance").

    The Issuers may exercise the legal defeasance option notwithstanding their prior exercise of the covenant defeasance option. If the Issuers exercise the legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise the covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "--Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax with respect to the Notes in the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will cease to be of further effect (except as otherwise expressly provided for in the Indenture) when either (i) all outstanding Notes have been delivered (other than lost, stolen or destroyed Notes which have been replaced) to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Indenture and the Issuers have irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Notes which have been replaced), and, in either case, the Issuers have paid all other sums payable under the Indenture. The Trustee is required to acknowledge satisfaction and discharge of the Indenture on demand of the Issuers accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Issuers.

TRANSFER AND EXCHANGE

    Upon any transfer of a Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Notes selected for redemption nor is the registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

    United States Trust Company of New York is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Trustee's current address is 114 West 47th Street, New York, New York 10036.

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
    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of any Note Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Accountants" means Arthur Andersen LLP or such other nationally recognized firm of independent certified public accountants as is reasonably acceptable to the Trustee.

    "A&D Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for borrowings, the proceeds of which are required to be used for the acquisition and/or development of real property owned by the Company or such Restricted Subsidiary, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

    "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantees, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

    "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management

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and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a sale, transfer or disposition in the ordinary course of business of Vacation Ownership Interests or Vacation Ownership Interests Receivables (including, without limitation, direct sales to financial institutions and sales or transfers in connection with securitization transactions in the ordinary course of business), (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, (v) transactions permitted under "--Certain Covenants--Merger and Consolidation" above; and (vi) Permitted Investments. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Board of Directors" means, with respect to any Person, the board of directors, board of managers or other analogous controlling body of such Person or any committee thereof duly authorized, with respect to any particular matter, to exercise the power of such body, or so long as the Company is a limited liability company, the managing member of the Company.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and
(iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-l or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition,
(vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less,
(x) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary that are paid in cash during such period and (y) to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and as if the Company or any Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made

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
any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, PLUS, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) capitalized interest, (iii) amortization of debt discount and debt issuance costs, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs pursuant to Interest Rate Agreements and Currency Agreements (including amortization of fees), (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Net Income" means, for any period, the consolidated net income
(loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business (it being understood that direct sales of Vacation Ownership Interests Receivables to a financial institution or sales of Vacation Ownership Interests Receivables in connection with securitization transactions shall be deemed to be in the ordinary course of business) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,
(iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

    "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in

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part, on or prior to the final Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

    "Equity Offering" means a primary public offering for cash by the Company of its common stock.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued, thereon, after application of the net proceeds of the Notes as described in the Prospectus.

    "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Group" shall mean any "group" of related persons within the meaning of
Section 13(d) of the Exchange Act.

    "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses

                                       90
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(i), (ii) and (v)) entered into in the ordinary course of business of such
Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except
(x) trade payables and accrued expenses incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; PROVIDED that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of the original designation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time

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that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

    "Issue Date" means the date of issuance of the Original Notes.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

    "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

    "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Company.

    "Officers' Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

    "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

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
    "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors.

    "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business and upon the making of such Investment, such Person becomes a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company and upon the making of such Investment, such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) a Receivables Subsidiary; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Limitations on Sales of Assets and Subsidiary Stock"; (ix) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (x) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (xi) loans by the Company to Epic Resorts-Hilton Head, LLC for the purpose of constructing vacation ownership suites at the Planter's Quarters Resort in an aggregate principal amount not to exceed $4.0 million at any one time outstanding which loans shall be on terms substantially similar (including with respect to security) to the terms of the indebtedness described in clause (xii) below (with the note evidencing such loan or loans pledged by the Company to the Trustee for the benefit of the holders of the Notes as security for the Company's obligations under the Notes), provided, that the aggregate principal amount of such loans shall not be limited if Epic Resorts-Hilton Head, LLC is a Subsidiary Guarantor, and (xii) loans by the Company to Epic Resorts-Hilton Head, LLC made simultaneously with the consummation of the Initial Offering to be used to repay indebtedness of Epic Resorts-Hilton Head, LLC then outstanding in an amount not to exceed $4.0 million at any one time outstanding which loans shall be on terms (including with respect to security) substantially similar to the terms of such indebtedness.

    "Permitted Liens" means: (i)(A) Liens granted by the Company and the Subsidiary Guarantors which secure Indebtedness to the extent the Indebtedness is permitted to be Incurred pursuant to clause (xii) of paragraph (b) under the "Limitation on Indebtedness" covenant, PROVIDED that the only assets covered by such Liens are assets that are acquired or developed with the proceeds of the Indebtedness secured thereby, and (B) Liens granted to the Trustee on the Pledged Real Property and the Pledged Vacation Ownership Interests securing the obligations of certain Subsidiary Guarantors under their respective Subsidiary Guarantees; (ii) Liens in favor of the Company or any Subsidiary Guarantor or the Trustee for the benefit of the holders of the Notes; (iii) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (iv) Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

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
(v) Liens existing on the Issue Date; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (i), (ii), and (iv) above and (vii) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (vii) any Lien securing purchase money obligations Incurred in compliance with paragraph (b)(i) of "--Certain Covenants--Limitation or Indebtedness" PROVIDED that such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not incurred more than 30 days after the incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Capitalized Lease Obligations (except in respect of Sale/Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with paragraph (b)(i) of "--Certain Covenants--Limitation or Indebtedness" provided that such Liens do not extend to or cover any property of the Company of any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; (x) any Lien securing Indebtedness Incurred in compliance with clauses (x) or (xi) of paragraph (b) of "--Certain Covenants--Limitation or Indebtedness" PROVIDED, that such Liens cover only Vacation Ownership Interests Receivable; and (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $1 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

    "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "Receivables and Related Assets" means Vacation Ownership Interests Receivable and instruments, chattel paper, obligations, general intangibles, mortgages, deeds, records and other similar assets, in each case relating to such Vacation Ownership Interests Receivable.

    "Receivables Subsidiary" means a Restricted Subsidiary which is established and continues to operate for the limited purpose of acquiring, selling and financing Receivables and Related Assets in connection with receivables securitization or financing transactions.

    "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a

Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith); PROVIDED, FURTHER, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

    "Secured Indebtedness" means any Senior Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

    "Senior Indebtedness" in the case of the Notes means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Subsidiary Guarantee of a Restricted Subsidiary.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Obligations" means Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Subsidiary Guarantee of a Restricted Subsidiary.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

    "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than an Unrestricted Subsidiary) created or acquired by the Company after the Issue Date, and any Receivables Subsidiary.

    "Tax Allowance Amount" means, with respect to any Member (including a holder of Epic Warrants if such holder is treated as holding an equity interest in the Company for federal, state or local income tax purposes), for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such Member arising from its ownership of an interest in the Company for the fiscal year through such calendar quarter over (b) any losses of the Company for prior fiscal years and such fiscal year that are allocable to such Member (or the predecessor in interest to such Member) that were not previously utilized in the calculation of Tax Allowance Amounts for any period minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by the Accountants in good faith. The amount so determined by the Accountants shall be the Tax Allowance Amount for each period and shall be final and binding on all Members.

    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise become liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "Limitation on Designations of Unrestricted Subsidiaries."

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Vacation Ownership Interests" means the right to use (whether arising by virtue of a deeded interest in real property or otherwise) a fully-furnished vacation residence for a specified period each year or otherwise, sold by the Company and its Restricted Subsidiaries in the ordinary course of their resorts business.

    "Vacation Ownership Interests Receivable" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Vacation Ownership Interests or otherwise acquired by the Company or a Restricted Subsidiary (but excluding any fees for service or other fees in respect of such Vacation Ownership Interests) determined on a consolidated basis in accordance with GAAP.

    "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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
                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

    In the opinion of Jones, Day, Reavis & Pogue, special tax counsel to the Company, the discussion of the United States tax matters set forth below states the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of a Note by a holder thereof. This discussion is based upon the Code, Treasury Regulations, administrative pronouncements, and judicial decisions, all of which are subject to change, possibly retroactively. This discussion only applies to Notes held as capital assets that were purchased by an initial holder at the initial issue price and does not address aspects of United States federal income taxation that may be applicable to certain other holders (including insurance companies, tax exempt organizations, financial institutions, brokers or traders in securities or currencies, holders that will hold a Note as part of a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction for United States federal income tax purposes or that have a "functional currency" other than the United States dollar) that may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Notes as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

    For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Notes who for United States federal income tax purposes is (i) a citizen or resident of the United States; (ii) a corporation created under the laws of the United States or any State thereof (including the District of Columbia); (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust (a) the administration over which a United States court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control or (v) a partnership or other entity that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia) and that is properly classified as a U.S. entity. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. A "Non-U.S. Holder" is a beneficial owner of Notes other than a U.S. Holder.

ALLOCATION OF THE ISSUE PRICE BETWEEN AN ORIGINAL NOTE AND A WARRANT

    The Original Notes were issued as part of a Unit, comprised of Original Notes and Warrants. The "issue price" of a Unit for United States federal income tax purposes will be the initial offering price of a substantial amount of the Units to investors (other than persons acting in their capacity as underwriters, placement agents or wholesalers). The issue price of a Unit was allocated between the Original Note and the Warrant based on their respective fair market values at the time of issuance, and a holder's initial tax basis in each will be equal to the amount so allocated. Based upon its estimate of the relative fair market values of an Original Note and a Warrant, the Company and Capital Corp. treated $978.79 of the issue price of a Unit as allocable to the Original Notes (which amount the Company will therefore treat as its "issue price" for United States federal income tax purposes) and $21.21 as allocable to the Warrant. The Company and Capital Corp. intend to file information returns with the Internal Revenue Service (the "IRS") based on such allocation.

THE NOTES

    U.S. HOLDERS

    INTEREST AND ORIGINAL ISSUE DISCOUNT. The Original Notes are, and the Exchange Notes will be, considered to have been issued with original issue discount ("OID"). As a result, a U.S. Holder of a Note generally will be required to include in gross income (as interest) the sum of the "daily portions" of OID on such Note calculated under a constant yield method for all days during the taxable year that the U.S. Holder owns such Note. In addition, a U.S. Holder will be required to include "qualified stated interest"

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
(defined below) on such Note in gross income (as interest) under such U.S. Holder's regular method of tax accounting.

    The amount of OID on a Note allocable to an accrual period generally is determined by multiplying the "adjusted issue price" (as defined below) of such Note at the beginning of the accrual period by the yield to maturity of such Note (adjusting the yield to take into account the length of the particular accrual period) and subtracting from that product the amount payable as qualified stated interest (as defined below) during such accrual period. Generally, an accrual period is any period elected by a U.S. Holder, provided that each accrual period is no longer than one year and that each interest payment date is the first or last day of the accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments made with respect to such Note in all prior accrual periods. "Qualified stated interest" ("QSI") generally is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate during the entire term of the debt instrument. The "stated redemption price at maturity" of a Note will be the sum of all payments provided for under such Note other than QSI payments.

    Accordingly, a U.S. Holder will be required to include in gross income (as interest), in the manner set forth above: (i) qualified stated interest payments on the Note and (ii) OID accruing on such Note. Stated interest on the Notes will be treated as QSI for United States federal income tax purposes. The total amount of OID on the Notes will equal the amount by which the issue price of the Notes is less than the principal amount thereof.

    A U.S. Holder's tax basis in a note will be increased by the amount of any OID included in the U.S. Holder's gross income with respect to such Note under the rules discussed above and decreased by the amount of any payment other than QSI with respect to such Note.

    It is possible that the IRS could assert that the Additional Interest which the Company and Capital Corp. would be obligated to pay if the Exchange Offer Registration Statement is not declared effective within the time periods set forth herein (or if certain other actions described under "The Exchange Offer" are not taken) are "contingent payments" for United States federal income tax purposes. If so treated, the Notes would be treated as contingent payment debt instruments and certain adverse United States federal income tax consequences could result. However, the Treasury Regulations issued by the IRS regarding debt instruments that provide for one or more contingent payments provide that, for purposes of determining whether a debt instrument is a contingent debt instrument, remote or incidental contingencies are ignored. The Company and Capital Corp. believe that the possibility of the payment of Additional Interest is remote and, accordingly, do not intend to treat the Notes as contingent payment debt instruments.

    The Company and Capital Corp. do not intend to treat the possibility of an optional or provisional redemption or repurchase of the Notes as giving rise to accrual of OID or recognition of ordinary income upon retirement, sale or exchange.

    SALE, EXCHANGE OR RETIREMENT. Subject to the discussion of the Exchange Offer below, upon the sale, exchange or retirement of a Note, it is the opinion of the Company's special tax counsel that a U.S. Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement (other than unpaid interest which will be taxable as such) and the U.S. Holder's adjusted tax basis in such Note. As stated above, a U.S. Holder's adjusted tax basis in a Note generally will equal the cost of such Note to the holder increased by the amount of OID previously included in income by such U.S. Holder and decreased by payments other than QSI made with respect to such Note. Any such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such Notes exceeds one year.

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
    NON-U.S. HOLDERS

    Subject to the discussion of backup withholding below, under United States federal tax law: (i) payments of principal of, premium, if any, and interest (including OID) on the Notes by an Issuer or any paying agent thereof to a Non-U.S. Holder (other than, (a) a controlled foreign corporation related to the Company or Capital Corp. by stock ownership, (b) a member owning actually or constructively 10% or more of the capital interests or profits interests of the Company or 10% or more of the total combined voting power of all classes of stock of Capital Corp. entitled to vote or (c) a bank which acquired such Notes in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business) will not be subject to United States federal income or withholding tax if such interest or other amount is not effectively connected with the conduct of a trade or business in the United States and, provided that valid certifications meeting the requirement of
Section 871(h)(2)(B)(ii) or 881(c)(2)(B)(ii) of the Code (as discussed below under "United States Backup Withholding Tax and Information Reporting"), are received or an exemption is otherwise established; (ii) any gain or income recognized by a Non-U.S. Holder upon the sale or redemption of Notes will not be subject to United States income or withholding tax unless (x) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States or (y) in the case of any gain realized by an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met and (iii) a Note that is held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, such individual does not own (actually or constructively) (x) 10% or more of the capital interests or profits interests of the Company or (y) 10% or more of the total combined voting power of all classes of stock of Capital Corp. entitled to vote, and provided that payments of interest with respect to such Notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

    EXCHANGE OFFER

    In the opinion of the Company's special tax counsel, the exchange of an Original Note for an Exchange Note by a holder pursuant to the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. A holder will not recognize any gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer and a holder will be required to continue to include interest on the Exchange Note in gross income for United States federal income tax purposes in the manner and to the extent described herein. A holder's holding period for an Exchange Note will include the holding period for the Original Note exchanged pursuant to the Exchange Offer and such holder's adjusted basis in an Exchange Note will be the same as such holder's adjusted basis in such Original Note.

    CLASSIFICATION AS APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

    Corporations that issue debt obligations that are classified as applicable high yield discount obligations (as defined in the Code) and holders thereof are subject to special rules (the "AHYDO Rules") regarding the deductibility of interest and reclassification of certain interest as dividends. If a debt obligation's yield to maturity exceeds the "applicable federal rate" in effect at the time of their issuance (the "AFR") plus five percentage points and certain other requirements are met, such debt obligation will be classified as an applicable high yield discount obligation. In that event, no portion of the OID would be deductible by the issuer until paid. In addition, a portion of the OID thereon may not be deductible by the issuer at any time; such portion would be an amount that bears the same ratio to such OID as (i) the excess of the yield to maturity of such debt obligation over the AFR plus six percentage points bears to (ii) the yield to maturity. Since Capital Corp. is a co-issuer of the Notes and certain members of the Company (a co-issuer of the Notes) may be corporations, the AHYDO Rules will apply to such corporate members even though the Company is not taxed as a corporation for United States federal income tax purposes. For purposes of determining the yield to maturity of a Note, the issue price of a Note will be determined as described above under "--The Notes." The Issuers do not believe that the Notes will be subject to the AHYDO Rules because at the time of issuance the Original Notes did not have "significant original issue discount."

UNITED STATES BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of, and premium, if any, and interest (including
OID) on a security and to the proceeds of the sale or redemption of a security to certain non-corporate beneficial owners of a security that are United States persons. A payor will be required to withhold 31% of any such payment on a Note to beneficial owners of Notes that are United States persons (other than an "exempt recipient," such as a corporation, a foreign person that provides appropriate certification and certain other persons) if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding requirements.

    Under current Treasury Regulations, payments of principal and interest made to a Non-U.S. Holder of a Note will not be subject to United States federal income tax withholding, backup withholding or information reporting if an appropriate certification is provided by the beneficial owner or by a financial institution holding the Note on behalf of the beneficial owner in the ordinary course of its trade or business to the paying agent and the paying agent does not have actual knowledge that the certificate is false. If provided by a beneficial owner, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such person is neither a citizen nor a resident of the United States, and be signed by the owner under penalties of perjury. If provided by a financial institution, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. In addition, if such principal or interest is paid to the beneficial owner of a Note by a foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if a foreign office of a foreign "broker" (as defined in the applicable Treasury Regulations) pays the proceeds of the sale of a Note to the seller thereof, backup withholding and information reporting will not apply to such payment (provided that such nominee, custodian, agent or broker derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States and is not a "controlled foreign corporation" as to the United States). Principal and interest so paid by a foreign office of other custodians, nominees or agents, or the payment by a foreign office of other brokers of the proceeds of the sale of a Note will not be subject to backup withholding, but will be subject to information reporting unless the custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of such backup withholding and information reporting requirements and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Principal and interest so paid by the United States office of a custodian, nominee or agent, or the payment of the proceeds of a sale of a Note by the United States office of a broker, is subject to both backup withholding and information reporting unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

    Treasury Regulations issued on October 6, 1997, and an IRS notice amending such regulations, would modify certain of the rules discussed above generally with respect to payments on the Notes made after December 31, 1999 and provide alternative methods for establishing an exemption from United States withholding tax. In general, the new regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. Further, the new regulations alter the procedures for claiming the benefits of an income tax treaty and may change certain procedures relating to intermediaries receiving payments on behalf of beneficial owners. Prospective investors should consult their tax advisors concerning the effect, if any, of such new regulations on an investment in the Notes.

    THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF THE NOTES. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

                              PLAN OF DISTRIBUTION

    Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Original Notes that is an "affiliate" of an Issuer within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Original Notes from the Issuers to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Commission, (b) will not be permitted or entitled to tender such Original Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Original Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling securityholders information required by Item 507 of the Regulation S-K under the Securities Act. To date, the staff of the Commission has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

    Each holder of Original Notes who wishes to exchange its Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuers set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer."


    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 10, 1998, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


    The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    The validity of the Exchange Notes offered hereby will be passed upon for the Issuers by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                                    EXPERTS

    The financial statements included in this Prospectus to the extent, and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                   PAGE
                                                                                                                 ---------
I.         UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS
           Pro Forma Consolidating Balance Sheet as of December 31, 1997.......................................        F-3
           Pro Forma Consolidating Statement of Operations for the year ended December 31, 1997................        F-4
           Pro Forma Consolidating Statement of Operations for the six months ended June 30, 1998  .                   F-5
           Notes and Management's Assumptions to Unaudited Pro Forma Consolidating Financial Statements........        F-6

II.        EPIC RESORTS, INC.
           Report of Independent Public Accountants............................................................        F-8
           Combined Balance Sheets as of December 31, 1997, 1996 and June 30, 1998 (Unaudited).................        F-9
           Combined Statements of Income for the Years Ended December 31, 1997, 1996 and 1995, and the Six
             Months Ended June 30, 1998 and 1997 (Unaudited)...................................................       F-10
           Combined Statements of Changes in Stockholder's Equity for the Years Ended December 31, 1997, 1996
             and 1995, and the Six Months Ended June 30, 1998 (Unaudited)......................................       F-11
           Combined Statements of Cash Flows for the Years Ended December 31, 1997, 1996, and 1995, and the Six
             Months Ended June 30, 1998 and 1997 (Unaudited)...................................................       F-12
           Notes to Combined Financial Statements..............................................................       F-13

III.       LONDON BRIDGE RESORT, INC.
           Report of Independent Public Accountants............................................................       F-22
           Balance Sheets as of December 31, 1997 and 1996.....................................................       F-23
           Statements of Income for the Years Ended December 31, 1997, 1996 and 1995...........................       F-24
           Statements of Changes in Stockholder's Equity for the Years Ended December 31, 1997, 1996 and
             1995..............................................................................................       F-25
           Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995.......................       F-26
           Notes to Financial Statements.......................................................................       F-27

IV.        DAYTONA BEACH REGENCY, LTD.
           Report of Independent Public Accountants............................................................       F-34
           Balance Sheets as of December 31, 1997 and 1996.....................................................       F-35
           Statements of Income for the Year Ended December 31, 1997 and for the period from inception (April
             8, 1996) through December 31, 1996................................................................       F-36
           Statements of Changes in Partners' Equity (Deficit) for the Year Ended December 31, 1997 and for the
             period from inception (April 8, 1996) through December 31, 1996...................................       F-37
           Statements of Cash Flows for the Year Ended December 31, 1997 and for the period from inception
             (April 8, 1996) through December 31, 1996.........................................................       F-38
           Notes to Financial Statements.......................................................................       F-39

                               EPIC RESORTS, LLC

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION

    The following unaudited pro forma financial information has been derived by the application of pro forma adjustments to the Company's historical financial data included elsewhere herein. The accompanying unaudited pro forma consolidating financial information is presented as if the transactions described below had been consummated on June 30, 1998 for balance sheet purposes, and January 1, 1997 for purposes of the statements of operations:

    - The Company completed the issuance of the original notes and warrants.

    - The Company completed the acquisitions of the Westpark Resort, the Scottsdale Links Resort, the Planter's Quarters Resort and the Palm Springs Marquis Villas.

    - The Company completed the acquisition of the minority interests in Daytona Beach Regency, Ltd.

    - The Company completed the exchange offer.

    The unaudited pro forma consolidating financial information should be read in conjunction with "Use of Proceeds," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Company and the related notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions have been made.

                               EPIC RESORTS, LLC

                     PRO FORMA CONSOLIDATING BALANCE SHEET

                              AS OF JUNE 30, 1998
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                                      THE COMPANY
                                                                         THE COMPANY                 PRO FORMA, AS
                                                                         HISTORICAL    THE OFFERING    ADJUSTED
                                                                        -------------  ------------  -------------
                                                      ASSETS
Cash and cash equivalents.............................................   $        41    $   11,992(A)  $    12,033
Cash in escrow........................................................            23        16,900(A)       16,923
Mortgages receivable..................................................        45,035        --             45,035
Inventory.............................................................        63,286         9,902(A)       73,188
Property and equipment, net...........................................        10,102        --             10,102
Deferred financing costs, net.........................................         1,403         6,723(B)        8,126
Other assets..........................................................           996        --                996
                                                                        -------------  ------------  -------------
  Total assets........................................................   $   120,886    $   45,517    $   166,403
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

                                         LIABILITIES AND MEMBER'S EQUITY

Accounts payable......................................................   $     1,761        --        $     1,761
Accrued expenses......................................................           437        --                437
Advance deposits......................................................           223        --                223
Bridge loan...........................................................        55,414       (55,414)(A)      --
Notes payable.........................................................        46,157       (23,951)(A)       22,206
Senior secured notes payable..........................................       --            127,243(C)      127,243
Due to member.........................................................           585        --                585
                                                                        -------------  ------------  -------------
  Total liabilities...................................................       104,577        47,878        152,455
                                                                        -------------  ------------  -------------
Minority interest.....................................................         2,396        (2,396)(A)      --
Warrants..............................................................       --              2,757(C)        2,757
Member's equity.......................................................        13,913        (2,722)(D)       11,191
                                                                        -------------  ------------  -------------
  Total liabilities and member's equity...............................   $   120,686    $   45,517    $   166,403
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

The accompanying notes and management's assumptions are an integral part of this statement.

                               EPIC RESORTS, LLC

                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                         THE COMPANY    PRO FORMA     THE COMPANY
                                                                         HISTORICAL   ADJUSTMENTS(A)   PRO FORMA
                                                                         -----------  --------------  -----------
Revenue:
Sales of vacation ownership interests..................................   $  30,104     $   --         $  30,104
Resort operations......................................................       6,651         --             6,651
Interest income........................................................       3,536         --             3,536
                                                                         -----------  --------------  -----------
  Total revenue........................................................      40,291         --            40,291
                                                                         -----------  --------------  -----------

Costs and Expenses:
Cost of sales of vacation ownership interests..........................       7,337         --             7,337
Resort operations......................................................       4,599         --            --
Selling and marketing..................................................      11,574         --            11,574
General and administrative.............................................       3,188         --             3,188
Provision for doubtful accounts........................................       1,392         --             1,392
Depreciation and amortization..........................................         771         --               771
Financing and closing costs............................................         868         --               868
Interest expense.......................................................       3,748         16,546(b)     20,294
                                                                         -----------  --------------  -----------
  Total expenses.......................................................      33,477         16,546        50,023
                                                                         -----------  --------------  -----------

Income (loss) before minority interest.................................       6,814        (16,546)       (9,732)
Minority interest......................................................       1,676         (1,676)(c)     --
                                                                         -----------  --------------  -----------
Net income (loss)......................................................   $   5,138     $  (14,899)    $  (9,732)
                                                                         -----------  --------------  -----------
                                                                         -----------  --------------  -----------

The accompanying notes and management's assumptions are an integral part of this statement.

                               EPIC RESORTS, LLC

                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                            THE COMPANY    PRO FORMA     THE COMPANY
                                                                            HISTORICAL   ADJUSTMENTS(A)   PRO FORMA
                                                                            -----------  --------------  -----------
Revenue:
Sales of vacation ownership interests.....................................   $  16,666     $   --         $  16,666
Resort operations.........................................................       3,416         --             3,416
Interest income...........................................................       2,511         --             2,511
                                                                            -----------       -------    -----------
  Total revenue...........................................................      22,593         --            22,593
                                                                            -----------       -------    -----------

Costs and Expenses:
Cost of sales of vacation ownership interests.............................       3,861         --             3,861
Resort operations.........................................................       2,011         --             2,011
Selling and marketing.....................................................       6,448         --             6,448
General and administrative................................................       1,775         --             1,775
Provision for doubtful accounts...........................................         698         --               698
Depreciation and amortization.............................................         376         --               376
Financing and closing costs...............................................         579         --               579
Interest expense..........................................................       2,070          8,261(b)     10,331
                                                                            -----------       -------    -----------
  Total expenses..........................................................      17,818          8,261        26,079
                                                                            -----------       -------    -----------

Income (loss) before minority interest....................................       4,775         (8,261)       (3,486)
Minority interest.........................................................       1,189         (1,189)(c)     --
                                                                            -----------       -------    -----------

Net income (loss).........................................................   $   3,586     $   (7,072)    $  (3,486)
                                                                            -----------       -------    -----------
                                                                            -----------       -------    -----------

The accompanying notes and management's assumptions are an integral part of this statement.

                               EPIC RESORTS, LLC

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

            UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL INFORMATION

                             (AMOUNTS IN THOUSANDS)

1.  ADJUSTMENTS TO PRO FORMA CONSOLIDATING BALANCE SHEET:

(A)        To record the cash use of proceeds as follows:
           Escrow deposit on first year of interest on the Notes.......................  $  16,900
           Purchase price of inventory at Planter's Quarters Resort and buyout of
             remaining minority interest obligations...................................      9,902
           Payment of fees and expenses relating to the Offering and the
             Acquisitions..............................................................      7,353
           Repayment of the Bridge Loan (utilized to acquire Scottsdale Links Resort,
             Westpark Resort, and Palm Springs Marquis Villas on June 30, 1998)........     55,414
           Repayment of existing company indebtedness, including a portion of the
             London Bridge Debt and all of the Daytona Debt............................     23,951
           Acquisition of all of the interests in Daytona Beach Regency, Ltd...........      2,396
           Prepayment penalties incurred on early repayment of portion of London Bridge
             Debt and all of Daytona Debt..............................................      2,092
                                                                                         ---------
           Total cash use of proceeds..................................................    118,008
           Remaining proceeds for working capital and general corporate purposes.......     11,992
                                                                                         ---------
           Total principal amount of notes.............................................  $ 130,000
                                                                                         ---------
                                                                                         ---------

(B)        Payment of fees and expenses relating to the Offering and the
             Acquisitions..............................................................  $   7,353
           Less write-off of unamortized deferred financing costs associated with the
             repayment of a portion of London Bridge Debt and all of Daytona Debt......       (630)
                                                                                         ---------
           Net increase in deferred financing costs....................................  $   6,723
                                                                                         ---------
                                                                                         ---------

(C)        To record the issuance of senior secured redeemable notes and warrants as follows:

           Principal amount of notes...................................................  $ 130,000
           Less amount allocated to warrants (calculated value of $21.21 using the
             Black-Scholes model, multiplied by 130,000 warrants)......................      2,757
                                                                                         ---------
                                                                                         $ 127,243
                                                                                         ---------
                                                                                         ---------

(D)        To record the extraordinary loss on the early repayment of existing company indebtedness, including prepayment penalties of approximately $2.1 million, and the write-off of unamortized deferred financing costs of
             approximately $0.6 million................................................  $   2,722
                                                                                         ---------

                               EPIC RESORTS, LLC

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO

            UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL INFORMATION

                             (AMOUNTS IN THOUSANDS)

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

(a)        Since the Company acquired inventory, there are no pro forma or historical results of operations to be presented for these assets.

(b)        To record additional interest expense as follows:

           Interest on $130 million Senior Secured Redeemable Notes at 13%..............  $  16,900
           Interest on remaining hypothecation notes outstanding........................      1,807
           Amortization of $7.3 million of deferred issuance costs on Senior Secured
             Redeemable Notes over 7 years..............................................      1,050
           Amortization of warrants over 7 years........................................        394
           Amortization of deferred financing costs on remaining hypothecation
             facility...................................................................        143
                                                                                          ---------
           Total pro forma interest expense.............................................     20,294
           Less: historical interest expense............................................     (3,748)
                                                                                          ---------
           Pro forma adjustment to interest expense.....................................  $  16,546
                                                                                          ---------
                                                                                          ---------
(c)        To record the elimination of minority interest upon the acquisition of all of the interests in Daytona Beach Regency, Ltd.

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998:

 (a)        Since the Company acquired inventory, there are no pro forma or historical results of operations to be presented for these assets.

 (b)        To record additional interest expense as follows:

            Interest on $130 million Senior Secured Redeemable Notes at 13%...............  $   8,450
            Interest on remaining hypothecation notes outstanding.........................      1,082
            Amortization of $7.3 million of deferred issuance costs of Senior Secured
              Redeemable Notes over 7 years...............................................        525
            Amortization of warrants over 7 years.........................................        197
            Amortization of deferred financing costs on remaining hypothecation
              facility....................................................................         77
                                                                                            ---------
            Total pro forma interest expense..............................................     10,331
            Less: historical interest expense.............................................     (2,070)
                                                                                            ---------
            Pro forma adjustment to interest expense......................................  $   8,261
                                                                                            ---------
                                                                                            ---------
 (c)        To record the elimination of minority interest upon the acquisition of all of the interests in Daytona Beach Regency, Ltd.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of Epic Resorts, Inc.

    We have audited the accompanying combined balance sheets of Epic Resorts, Inc. and affiliates, as discussed in Note 1, (a Delaware S-corporation) as of December 31, 1997 and 1996, and the related combined statements of income, cash flows and changes in stockholder's equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Epic Resorts, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

Philadelphia, Pennsylvania,
  May 22, 1998

                               EPIC RESORTS, INC.

                            COMBINED BALANCE SHEETS

                                                     JUNE 30,    DECEMBER 31,   DECEMBER 31,
                                                       1998          1997           1996
                                                    -----------  ------------   ------------
                                                    (UNAUDITED)
                      ASSETS
Cash and cash equivalents.........................  $    40,871  $    248,079   $     27,135
Cash in escrow....................................       23,160        53,142        139,103
Mortgages receivable, net of allowance of
  $1,227,598 (unaudited), $750,061 and $736,211 as
  of June 30, 1998, December 31, 1997 and 1996,
  respectively....................................   45,034,820    37,147,850     20,995,848
Inventory.........................................   63,285,731     7,962,552     12,741,087
Property and equipment, net.......................   10,102,127     9,971,388      8,429,264
Deferred financing costs, net.....................    1,402,659       677,159        613,764
Other assets......................................      996,336       228,004         87,669
                                                    -----------  ------------   ------------
      Total assets................................  $120,885,704 $ 56,288,174   $ 43,033,870
                                                    -----------  ------------   ------------
                                                    -----------  ------------   ------------
       LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable..................................  $ 1,760,887  $    983,704   $    719,926
Accrued expenses..................................      437,339       520,735        414,722
Due to Homeowners' Association....................      --             56,408         59,288
Advance deposits..................................      222,871        53,142        139,103
Bridge loan.......................................   55,414,252       --             --
Notes payable.....................................   46,156,455    42,890,714     34,008,682
Due Member........................................      585,438       --             --
                                                    -----------  ------------   ------------
      Total liabilities...........................  104,577,242    44,504,703     35,341,721
Minority Interest.................................    2,395,446     1,205,769       (470,602)
Commitments and contingencies (Note 9)............      --            --             --
Stockholder's Equity..............................   13,913,016    10,577,702      8,162,751
                                                    -----------  ------------   ------------
      Total liabilities and stockholder's
        equity....................................  $120,885,704 $ 56,288,174   $ 43,033,870
                                                    -----------  ------------   ------------
                                                    -----------  ------------   ------------

   The accompanying notes are an integral part of these financial statements.

                               EPIC RESORTS, INC.

                         COMBINED STATEMENTS OF INCOME

                                              FOR THE SIX MONTHS
                                                    ENDED,                         FOR THE YEAR ENDED
                                         ----------------------------  -------------------------------------------
                                           JUNE 30,       JUNE 30,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                             1998           1997           1997           1996           1995
                                         -------------  -------------  -------------  -------------  -------------
                                                 (UNAUDITED)
Revenue:
    Sales of vacation ownership
      interests........................  $  16,665,584  $  13,586,239  $  30,103,561  $  10,583,527  $   8,289,785
    Resort operations..................      3,416,179      3,860,158      6,651,552      6,074,429      5,029,222
    Interest income....................      2,511,270      1,517,124      3,535,575      1,207,977        703,813
                                         -------------  -------------  -------------  -------------  -------------

                                            22,593,033     18,963,521     40,290,688     17,865,933     14,022,820
                                         -------------  -------------  -------------  -------------  -------------

Costs and expenses:
    Cost of sales of vacation ownership
      interests........................      3,860,842      3,088,460      7,336,861      3,543,853      3,153,516
    Resort operations..................      2,010,669      2,673,475      4,599,059      4,805,702      4,103,109
    Selling and marketing costs........      6,448,621      5,064,498     11,573,747      4,306,702      3,451,965
    General and administrative.........      1,774,627      1,408,129      3,188,269      2,014,015      1,322,263
    Provision for doubtful accounts....        697,943        576,089      1,391,467        492,056        473,539
    Depreciation and amortization......        375,665        408,212        771,330        798,904        643,941
    Financing and closing costs........        578,918        296,322        868,273        322,934        460,242
    Interest expense...................      2,070,340      1,779,068      3,748,063      2,142,911        894,464
                                         -------------  -------------  -------------  -------------  -------------
                                            17,817,625     15,294,253     33,477,069     18,427,077     14,503,039
                                         -------------  -------------  -------------  -------------  -------------
Income (loss) before minority interest
  and extraordinary item...............      4,775,408      3,669,268      6,813,619       (561,144)      (480,219)
Minority interest......................      1,189,677      1,001,704      1,676,371       (472,995)      --
                                         -------------  -------------  -------------  -------------  -------------
Income (loss) before extraordinary
  item.................................      3,585,731      2,667,564      5,137,248        (88,149)      (480,219)
Extraordinary gain on settlement of
  debt (Note 7)........................       --             --             --             --            5,077,456
                                         -------------  -------------  -------------  -------------  -------------
Net income (loss)......................  $   3,585,731  $   2,667,564  $   5,137,248  $     (88,149) $   4,597,237
                                         -------------  -------------  -------------  -------------  -------------
                                         -------------  -------------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                               EPIC RESORTS, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND
                THE THREE MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

BALANCE, JANUARY 1, 1995..........................   $  5,315,998
  Distributions...................................     (1,150,664)
  Net income......................................      4,597,237
                                                    -------------
BALANCE, DECEMBER 31, 1995........................      8,762,571
  Contributions...................................        947,730
  Distributions...................................     (1,459,404)
  Net loss........................................        (88,149)
                                                    -------------
BALANCE, DECEMBER 31, 1996........................      8,162,748
  Contributions...................................        602,865
  Distributions...................................     (3,325,159)
  Net income......................................      5,137,248
                                                    -------------
BALANCE, DECEMBER 31, 1997........................     10,577,702
  Contributions (unaudited).......................        163,223
  Distributions (unaudited).......................       (413,640)
  Net income (unaudited)..........................      3,585,731
                                                    -------------
BALANCE, JUNE 30, 1998 (unaudited)................   $ 13,913,016
                                                    -------------
                                                    -------------

   The accompanying notes are an integral part of these financial statements.

                               EPIC RESORTS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                    FOR THE SIX MONTHS ENDED             FOR THE YEAR ENDED
                                                    ------------------------  ----------------------------------------
                                                     JUNE 30,     JUNE 30,    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                       1998         1997          1997          1996          1995
                                                    -----------  -----------  ------------  ------------  ------------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $ 3,585,731  $ 2,667,564   $5,137,248    $  (88,149)   $4,597,237
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities--
    Depreciation and amortization.................      375,665      408,212      771,330       798,904       643,941
    Amortization of financing fees................       94,261       16,572      173,605        75,201        72,881
    Provision for doubtful accounts...............      697,943      576,089    1,391,467       492,056       473,539
    Minority Interest.............................    1,189,677    1,001,704    1,676,371      (470,602)       --
    Extraordinary gain on early
      settlement of debt..........................      --           --            --            --        (5,077,456)
    Change in assets and liabilities--
      Cash in escrow..............................       29,982      127,836       85,961       (88,509)      (20,812)
      Mortgages receivable........................   (8,584,913)  (7,529,097) (17,543,469)     (712,110)   (6,323,252)
      Inventory...................................      897,789      747,467    4,778,535      (709,259)    2,588,253
      Other assets................................     (748,446)    (292,104)    (140,335)       12,960        54,667
      Accounts payable............................      227,183      241,751      263,775       237,219       114,513
      Accrued expenses............................      (83,396)      13,068      106,013       221,872       244,015
      Due to Association..........................      (56,408)     (59,288)      (2,880)       59,288        --
      Advance deposits............................      140,789      227,452      (85,961)       88,509        (9,585)
      Due to Member...............................      585,438      --            --            --            --
                                                    -----------  -----------  ------------  ------------  ------------
        Net cash used in operating activities.....   (1,648,705)  (1,852,774)  (3,388,340)      (82,620)   (2,642,059)
                                                    -----------  -----------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............     (506,404)    (512,269)  (2,313,454)   (1,489,094)     (980,326)
  Resort acquisitions.............................  (55,791,533)     --            --            --            --
                                                    -----------  -----------  ------------  ------------  ------------
        Net cash used in investing activities.....  (56,297,937)    (512,269)  (2,313,454)   (1,489,094)     (980,326)
                                                    -----------  -----------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................   11,916,421    9,797,213   24,846,989     7,566,143    15,845,186
  Payments on notes payable.......................   (8,650,680)  (6,965,220) (15,964,957)   (5,472,540)  (10,769,873)
  Proceeds from bridge loan.......................   55,414,252      --            --            --            --
  Payment of deferred financing costs.............     (690,142)    (149,500)    (237,000)      (31,793)     (396,250)
  Contributions...................................      163,223      267,164      602,865       947,730        --
  Distributions...................................     (413,640)    (601,014)  (3,325,159)   (1,459,404)   (1,150,664)
                                                    -----------  -----------  ------------  ------------  ------------
        Net cash provided by financing
          activities..............................   57,739,434    2,348,643    5,922,738     1,550,136     3,528,399
                                                    -----------  -----------  ------------  ------------  ------------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS.....................................     (207,208)     (16,400)     220,944       (21,578)      (93,986)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......      248,079       27,135       27,135        48,713       142,699
                                                    -----------  -----------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR............  $    40,871  $    10,735   $  248,079    $   27,135    $   48,713
                                                    -----------  -----------  ------------  ------------  ------------
                                                    -----------  -----------  ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Interest paid...................................  $ 2,172,145  $ 1,880,873   $3,835,997    $2,054,106    $  942,567
                                                    -----------  -----------  ------------  ------------  ------------
                                                    -----------  -----------  ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
  ACTIVITIES:
  During the year ended December 31, 1996, the Company acquired the beneficial interests in certain installment contracts and mortgages receivable previously sold in exchange for the assumption of certain hypothecation notes payable, in the amount of $13,134,847.

   The accompanying notes are an integral part of these financial statements.

                               EPIC RESORTS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION:

    Epic Resorts, Inc. (the Company) is a Delaware Subchapter S-corporation which, together with its affiliates, was formed for the purpose of acquiring, developing, marketing, selling and financing vacation ownership interests. The Company has resorts located in Lake Havasu City, Arizona and Daytona Beach, Florida, which entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity (Vacation Ownership Interests). The Company's principal operations consist of (i) acquiring, developing and operating vacation ownership resort locations, (ii) marketing and selling Vacation Ownership Interests in its resorts, and (iii) providing customer financing to individual purchasers of Vacation Ownership Interests at its resorts. The Company also generates revenue from the transient rentals of resort accommodations.

    The Company was incorporated in March 1997. Previously, all administrative costs and expenses were charged directly to the resort properties or funded by the sole stockholder. Upon formation, the sole stockholder was issued 100 shares of common stock at a total cash cost of $10.00. Upon completion of the Offering (see Note 13), the Company will own additional vacation ownership resort properties and will incur additional administrative costs of operating the business.

    In October 1996, London Bridge Resort, Inc. (LBR), a Delaware S-corporation, was formed to acquire, develop, market and sell vacation ownership interests at Lake Havasu City, Arizona. LBR is a 122-unit vacation ownership mixed-use development with a total of 6,222 Vacation Ownership Interests. In addition to vacation ownership units, the resort contains several common area amenities and retail and conference center facilities. LBR succeeded to a joint venture which had commenced selling Vacation Ownership Interests at this resort during 1991. The sole stockholder has maintained full ownership control of LBR since its inception in 1990.

    In March 1996, Daytona Beach Regency, Ltd. (DBR) was formed as a limited partnership to acquire, develop, market and sell Vacation Ownership Interests at a resort located in Daytona Beach, Florida. DBR is a 90-unit resort with a total of 4,590 Vacation Ownership Interests as well as common area amenities. The partnership began selling Vacation Ownership Interests in November 1996. The partnership is owned 56% by the Company's sole stockholder as the sole 1% general partner (through a corporate entity known as Resort Management, Inc.) and through a 55% limited partnership interest (through a corporate entity known as Resort Investments, Inc.). The remaining 44% limited partnership interests are owned by two unrelated third parties. These limited partnership interests will be purchased by the Company in connection with the anticipated acquisitions (see Note 13). The general partner has personally guaranteed DBR's acquisition and construction loans and receives a fee for acting as the general partner of DBR.

    The accompanying financial statements include the combined accounts of Epic Resorts, Inc., London Bridge Resort, Inc. and Daytona Beach Regency, Ltd., which together are doing business as Epic Resorts, Inc. All of the entities operate under the common control of a sole stockholder. Epic Resorts, Inc. was formed in March 1997 to facilitate future acquisitions and financing of additional vacation ownership resorts. Accordingly, all of the net assets of the entities under common control have been recorded at their historical cost and their results of operations have been included in the combined results since the dates of acquisition. Minority interest reflects the historical results of operations pertaining to the 44% partnership interest in Daytona Beach Regency, Ltd. for all periods presented. The Company expects to record the acquisition of this minority interest under purchase accounting upon completion of the anticipated transactions (see Note 13).

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS AND CASH IN ESCROW

    Cash and cash equivalents consist of cash, money market and all highly liquid investments purchased with an original maturity of three months or less. Funds received from purchasers which are held during the statutory rescission period, or until all conditions are met for the sales transaction to be recognized and title conveyed, are maintained in escrow accounts and are reflected as restricted cash.

MORTGAGES RECEIVABLE

    Mortgages receivable reflect the amounts due from Vacation Ownership Interest purchasers who have accepted purchase money mortgage financing. The obligations are evidenced by promissory notes and mortgages which are then recorded in the state where the resort is located. The majority of these installment contracts and mortgages receivable collateralize certain debt obligations of the Company. The purchase money mortgages generally mature over terms which approximate 84 months, with interest rates ranging from 9.9 percent to 16.9 percent, per annum. The mortgages may be prepaid at any time, without penalty.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The Company provides for estimated future losses related to uncollectible receivables currently included in its installment contracts and mortgages receivable portfolio. The provision is based upon management's estimate of losses which may result because of cancellation of the related purchase money mortgage contract.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of 5 to 7 years. Buildings are amortized over their estimated useful life of 39 years.

DEFERRED FINANCING COSTS

    Financing and loan origination fees incurred in connection with obtaining certain acquisition and development funding have been capitalized and are being amortized over the life of the indebtedness.

INCOME TAXES

    No federal or state income taxes are payable by the Company, and none have been provided for in the accompanying financial statements. The sole stockholder is to include the Company's profits and losses in his tax returns.

STOCKHOLDER'S EQUITY

    Stockholder's equity includes the capital stock, partners capital and retained earnings of the Company, and its combined affiliates.

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
SALES RECOGNITION AND SELLING POLICIES

    The Vacation Ownership Interest purchaser has the right to rescind or cancel their purchase contract within a set period of time following contract execution (generally seven to ten calendar days depending on the state in which the resort is located), and is entitled to a full refund of their deposit. All funds received by the Company are held in escrow, by an independent agent, until the expiration of the rescission period and title is conveyed to the purchaser. Sales, which are principally made through installment contracts, are not recognized until the Company has received at least 10 percent of the total purchase price, the statutory rescission period has elapsed, and certificates of occupancy in the underlying units have been issued. Prior to sales recognition, all payments received are accounted for as advance deposits. Closing costs collected from the purchaser are used to offset a portion of the closing costs incurred by the Company.

COST OF SALES AND INVENTORY

    Cost of sales is computed by dividing the total project acquisition and conversion costs associated with the Vacation Ownership Interests by the number of interests to be sold, based upon fifty-one weeks of availability per individual unit. Inventory, including all development costs, contents and improvements, and capitalized interest is stated at cost, which is not more than net realizable value. Interests transferred back to the Company attributable to forfeiture, legal foreclosure, or reconveyance of a deed-in-lieu of legal foreclosure, is returned to inventory at the original amount expensed as the cost of sale. Marketing, advertising, commissions, and other selling costs are expensed as incurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTGAGES RECEIVABLE:

    The Company provides financing to its customers, which is collateralized by such purchaser's Vacation Ownership Interest. The mortgages receivable generally bear interest at a rate between 9.9% and 16.9%, which remains fixed over the term of the loan, which typically approximates seven years. The mortgages receivable may be prepaid at any time without penalty. The weighted average rate of interest on outstanding mortgages receivable is 14.9%, 14.4% and 14.2% as of December 31, 1997, 1996 and 1995, respectively.

    As of December 31, 1997, approximately 4.1% of the Company's consumer loans were considered by the Company to be delinquent (scheduled payment past due 60 or more days).

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

3. MORTGAGES RECEIVABLE: (CONTINUED)
    The following schedule reflects the scheduled principal maturities of mortgages receivable:

1998...........................................................  $5,460,618
1999...........................................................   5,261,564
2000...........................................................   5,545,867
2001...........................................................   5,624,519
2002...........................................................   5,347,487
Thereafter.....................................................  10,657,856
                                                                 ----------
Total principal maturities of mortgages receivable.............  37,897,911
Less allowance for doubtful accounts...........................    (750,061)
                                                                 ----------
Net principal maturities of mortgages receivable                 $37,147,850
                                                                 ----------
                                                                 ----------

    The activity in the mortgages receivable allowance for doubtful accounts is as follows:

                                                     FOR THE SIX        FOR THE YEAR ENDED
                                                    MONTHS ENDED    ---------------------------
                                                      JUNE 30,      DECEMBER 31,   DECEMBER 31,
                                                        1998            1997           1996
                                                    -------------   ------------   ------------
                                                     (UNAUDITED)
Balance, beginning of period......................    $ 750,061     $    736,211   $   692,514
Provision for doubtful accounts...................      697,943        1,391,467       492,057
Charge-offs.......................................     (220,406)      (1,377,617)     (448,360)
                                                    -------------   ------------   ------------
Balance, end of period............................    $1,227,598    $    750,061   $   736,211
                                                    -------------   ------------   ------------
                                                    -------------   ------------   ------------

4. INVENTORY:

    Inventory and accumulated cost of vacation ownership interests consist of the following as of:

                                                      JUNE 30,    DECEMBER 31,  DECEMBER 31,
                                                        1998          1997          1996
                                                    ------------  ------------  ------------
                                                    (UNAUDITED)
Land..............................................  $  2,479,430  $  2,479,430  $  2,479,430
Development costs.................................    88,911,844    30,492,374    27,880,128
                                                    ------------  ------------  ------------
                                                      91,391,274    32,971,804    30,359,558
Less: accumulated vacation ownership interest cost
  of sales........................................   (25,364,926)  (22,415,969)  (15,332,303)
Less: resort property valuation allowance.........    (2,740,617)   (2,593,283)   (2,286,168)
                                                    ------------  ------------  ------------
                                                    $ 63,285,731  $  7,962,552  $ 12,741,087
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

5. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following as of:

                                                                     DECEMBER    DECEMBER
                                                         JUNE 30,      31,         31,
                                                           1998        1997        1996
                                                        ----------  ----------  ----------
                                                        (UNAUDITED)
Land..................................................  $2,913,029  $2,913,029  $2,909,304
Building and improvements.............................   9,246,043   8,806,349   7,880,795
Furniture, fixtures and equipment.....................   1,974,434   1,804,389     772,187
                                                        ----------  ----------  ----------
                                                        14,133,506  13,523,767  11,562,286
Less- Accumulated depreciation........................   4,031,379   3,552,379   3,133,022
                                                        ----------  ----------  ----------
                                                        $10,102,127 $9,971,388  $8,429,264
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------

6. DEFERRED FINANCING COSTS:

    Deferred financing costs and accumulated amortization consist of the following as of:

                                                     JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                       1998           1997           1996
                                                    -----------   ------------   ------------
                                                    (UNAUDITED)
Deferred financing costs..........................  $ 1,902,285    $1,082,524     $  845,524
Less- Accumulated amortization....................      499,626       405,365        231,760
                                                    -----------   ------------   ------------
                                                    $ 1,402,659    $  677,159     $  613,764
                                                    -----------   ------------   ------------
                                                    -----------   ------------   ------------

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

7. NOTES PAYABLE:

    Notes payable consist of the following as of:

                                                                        JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Revolving line of credit not to exceed $23 million in the aggregate
  (limited by eligible collateral), with interest payable monthly at prime plus 2.5% (11.0% at June 30, 1998 and December 31, 1997 and
  10.75% at December 31, 1996), payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month but not less than the accrued interest, with any remaining principal due seven years after the date of the last advance related to mortgages receivable, collateralized by specific mortgages receivable.......  $  21,312,684  $  19,445,949  $  13,828,009
Revolving line of credit not to exceed $15 million in the aggregate
  (limited by eligible collateral), with interest payable monthly at
  LIBOR plus 5.5% (11.16%, 11.22% and 11.0% at June 30, 1998,
  December 31, 1997, and 1996, respectively), payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month but not less than the accrued interest, with any remaining principal due October 2004, collateralized by specific mortgages
  receivable........................................................     11,290,278      8,360,703        422,659
Revolving line of credit not to exceed $7.5 million in the aggregate
  (limited by eligible collateral), with interest payable monthly at prime plus 2.5% (11.0% at June 30, 1998 and December 31, 1997 and
  10.75% at December 31, 1996), payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month but not less than the accrued interest, with any remaining principal due
  September 2000, collateralized by specific mortgages receivable...      1,756,800      2,433,333      4,230,333
Construction loan payable not to exceed $9.5 million, with interest payable at prime plus 2.75% (11.25% at June 30, 1998 and December
  31, 1997 and 11.0% at December 31, 1996), principal payable with a portion (24%) of the proceeds received on the sale of Vacation
  Ownership Interests, collateralized by assets and unsold Vacation
  Ownership Interests, due October 1999.............................      2,274,867      3,593,197      7,071,365

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

7. NOTES PAYABLE: (CONTINUED)

                                                                        JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
                                                                       (UNAUDITED)
Construction loan payable not to exceed $3.9 million, with interest payable at LIBOR plus 6% (11.66%, 11.72% and 11.5% at June 30,
  1998, December 31, 1997 and 1996, respectively), principal payable with a portion (24%) of the proceeds received on the sale of
  Vacation Ownership Interests, collateralized by assets and unsold
  Vacation Ownership Interests, due April, 2000.....................      3,223,190      2,605,453      1,175,822
Acquisition loan payable not to exceed $3.15 million, with interest payable at LIBOR plus 6% (11.66%, 11.72% and 11.5% at June 30,
  1998, December 31, 1997 and 1996, respectively), principal payable with a portion of received on the sale of Vacation Ownership
  Interests, collateralized by assets and unsold vacation ownership
  interests, due April, 2000........................................      1,493,202      2,042,751      3,101,952
Equipment loan payable not to exceed $336,297, with interest payable at a fixed rate of 12.75%, payable in 48 equal monthly
  installments of principal and interest, collateralized by
  furniture and equipment, due December 1999........................        139,999        182,380        265,997
Equipment loan payable with interest payable at a fixed rate of
  13.05%, payable in 48 equal monthly installments of principal and interest, collateralized by furniture and equipment, due April
  2001..............................................................        752,890        314,403       --
Other note payable..................................................      3,912,545      3,912,545      3,912,545
                                                                      -------------  -------------  -------------
Total notes payable.................................................  $  46,156,455  $  42,890,714  $  34,008,682
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The Company anticipates paying off all outstanding indebtedness upon completion of the Offering, as described in Note 13.

    In 1995, the Company refinanced a mortgage notes payable with an outstanding balance of $12,675,995 with a lender. The Company accounted for this debt restructuring in accordance with Statement of Financial Accounting Standards No. 15, "Accounting for Debtors and Creditors for Troubled Debt Restructurings." As a result, an extraordinary gain on debt forgiveness of $5,077,456 for the year ended December 31, 1996 was recorded in the accompanying combined financial statements.

8. RELATED PARTY TRANSACTIONS:

    In October 1990, the Company obtained a nonrecourse line of credit not to exceed $3,412,545 from American Realty Group, Inc. an affiliate of the sole stockholder, all of which remains outstanding as of

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

8. RELATED PARTY TRANSACTIONS: (CONTINUED)
June 30, 1998 and December 31, 1997. The loan is collateralized by an assignment of a second mortgage on the Company's property. This loan is subordinate to the claims of the Company's construction and equipment loans and shall not become payable until these notes have been paid in full. Interest accrued at a rate of 8.5% per annum up to a maximum amount of $500,000. Upon reaching $500,000 in 1995, the note became noninterest bearing and the accrued liability was capitalized into the loan's principal. During 1997, no interest was accrued under the terms of this note. The balance on this note was $3,912,545 as of December 31, 1997 and 1996.

    In the normal course of operations, an affiliate of the sole stockholder provides the Company with administrative services including payroll and insurance processing. No fee was paid in 1997 related to these services.

9. COMMITMENTS AND CONTINGENCIES:

    The Company leases commercial real estate to various retail operators, for the operation of a shopping mall, under various lease agreements that expire through September 2002. Future minimum rental income expected to be recognized from noncancelable operating leases on a straight-line basis as of December 31, 1997, is as follows:

    Year ending December 31

1998..............................................  $  424,607
1999..............................................     350,316
2000..............................................     200,448
2001..............................................      65,164
2002..............................................      24,600
                                                    ----------
Total future minimum rentals......................  $1,065,135
                                                    ----------
                                                    ----------

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

    SFAS No. 107, "Disclosure about Fair Value of Financial Instruments", requires that the Company disclose estimated fair value for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    CASH AND CASH EQUIVALENTS: The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their fair value because of the short term nature of these instruments.

    MORTGAGES RECEIVABLE: The carrying amounts reported in the balance sheets for mortgages receivable approximate their fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

    NOTES PAYABLE: The carrying amounts reported in the balance sheets for notes payable approximate their fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

                               EPIC RESORTS, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

            (INFORMATION AS OF JUNE 30, 1998 AND 1997 IS UNAUDITED)

11. SEGMENT AND GEOGRAPHIC INFORMATION:

    The Company operates in one industry segment, which includes the development, acquisition, marketing, selling, financing and management of vacation ownership resorts. The Company does not operate outside of the United States. The Company's customers are not concentrated in any specific geographic region and no single customer accounts for a significant amount of the Company's sales.

12. ACCOUNTING STANDARDS ISSUED BUT NOT YET ADOPTED:

    In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company is in the process of reassessing current business segment reporting to determine if changes in reporting will be required upon adoption of this new standard. Any required disclosures prescribed by SFAS 131 will first be adopted in the Company's 1998 annual financial statements.

    In March 1998, the Emerging Issues Task Force ("EITF") issued 97-11, "Accounting for Internal Costs Relating to Real Estate Property Acquisition". The EITF concluded that internal costs related to the acquisition of operating properties should be expensed as incurred. This EITF issue will not impact the Company as they have not previously capitalized internal costs associated with acquisitions.

13. SUBSEQUENT EVENTS:

    In May 1998, the Company entered into agreements to purchase four resorts located in Palm Springs, California; Hilton Head, South Carolina; Scottsdale, Arizona; and Las Vegas, Nevada, all of which will be converted into vacation ownership resorts. The purchase agreements are subject to normal contingencies including the Company's ability to obtain financing.

    On June 26, 1998, Epic Resorts, LLC, a Delaware limited liability company, was formed to merge with the Company. This merger was completed on July 1, 1998.

    On July 8, 1998, the Company issued $130 million aggregate principal amount of Senior Secured Notes due June, 2005 (the "Notes") in a private placement pursuant to Rule 144A of the Securities Act of 1933 (the "Offering"). The Company used the net proceeds of the Offering as follows: (i) $66.5 million to finance the acquisition of the four new vacation ownership resort properties discussed above; (ii) $25.9 million to repay the Company's existing notes payable, including prepayment penalties of $1.6 million; (iii) $16.9 million of required escrow of first year interest on the Notes; (iv) $7.2 million of fees and expenses relating to the Offering and the acquisitions; and (v) $13.5 million for working capital and general corporate purposes, including future acquisitions the Company may pursue.

    The Company has agreed to file a registration statement relating to an exchange offer pursuant to which another series of notes of the Company, containing substantially the same terms as the Notes, would be offered in exchange for the Notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To the Stockholder of London Bridge Resort, Inc.:

    We have audited the accompanying balance sheets of London Bridge Resort, Inc. (a Delaware S-corporation) as of December 31, 1997 and 1996, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of London Bridge Resort, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

Philadelphia, Pennsylvania,

    May 22, 1998

                           LONDON BRIDGE RESORT, INC.

                                 BALANCE SHEETS

                                                          DECEMBER     DECEMBER
                                                             31,          31,
                                                            1997         1996
                                                         -----------  -----------
                        ASSETS
Cash and cash equivalents..............................  $   211,672  $       540
Cash in escrow.........................................       25,713       55,615
Mortgages receivable, net of allowance of $374,863 and
  $711,754 as of December 31, 1997 and 1996
  respectively.........................................   26,182,690   20,531,163
Inventory..............................................    5,494,335    9,259,476
Property and equipment, net............................    7,833,116    7,676,233
Deferred financing costs, net..........................      521,374      561,978
Other assets...........................................      126,031       82,023
                                                                                           -
                                                         -----------  -----------
      Total assets.....................................  $40,394,931  $38,167,028
                                                                                           -
                                                                                           -
                                                         -----------  -----------
                                                         -----------  -----------
         LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable.......................................  $   763,272  $   636,569
Accrued expenses.......................................      276,661      293,337
Due to Homeowners Association..........................       56,408       59,288
Advance deposits.......................................       25,713       55,615
Notes payable..........................................   29,881,807   29,308,249
                                                                                           -
                                                         -----------  -----------
      Total liabilities................................   31,003,861   30,353,058
                                                                                           -
                                                         -----------  -----------
Commitments and contingencies (Note 9)

Stockholder's Equity:
  Common Stock ($100 par value, 1,000 shares
    authorized, 100 shares outstanding)................       10,000       10,000
  Additional paid-in capital...........................   10,211,860   10,211,860
  Accumulated deficit..................................     (830,790)  (2,407,890)
                                                                                           -
                                                         -----------  -----------
      Total stockholder's equity.......................    9,391,070    7,813,970
                                                                                           -
                                                         -----------  -----------
      Total liabilities and stockholder's equity.......  $40,394,931  $38,167,028
                                                                                           -
                                                                                           -
                                                         -----------  -----------
                                                         -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           LONDON BRIDGE RESORT, INC.

                              STATEMENTS OF INCOME

                                                            FOR THE YEAR ENDED DECEMBER 31
                                                         -------------------------------------
                                                            1997         1996         1995
                                                         -----------  -----------  -----------
Revenue:
    Sales of vacation ownership interests..............  $15,540,895  $10,032,151  $ 8,289,785
    Resort operations..................................    5,650,046    5,532,699    5,029,222
    Interest income....................................    3,007,348    1,207,977      703,813
                                                         -----------  -----------  -----------
                                                          24,198,289   16,772,827   14,022,820
                                                         -----------  -----------  -----------
Costs and expenses:
    Cost of sales of vacation ownership interests......    4,535,563    3,429,831    3,153,516
    Resort operations..................................    3,648,887    4,028,285    4,103,109
    Selling and marketing costs........................    6,081,677    4,029,674    3,451,965
    General and administrative.........................    1,681,332    1,493,036    1,322,263
    Provision for doubtful accounts....................      721,685      467,599      473,539
    Depreciation and amortization......................      504,379      618,114      643,941
    Financing and closing costs........................      454,594      324,780      460,242
    Interest expense...................................    2,963,633    1,873,101      894,464
                                                         -----------  -----------  -----------
                                                          20,591,750   16,264,420   14,503,039
                                                         -----------  -----------  -----------
Income (loss) before extraordinary item................    3,606,539      508,407     (480,219)
Extraordinary gain on settlement of debt (Note 7)......      --           --         5,077,456
                                                         -----------  -----------  -----------
Net income.............................................  $ 3,606,539  $   508,407  $ 4,597,237
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           LONDON BRIDGE RESORT, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                      ADDITIONAL       RETAINED         TOTAL
                                                           COMMON       PAID-IN        EARNINGS     STOCKHOLDER'S
                                                            STOCK       CAPITAL       (DEFICIT)        EQUITY
                                                          ---------  -------------  --------------  -------------
BALANCE, JANUARY 1, 1995................................  $  --      $    --        $    5,315,998  $   5,315,998
  Distributions.........................................     --           --            (1,150,664)    (1,150,664)
  Net income............................................     --           --             4,597,237      4,597,237
                                                          ---------  -------------  --------------  -------------
BALANCE, DECEMBER 31, 1995..............................     --           --             8,762,571      8,762,571
  Corporate formation of London Bridge Resort, Inc. and
    liquidation of Queens Bay Joint Venture.............     10,000     10,211,860     (10,221,860)      --
  Distributions.........................................     --           --            (1,457,008)    (1,457,008)
  Net income............................................     --           --               508,407        508,407
                                                          ---------  -------------  --------------  -------------
BALANCE, DECEMBER 31, 1996..............................     10,000     10,211,860      (2,407,890)     7,813,970
  Distributions.........................................     --           --            (2,029,439)    (2,029,439)
  Net income............................................     --           --             3,606,539      3,606,539
                                                          ---------  -------------  --------------  -------------
BALANCE, DECEMBER 31, 1997..............................  $  10,000  $  10,211,860  $     (830,790) $   9,391,070
                                                          ---------  -------------  --------------  -------------
                                                          ---------  -------------  --------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           LONDON BRIDGE RESORT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1997           1996            1995
                                                                    --------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  $    3,606,539  $     508,407  $    4,597,237
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities--
    Depreciation and amortization.................................         504,379        618,114         643,941
    Amortization of financing fees................................         138,604        126,988          72,881
    Provision for doubtful accounts...............................         721,685        467,599         473,539
    Extraordinary gain on settlement of debt......................        --             --            (5,077,456)
    Change in assets and liabilities--
      Mortgages receivable........................................      (6,373,212)      (222,968)     (6,323,252)
      Inventory...................................................       3,765,141      2,772,352       2,588,253
      Cash in escrow..............................................          29,902         (5,021)        (20,812)
      Other assets................................................         (44,008)        18,606          54,667
      Accounts payable............................................         126,700        153,859         114,513
      Accrued expenses............................................         (16,676)       100,487         244,015
      Due to Association..........................................          (2,880)         8,694        --
      Advance deposits............................................         (29,902)        55,615          (9,585)
                                                                    --------------  -------------  --------------
        Net cash provided by (used in) operating activities.......       2,426,272      4,602,732      (2,642,059)
                                                                    --------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............................        (661,262)      (555,273)       (980,326)
                                                                    --------------  -------------  --------------
        Net cash used in investing activities.....................        (661,262)      (555,273)       (980,326)
                                                                    --------------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................................      12,442,169      2,745,497      15,845,186
  Payments on notes payable.......................................     (11,868,608)    (5,352,327)    (10,769,873)
  Payment of deferred financing costs.............................         (98,000)       (31,794)       (396,250)
  Distributions...................................................      (2,029,439)    (1,457,008)     (1,150,664)
                                                                    --------------  -------------  --------------
        Net cash provided by (used in) financing activities.......      (1,553,878)    (4,095,632)      3,528,399
                                                                    --------------  -------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............         211,132        (48,173)        (93,986)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......................             540         48,713         142,699
                                                                    --------------  -------------  --------------
CASH AND CASH EQUIVALENTS, END OF YEAR............................  $      211,672  $         540  $       48,713
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------

        The accompanying notes are an integral part of these statements.

                           LONDON BRIDGE RESORT, INC.

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

    Interest paid was $2,856,003, $1,815,292 and $942,567 for the years ended December 31, 1997, 1996 and 1995, respectively.
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During the year ended December 31, 1996, the Company adopted a corporate structure and liquidated its previous joint venture form. Common stock of $10,000 and additional paid-in capital of $10,211,860 was issued in exchange for the net assets of the joint venture.

    During the year ended December 31, 1996, the Company acquired the beneficial interests in certain installment contracts and mortgages receivable previously sold by the former joint venture, in exchange for the assumption of certain hypothecation notes payable, in the amount of $13,134,847.

                           LONDON BRIDGE RESORT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

1. NATURE OF BUSINESS:

    London Bridge Resort, Inc. (the Company) is a Delaware S-corporation formed for the purpose of acquiring, developing, marketing and selling vacation ownership interests in certain units of the London Bridge Resort, located in Lake Havasu City, Arizona. The Company generates revenues from the sale and financing of vacation ownership interests in its resort, which entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity (Vacation Ownership Interests). The Company also generates revenue from the transient rentals of resort accommodations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS AND CASH IN ESCROW

    Cash and cash equivalents consist of cash and all highly liquid investments purchased with an original maturity of three months or less. Funds received from purchasers which are held during the statutory rescission period, or until all conditions are met for the sales transaction to be recognized and title conveyed, are maintained in escrow accounts and are reflected as restricted cash.

MORTGAGES RECEIVABLE

    Mortgages receivable reflect the amounts due from Vacation Ownership Interest purchasers who have accepted purchase money mortgage financing. The obligations are evidenced by promissory notes and mortgages which are then recorded in the State of Arizona. The majority of these installment contracts and mortgages receivable collateralize certain debt obligations of the Company. The purchase money mortgages generally mature over terms which approximate 84 months, with interest rates ranging from 9.9 percent to 16.9 percent, per annum. The mortgages may be prepaid at any time, without penalty.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The Company provides for estimated future losses related to uncollectible receivables currently included in its installment contracts and mortgages receivable portfolio. The provision is based upon management's estimate of losses which may result because of cancellation of the related purchase money mortgage contract.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of 5 to 7 years. Buildings are amortized over an estimated useful life of 39 years.

DEFERRED FINANCING COSTS

    Financing and loan origination fees incurred in connection with obtaining certain acquisition and development funding have been capitalized and are being amortized over the life of the respective loans.

INCOME TAXES

    No federal or state income taxes are payable by the Company, and none have been provided for in the accompanying financial statements. The sole stockholder is to include the Company's profits and losses in his tax returns.

                           LONDON BRIDGE RESORT, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
SALES RECOGNITION AND SELLING POLICIES

    The Vacation Ownership Interest purchaser has the right to rescind or cancel their purchase contract within seven calendar days from contract execution, and is entitled to a full refund of deposit. All funds received by the Company are held in escrow, by an independent agent, until the expiration of the rescission period and title is conveyed to the purchaser. Sales, which are principally made through installment contracts, are not recognized until the Company has received at least 10 percent of the total purchase price, the statutory rescission period has elapsed, and certificates of occupancy in the underlying units have been issued. Prior to sales recognition, all payments received are accounted for as advance deposits. Closing costs collected from the purchaser are used to offset a portion of the closing costs incurred by the Company.

COST OF SALES AND INVENTORY

    Cost of sales is computed by dividing the total project acquisition and conversion costs associated with the Vacation Ownership Interests by the number of interests to be sold, based upon fifty-one weeks of availability per individual unit. Inventory, including all development costs, contents and improvements, and capitalized interest is stated at cost, which is not more than net realizable value. Interests transferred back to the Company attributable to forfeiture, legal foreclosure, or reconveyance of a deed-in-lieu of legal foreclosure, is returned to inventory at the original amount expensed as the cost of sale. Marketing, advertising, commissions, and other selling costs are expensed as incurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTGAGES RECEIVABLE:

    The Company provides financing to its customers, which is collateralized by their Vacation Ownership Interest. The mortgages receivable generally bear interest at a rate between 9.9% and 16.9%, which remain fixed over the term of the loan, which typically approximates seven years. The mortgages receivable may be prepaid at any time without penalty. The weighted average rate of interest on outstanding mortgages receivable is 14.5%, 14.3%, and 14.2% as of December 31, 1997, 1996, and 1995.

    As of December 31, 1997, approximately 3.8% of the Company's consumer loans were considered by the Company to be delinquent (scheduled payment past due 60 or more days).

                           LONDON BRIDGE RESORT, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

3. MORTGAGES RECEIVABLE: (CONTINUED)
    The following schedule reflects the scheduled principal maturities of mortgages receivables:

1998..............................................  $ 4,194,079
1999..............................................    4,099,806
2000..............................................    4,195,450
2001..............................................    4,089,514
2002..............................................    3,584,562
Thereafter........................................    6,394,142
                                                    -----------
Total principal maturities of mortgages
receivable........................................   26,557,553
Less allowance for doubtful accounts..............      374,863
                                                    -----------
Net principal maturities of mortgages
receivable........................................  $26,182,690
                                                    -----------
                                                    -----------

    The activity in the mortgages receivable allowance for doubtful accounts for 1997 and 1996 is as follows:

                                                                        1997          1996
                                                                    -------------  -----------
Balance, beginning of period......................................  $     711,754  $   692,514
Provision for doubtful accounts...................................        721,685      467,600
Charge-offs.......................................................     (1,058,576)    (448,360)
                                                                    -------------  -----------
Balance, end of period............................................  $     374,863  $   711,754
                                                                    -------------  -----------
                                                                    -------------  -----------

4. INVENTORY:

    Inventory and accumulated cost of Vacation Ownership Interests consist of the following as of December 31, 1997 and 1996:

                                                                     1997            1996
                                                                --------------  --------------
Land..........................................................  $    2,479,430  $    2,479,430
Development costs.............................................      24,946,160      24,226,747
                                                                --------------  --------------
                                                                    27,425,590      26,706,177
Less: accumulated Vacation Ownership Interest cost of sales...     (19,666,789)    (15,224,077)
Less: resort property valuation allowance.....................      (2,264,466)     (2,222,624)
                                                                --------------  --------------
                                                                $    5,494,335  $    9,259,476
                                                                --------------  --------------
                                                                --------------  --------------

                           LONDON BRIDGE RESORT, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

5. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following as of December 31, 1997 and 1996:

                                                                       1997           1996
                                                                   -------------  ------------
Land.............................................................  $   2,913,029  $  2,909,304
Building and improvements........................................      7,085,148     7,004,721
Furniture, fixtures and equipment................................      1,131,919       772,187
                                                                   -------------  ------------
                                                                      11,130,096    10,686,212
Less--Accumulated depreciation...................................      3,296,980     3,009,979
                                                                   -------------  ------------
                                                                   $   7,833,116  $  7,676,233
                                                                   -------------  ------------
                                                                   -------------  ------------

6. DEFERRED FINANCING COSTS:

    Deferred financing costs consist of the following as of December 31, 1997 and 1996:

                                                                           1997        1996
                                                                        ----------  ----------
Deferred financing costs..............................................  $  885,524  $  787,524
Less-Accumulated amortization.........................................     364,150     225,546
                                                                        ----------  ----------
                                                                        $  521,374  $  561,978
                                                                        ----------  ----------
                                                                        ----------  ----------

                           LONDON BRIDGE RESORT, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

7. NOTES PAYABLE:

    Notes payable consist of the following as of December 31, 1997 and 1996:

                                                                     1997           1996
                                                                 -------------  -------------
Revolving line of credit not to exceed $23 million in the
  aggregate (limited by eligible collateral), with interest
  payable monthly at prime plus 2.5% (11.0% and 10.75% at
  December 31, 1997 and 1996, respectively), payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month but not less than the accrued interest, with any
  remaining principal due seven years after the date of the
  last advance related to mortgages receivable, collateralized by specific mortgages receivable.............................  $  19,445,949  $  13,828,009
Revolving line of credit not to exceed $7.5 million in the
  aggregate (limited by eligible collateral), with interest
  payable monthly at prime plus 2.5% (11.0% and 10.75% at
  December 31, 1997 and 1996, respectively), payable in monthly installments of principal and interest equal to 100% of all proceeds of the receivables collateral collected during the month but not less than the accrued interest, with any
  remaining principal due September 2000, collateralized by
  specific mortgages receivable................................      2,433,333      4,230,333
Construction loan payable not to exceed $9.5 million, with
  interest payable at prime plus 2.75% (11.25% and 11.0% at
  December 31, 1997 and 1996, respectively), principal payable with a portion (24%) of the proceeds received on the sale of
  Vacation Ownership Interests, collateralized by assets and
  unsold Vacation Ownership Interests due October 1999.........      3,593,197      7,071,365
Equipment loan payable not to exceed $336,297, with interest payable at a fixed rate of 12.75%, payable in 48 equal
  monthly installments of principal and interest,
  collateralized by furniture and equipment, due December
  1999.........................................................        182,380        265,997
Equipment loan payable with interest payable at a fixed rate of
  13.05%, payable in 48 equal monthly installments of principal and interest, collateralized by furniture and equipment, due
  April 2000...................................................        314,403       --
Other note payable.............................................      3,912,545      3,912,545
                                                                 -------------  -------------
Total notes payable............................................  $  29,881,807  $  29,308,249
                                                                 -------------  -------------
                                                                 -------------  -------------

                           LONDON BRIDGE RESORT, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

7. NOTES PAYABLE: (CONTINUED)
    In 1995, the Company refinanced a mortgage notes payable with an outstanding balance of $12,675,995 with a lender. The Company accounted for this debt restructuring in accordance with Statement of Financial Accounting Standards No. 15, "Accounting for Debtors and Creditors for Troubled Debt Restructurings." As a result, an extraordinary gain on debt forgiveness of $5,077,456 for the year ended December 31, 1996 was recorded in the accompanying financial statements.

8. RELATED PARTY TRANSACTIONS:

    In October 1990, the Company obtained a nonrecourse line of credit not to exceed $3,412,545 from American Realty Group Inc., an affliate of the sole stockholder, all of which remains outstanding as of December 31, 1997. The loan is collateralized by an assignment of a second mortgage on the Company's property. This loan is subordinate to the claims of the Company's construction and equipment loans and shall not become payable until these notes have been paid in full. Interest accrued at a rate of 8.5% per annum up to a maximum amount of $500,000. Upon reaching $500,000 in 1995, the note became noninterest bearing and the accrued liability was capitalized into the loan's principal. During 1997, no interest was accrued under the terms of this note. The balance on this note was $3,912,545 as of December 31, 1997 and 1996.

9. COMMITMENTS AND CONTINGENCIES:

    The Company leases commercial real estate to various retail operators, for the operation of a shopping mall, under various lease agreements that expire through September 2002. Future minimum rental income expected to be recognized from noncancelable operating leases on a straight-line basis as of December 31, 1997, is as follows:

    Year ending December 31

1998...........................................................  $  424,607
1999...........................................................     350,316
2000...........................................................     200,448
2001...........................................................      65,164
2002...........................................................      24,600
                                                                 ----------
Total future minimum rentals...................................  $1,065,135
                                                                 ----------
                                                                 ----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To the Partners of Daytona Beach Regency, Ltd.:

    We have audited the accompanying balance sheets of Daytona Beach Regency, Ltd. (a Florida limited partnership) as of December 31, 1997 and 1996, and the related statements of income, partners' equity (deficit) and cash flows for the year ended December 31, 1997 and for the period from inception (April 8, 1996) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daytona Beach Regency, Ltd. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1997 and for the period from inception (April 8, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

Philadelphia, Pennsylvania,
  May 22, 1998

                          DAYTONA BEACH REGENCY, LTD.

                                 BALANCE SHEETS

                                                     DECEMBER     DECEMBER
                                                     31, 1997     31, 1996
                                                    -----------  -----------
                      ASSETS
Cash and cash equivalents.........................  $    36,397  $   26,595
Cash in escrow....................................       27,429      83,488
Mortgages receivable, net of allowance of $375,198
  and $24,457 at December 31, 1997 and 1996,
  respectively....................................   10,965,160     464,685
Inventory.........................................    2,468,217   3,481,611
Property and equipment, net.......................    2,138,272     753,031
Deferred financing costs, net.....................      155,785      51,786
Other assets......................................      101,973       5,646
                                                    -----------  -----------
      Total assets................................  $15,893,233  $4,866,842
                                                    -----------  -----------
                                                    -----------  -----------
    LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Accounts payable..................................  $   220,432  $   83,357
Accrued expenses..................................      244,074     121,385
Advance deposits..................................       27,429      83,488
Notes payable.....................................   13,008,907   4,700,433
                                                    -----------  -----------
      Total liabilities...........................   13,500,842   4,988,663
                                                    -----------  -----------
Commitments and contingencies                           --           --

Partners' equity (deficit)........................    2,392,391    (121,821 )
                                                    -----------  -----------
      Total liabilities and partners' equity
        (deficit).................................  $15,893,233  $4,866,842
                                                    -----------  -----------
                                                    -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                          DAYTONA BEACH REGENCY, LTD.

                              STATEMENTS OF INCOME

                                                                   FOR THE
                                                                 PERIOD FROM
                                                      FOR THE     INCEPTION
                                                    YEAR ENDED    (APRIL 8,
                                                     DECEMBER     1996) TO
                                                        31,       DECEMBER
                                                       1997       31, 1996
                                                    -----------  -----------
Revenue:
    Sales of vacation ownership interests.........  $14,562,666  $  551,376
    Resort operations.............................    1,001,506     541,730
    Interest income...............................      528,227      --
                                                    -----------  -----------
                                                     16,092,399   1,093,106
                                                    -----------  -----------
Costs and expenses:
    Cost of sales of vacation ownership
      interests...................................    2,801,298     114,022
    Resort operations.............................      950,172     775,571
    Selling and marketing costs...................    5,492,070     277,028
    General and administrative....................      904,082     520,979
    Provision for doubtful accounts...............      669,782      24,457
    Depreciation and amortization.................      266,951     180,790
    Financing and closing costs...................      413,679      --
    Interest expense..............................      784,430     269,810
                                                    -----------  -----------
                                                     12,282,464   2,162,657
                                                    -----------  -----------
Net income (loss).................................  $ 3,809,935  $(1,069,551)
                                                    -----------  -----------
                                                    -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                          DAYTONA BEACH REGENCY, LTD.

               STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

              FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD
              FROM INCEPTION (APRIL 8, 1996) TO DECEMBER 31, 1996

                                                                      LIMITED PARTNERS
                                               GENERAL     ---------------------------------------
                                               PARTNER                           CLASS B
                                             ------------    CLASS A    --------------------------
                                               RESORTS     -----------    RESORTS       REGENCY
                                             MANAGEMENT,    DONALD F.   INVESTMENT,     RESORTS,
                                                 INC.         LEWIS         INC.          INC.          TOTAL
                                             ------------  -----------  ------------  ------------  -------------
BALANCE,
  APRIL 8, 1996............................   $    9,478   $   132,682  $    521,251  $    284,319  $     947,730
  Net loss.................................      (10,696)     (149,737)     (588,253)     (320,865)    (1,069,551)
                                             ------------  -----------  ------------  ------------  -------------
BALANCE,
  DECEMBER 31, 1996........................   $   (1,218)  $   (17,055) $    (67,002) $    (36,546) $    (121,821)
  Distributions............................      (12,269)     (222,183)     (693,198)     (368,073)    (1,295,723)
  Net income...............................       38,099       533,391     2,095,464     1,142,981      3,809,935
                                             ------------  -----------  ------------  ------------  -------------
BALANCE,
  DECEMBER 31, 1997........................   $   24,612   $   294,153  $  1,335,264  $    738,362  $   2,392,391
                                             ------------  -----------  ------------  ------------  -------------
                                             ------------  -----------  ------------  ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                          DAYTONA BEACH REGENCY, LTD.

                            STATEMENT OF CASH FLOWS

                                                    FOR THE YEAR    FOR THE PERIOD
                                                       ENDED        FROM INCEPTION
                                                    DECEMBER 31,  (APRIL 8, 1996) TO
                                                        1997      DECEMBER 31, 1996
                                                    ------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $  3,809,935     $(1,069,551)
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities-
    Depreciation and amortization.................       266,951         180,790
    Amortization of financing fees................        35,001           6,214
    Provision for doubtful accounts...............       669,782          24,457
    Change in assets and liabilities--
      Cash in escrow..............................        56,059         (83,488)
      Mortgages receivable........................   (11,170,257)       (489,142)
      Inventory...................................     1,013,394      (3,481,611)
      Other assets................................       (96,327)         (5,646)
      Accounts payable............................       137,075          83,357
      Accrued expenses............................       122,689         121,385
      Advance deposits............................       (56,059)         83,488
                                                    ------------  ------------------
        Net cash used in operating activities.....    (5,211,757)     (4,629,747)
                                                    ------------  ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............    (1,652,192)       (933,821)
                                                    ------------  ------------------
        Net cash used in investing activities.....    (1,652,192)       (933,821)
                                                    ------------  ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................    12,404,823       4,820,646
  Payments on notes payable.......................    (4,096,349)       (120,213)
  Payment of deferred financing costs.............      (139,000)        (58,000)
  Distributions...................................    (1,295,723)       --
  Contributions...................................       --              947,730
                                                    ------------  ------------------
        Net cash provided by financing
          activities..............................     6,873,751       5,590,163
                                                    ------------  ------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........         9,802          26,595
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......        26,595        --
                                                    ------------  ------------------
CASH AND CASH EQUIVALENTS, END OF YEAR............  $     36,397     $    26,595
                                                    ------------  ------------------
                                                    ------------  ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
  Interest paid...................................  $    979,994     $   238,814
                                                    ------------  ------------------
                                                    ------------  ------------------

   The accompanying notes are an integral part of these financial statements.

                          DAYTONA BEACH REGENCY, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. NATURE OF BUSINESS:

    Daytona Beach Regency, Ltd. (the Partnership) is a Florida limited partnership formed for the purpose of acquiring, developing, marketing and selling vacation ownership interests in certain units of the Daytona Beach Regency, located in Daytona Beach, Florida. The Partnership generates revenues from the sale and financing of vacation ownership interests in its resort, which entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year, in perpetuity (Vacation Ownership Interests). The Partnership also generates revenue from the transient rentals of resort accommodations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS CASH IN ESCROW

    Cash and cash equivalents consist of cash and all highly liquid investments purchased with an original maturity of three months or less. Funds received from purchasers which are held during the statutory rescission period, or until all conditions are met for the sales transaction to be recognized and title conveyed, are maintained in escrow accounts and are reflected as restricted cash.

MORTGAGES RECEIVABLE

    Mortgages receivable reflect the amounts due from Vacation Ownership Interest purchasers who have accepted purchase money mortgage financing. The obligations are evidenced by promissory notes and mortgages which are then recorded in the State of Florida. The majority of these installment contracts and mortgages receivable collateralize certain debt obligations of the Partnership. The purchase money mortgages generally mature over terms which approximate 84 months, with interest rates ranging from 9.9 percent to 16.9 percent, per annum. The mortgages may be prepaid at any time, without penalty.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The Partnership provides for estimated future losses related to uncollectible receivables currently included in its installment contracts and mortgages receivable portfolio. The provision is estimated based upon management's estimate of losses which may result because of cancellation of the related purchase money mortgage contract.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of 5 to 7 years. Buildings are amortized over the estimated useful life of 39 years.

DEFERRED FINANCING COSTS

    Financing and loan origination fees incurred in connection with obtaining certain acquisition and development funding have been capitalized and are being amortized over the life of the of the respective loans.

                          DAYTONA BEACH REGENCY, LTD.

                           DECEMBER 31, 1997 AND 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    No federal or state income taxes are payable by the Partnership, and none have been provided for in the accompanying financial statements. The partners are to include their respective share of the Partnership's profits or losses in their tax returns. The Partnership's tax returns and the amount of allocable Partnership profits and losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to Partnership profits or losses, the tax liability of the partners would be changed accordingly.

SALES RECOGNITION AND SELLING POLICIES

    The Vacation Ownership Interest purchaser has the right to rescind or cancel their purchase contract within 10 calendar days from contract execution, and is entitled to a full refund of deposit. All funds received by the Partnership are held in escrow, by an independent agent, until the expiration of the rescission period and title is conveyed to the purchaser. Sales, which are principally made through installment contracts, are not recognized until the Partnership has received at least 10 percent of the total purchase price, the statutory rescission period has elapsed, and certificates of occupancy in the underlying units have been issued. Prior to sales recognition, all payments received are accounted for as advance deposits. Closing costs collected from the purchaser are used to offset a portion of the closing costs incurred by the Partnership.

COST OF SALES AND INVENTORY

    Cost of sales is computed by dividing the total project acquisition and conversion costs associated with the Vacation Ownership Interests by the number of interests to be sold, based upon fifty-one weeks of availability per individual unit. Inventory, including all development costs, contents and improvements, and capitalized interest is stated at cost, which is not more than net realizable value. Interests transferred back to the Partnership attributable to forfeiture, legal foreclosure, or reconveyance of a deed-in-lieu of legal foreclosure, is returned to inventory at the original amount expensed as the cost of sale. Marketing, advertising, commissions, and other selling costs are expensed as incurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTGAGES RECEIVABLE:

    The Partnership provides financing to its customers which is collateralized by their Vacation Ownership Interest. The mortgages receivable generally bear interest at a rate between 9.9% and 16.9% which remain fixed over the term of the loan, which typically approximates seven years. The mortgages receivable may be prepaid at any time without penalty. The weighted average rate of interest on outstanding mortgages receivable is 16.1% and 16.3% as of December 31, 1997 and 1996, respectively.

                          DAYTONA BEACH REGENCY, LTD.

                           DECEMBER 31, 1997 AND 1996

3. MORTGAGES RECEIVABLE: (CONTINUED)
    As of December 31, 1997, approximately 4.7% of the Partnership's consumer loans were considered by the Partnership to be delinquent (scheduled payment past due 60 or more days).

    The following schedule reflects the scheduled principal maturities of mortgages receivables:

1998..............................................  $ 1,266,539
1999..............................................    1,161,758
2000..............................................    1,350,417
2001..............................................    1,535,005
2002..............................................    1,762,925
Thereafter........................................    4,263,714
                                                    -----------
Total principal maturities of mortgages
  receivable......................................   11,340,358
Less allowance for doubtful accounts..............      375,198
                                                    -----------
Net principal maturities of mortgages
  receivable......................................  $10,965,160
                                                    -----------
                                                    -----------

    The activity in the mortgages receivable allowance for doubtful accounts for 1997 and 1996 is as follows:

                                                                          1997          1996
                                                                      -------------  ----------
Balance, beginning of period........................................  $      24,457  $   --
Provision for doubtful accounts.....................................        669,782      24,457
Charge-offs.........................................................       (319,041)     --
                                                                      -------------  ----------
Balance, end of period..............................................  $     375,198  $   24,457
                                                                      -------------  ----------
                                                                      -------------  ----------

4. INVENTORY:

    Inventory and accumulated cost of Vacation Ownership Interests consist of the following as of December 31, 1997 and 1996:

                                                       1997        1996
                                                    ----------  ----------
Development costs.................................  $5,546,214  $3,653,381
Less: accumulated Vacation Ownership Interests
  cost of sales...................................  (2,749,180)   (108,226)
Less: resort property valuation allowance.........    (328,817)    (63,544)
                                                    ----------  ----------
                                                    $2,468,217  $3,481,611
                                                    ----------  ----------
                                                    ----------  ----------

                          DAYTONA BEACH REGENCY, LTD.

                           DECEMBER 31, 1997 AND 1996

5. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following as of December 31, 1997 and 1996:

                                                       1997        1996
                                                    ----------  ----------
Building and improvements.........................  $1,721,201  $  876,074
Furniture, fixtures and equipment.................     672,470      --
                                                    ----------  ----------
                                                     2,393,671     876,074
Less- Accumulated depreciation....................     255,399     123,043
                                                    ----------  ----------
                                                    $2,138,272  $  753,031
                                                    ----------  ----------
                                                    ----------  ----------

6. DEFERRED FINANCING COSTS:

    Deferred financing costs consist of the following as of December 31, 1997 and 1996:

                                                                            1997       1996
                                                                         ----------  ---------
Deferred financing costs...............................................  $  197,000  $  58,000
Less- Accumulated amortization.........................................      41,215      6,214
                                                                         ----------  ---------
                                                                         $  155,785  $  51,786
                                                                         ----------  ---------
                                                                         ----------  ---------

7. NOTES PAYABLE:

    Notes payable consist of the following as of December 31, 1997 and 1996:

                                                            1997         1996
                                                         -----------  -----------
Revolving line of credit not to exceed $15 million in
  the aggregate (limited by eligible collateral), with
  interest payable monthly at LIBOR plus 5.5% (11.22%
  and 11.0% at December 31, 1997 and 1996,
  respectively), payable in monthly installments of
  principal and interest equal to 100% of all proceeds
  of the receivables collateral collected during the
  month but not less than the accrued interest, with
  any remaining principal due October 2004,
  collateralized by specific mortgages receivable......   $8,360,703     $422,659
Construction loan payable not to exceed $3.9 million,
  with interest payable at LIBOR plus 6% (11.72 % and
  11.5% at December 31, 1997 and 1996, respectively),
  principal payable with a portion (24%) of the
  proceeds received on the sale of Vacation Ownership
  Interests, collateralized by assets and unsold
  Vacation Ownership Interests, due April 2000.........    2,605,453    1,175,822
Acquisition loan payable not to exceed $3.15 million,
  with interest payable at LIBOR plus 6% (11.72% and
  11.5% at December 31, 1997 and 1996, respectively),
  principal payable with a portion of received on the
  sale of Vacation Ownership Interests, collateralized
  by assets and unsold Vacation Ownership Interests,
  due April 2000.......................................    2,042,751    3,101,952
                                                         -----------  -----------
Total notes payable....................................  $13,008,907   $4,700,433
                                                         -----------  -----------
                                                         -----------  -----------

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION
WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE SUCH DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        ---------
Available Information.................        iii
Prospectus Summary....................          1
Risk Factors..........................         18
Use of Proceeds.......................         29
Capitalization........................         30
Selected Financial Data...............         31
Management's Discussion and Analysis
  of Results of Operations and
  Financial Condition.................         32
Business..............................         39
Management............................         52
Principal Members.....................         54
Certain Relationships and Related
  Transactions........................         54
Description of Other Indebtedness.....         55
The Exchange Offer....................         56
Description of Notes..................         66
Material United States Federal Tax
  Consequences........................         97
Plan of Distribution..................        102
Legal Matters.........................        103
Experts...............................        103
Index to Financial Statements.........        F-1

                            ------------------------


    UNTIL FEBRUARY 10, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR ORIGINAL NOTES HELD FOR THEIR OWN ACCOUNT.


                                     [LOGO]

                               EPIC RESORTS, LLC

                               EPIC CAPITAL CORP.

  OFFER TO EXCHANGE UP TO $130,000,000 13% SENIOR SECURED REDEEMABLE NOTES DUE 2005, SERIES B OF EPIC RESORTS, LLC AND EPIC CAPITAL CORP., WHICH HAVE BEEN
 REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING 13%
               SENIOR SECURED REDEEMABLE NOTES DUE 2005, SERIES A

                                ---------------
                                   PROSPECTUS
                                ---------------

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